FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-177354-05

UBS Investment Bank	Barclays Capital

January 25, 2013

Free Writing Prospectus

UBS-Barclays Commercial Mortgage Trust 2013-C5,
Commercial Mortgage Pass-Through Certificates,
Series 2013-C5

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS: Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The securities offered by these materials are being offered when, as and if issued.  You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted, may be removed or replaced and that similar or different mortgage loans may be added to the pool or may not be funded, and that one or more classes of the offered certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the offered certificates will first be made.  You are advised that offered certificates may not be issued that have the characteristics described in these materials.  An underwriter’s obligation to sell the offered certificates to you is conditioned on the mortgage loans and offered certificates having the characteristics described in these materials.  If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase.

The information in this Free Writing Prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in any prior similar materials relating to the offered certificates.  The information in this document may be amended or supplemented prior to the time of your contractual commitment to purchase any of the offered certificates.  This Free Writing Prospectus is being delivered to you solely to provide you with information about the offered certificates and to solicit an offer to purchase the offered certificates, when, as and if issued.  Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the offered certificates, until the underwriters have accepted your offer to purchase those certificates.  Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

The information contained in this Free Writing Prospectus may not pertain to any securities that will actually be sold.  The information contained in this Free Writing Prospectus may be based on assumptions regarding market conditions and other matters as reflected in this Free Writing Prospectus.  We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Free Writing Prospectus should not be relied upon for such purposes.  We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Free Writing Prospectus may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Free Writing Prospectus or derivatives thereof (including options).  Neither UBS Securities LLC nor Barclays Capital Inc. provides accounting, tax or legal advice.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$240,000,000 46.7% 3.05x 11.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor(1):	Westfield America, Inc.		Collateral:	Fee Simple / Leasehold
	Santa Anita Shoppingtown LP;		Location:	Arcadia, CA
Borrower:	Santa Anita Borrower LLC		Year Built / Renovated:	1974 / 2009
Original Balance(2):	$240,000,000		Total Sq. Ft.:	1,472,167
Cut-off Date Balance:	$240,000,000		Property Management:	Westfield Property Management LLC
% by Initial UPB:	TBD		Underwritten NOI:	$33,692,403
Interest Rate:	3.6545%		Underwritten NCF:	$32,155,660
Payment Date:	1st of each month		Appraised Value:	$610,000,000
First Payment Date:	March 1, 2013		Appraisal Date:	November 19, 2012
Maturity Date:	February 1, 2023
Amortization:	None		Historical NOI
Additional Debt(2):	$45,000,000 pari passu debt		Most Recent NOI:	$30,091,336 (T-12 August 31, 2012)
Call Protection:	L(24), D(89) or YM1(89), O(7)		2nd Most Recent NOI:	$29,660,341 (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing		3rd Most Recent NOI:	$27,615,750 (December 31, 2010)
			4th Most Recent NOI:	$27,750,813 (December 31, 2009)
Reserves(3)			5th Most Recent NOI:	$26,220,711 (December 31, 2008)
	Initial	Monthly
			Historical Occupancy(5)
Taxes:	$0	Springing	Most Recent Occupancy:	97.0% (December 31, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	90.0% (December 31, 2011)
Replacement:	$0	Springing	3rd Most Recent Occupancy:	93.4% (December 31, 2010)
TI/LC:	$0	Springing	4th Most Recent Occupancy:	89.9% (December 31, 2009)
			5th Most Recent Occupancy:	97.2% (December 31, 2008)
Financial Information(4)
Cut-off Date Balance / Sq. Ft.:		$194	Historical Annual Rent Per Sq. Ft. (6)
Balloon Balance / Sq. Ft.:		$194	Most Recent Rent Per Sq. Ft.:	$30.82 (T-12 August 31, 2012)
Cut-off Date LTV:		46.7%	2nd Most Recent Rent Per Sq. Ft.:	$30.48 (December 31, 2011)
Balloon LTV:		46.7%	3rd Most Recent Rent Per Sq. Ft.:	$28.80 (December 31, 2010)
Underwritten NOI DSCR:		3.19x	4th Most Recent Rent Per Sq. Ft.:	$29.32 (December 31, 2009)
Underwritten NCF DSCR:		3.05x	5th Most Recent Rent Per Sq. Ft.:	$29.75 (December 31, 2008)
Underwritten NOI Debt Yield:		11.8%	(1)	The Sponsor is also the sponsor of the mortgage loan in the pool known as Valencia Town Center, which has an original principal balance of $195,000,000.
Underwritten NCF Debt Yield:		11.3%
			(2)
The Santa Anita Mall Mortgage Loan is part of the Santa Anita Mall Loan Combination, totaling $285.0 million, which was bifurcated into four pari passu loan components (Notes A-1-A, A-1-B, A-2-A and A-2-B). The Santa Anita Mall Loan is evidenced by Notes A-1-A and A-2-A with an aggregate original principal balance of $240,000,000 and will be contributed to the UBS-BB 2013-C5 Trust. The related pari passu Notes A-1-B and A-2-B (with an aggregate original principal balance of $45,000,000) are expected to be contributed to a future securitization.

			(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(4)
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the Santa Anita Mall Loan Combination. For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate interest payments on the Santa Anita Mall Loan Combination. The Santa Anita Mall Property is comprised of  a total of 1,472,167 sq. ft. including anchors JC Penney, Macy’s, and Nordstrom, which are subject to ground leases.

			(5)	Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, inclusive of ground lease anchor space.
			(6)
Historical Annual Rent Per Sq. Ft. shown in the table above is based on historical operating statements provided by the Borrower and is calculated based on 956,343 sq. ft., which excludes the ground lease anchor tenants (515,824 sq. ft.).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$240,000,000 46.7% 3.05x 11.8%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of Owned U/W Base Rent(3)(4)	Lease Expiration	2012 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Ground Lease Anchor Tenants
JC Penney	B/Caa1/B-	191,240	13.0%	NAP	NAP	10/20/2062	$32,282	$169	NAP
Macy’s	BBB/Baa3/BBB	188,200	12.8	NAP	NAP	10/20/2099	$48,963	$260	NAP
Nordstrom(7)	A-/Baa1/A-	136,384	9.3	NAP	NAP	2/28/2014	$72,107	$529	NAP
Subtotal / Wtd. Avg.		515,824	35.0%				$153,352	$297	NAP

Major In-Line Tenants
XXI Forever(8)	NR/NR/NR	117,817	8.0%	$16.98	6.2%	1/31/2028	NAV	NAV	NAV
Dave & Busters(9)	NR/B3/B-	49,913	3.4	$20.62	3.2%	9/30/2019	$9,547	$191	10.8%
Sports Chalet(10)	NR/NR/NR	42,241	2.9	$26.82	3.5%	1/31/2015	$8,020	$190	14.1%
Gold’s Gym	NR/NR/NR	34,821	2.4	$21.44	2.3%	3/31/2028	NAV	NAV	NAV
Urban Home	NR/NR/NR	23,982	1.6	$24.00	1.8%	1/31/2023	NAV	NAV	NAV
Old Navy	BBB-/Baa3/BB+	23,712	1.6	$22.06	1.6%	7/31/2015	$4,902	$207	12.3%
H&M	NR/NR/NR	20,727	1.4	$27.59	1.8%	1/31/2017	$6,937	$335	11.2%
Victoria’s Secret	BB+/Ba1/BB+	12,782	0.9	$37.00	1.5%	1/31/2018	$6,926	$542	11.3%
Subtotal / Wtd. Avg.		325,995	22.1%	$21.63	21.9%		$39,564	$243	11.9%

Theater Tenants
American Multi-Cinema(11)(12)	B-/B2/B	73,938	5.0%	$31.84	7.3%	9/30/2019	$16,313	$1,019,563	15.4%
Subtotal / Wtd. Avg.		73,938	5.0%	$31.84	7.3%		$16,313	$1,019,563	15.4%

Other(13)(14)	Various	511,637	34.8	$44.56	70.8%	Various	$180,267	$399	17.7%
Vacant	NAP	44,773	3.0	NAP	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(15)		1,472,167	100.0%	$35.33	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total mall sq. ft. of 1,472,167, inclusive of ground lease anchor tenants.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through December 31, 2013 as well as percentage in lieu rent that was calculated based on 2012 Total Sales.
(4)	% of Owned U/W Base Rent is based on total occupied underwritten base rent and excludes ground lease anchor tenants as well as any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2012 Total Sales.
(6)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 2012 Total Sales and contractual rent steps through December 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2012, all divided by the 2012 Total Sales.

(7)	Nordstrom has eight, ten-year extension options.
(8)	XXI Forever has one, five-year extension option.
(9)	Dave & Busters has three, five-year extension options.
(10)	Sports Chalet has three, five-year extension options.
(11)	American Multi-Cinema Sales Per Sq. Ft. is calculated on a per-screen (16-screens) basis.
(12)	American Multi-Cinema has three, five-year and one, four and one half year extension options.
(13)	Other 2012 Total Sales include only inline tenants less than or equal to 10,000 sq. ft..
(14)
Other tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 10,000 sq. ft. that reported 2012 Total Sales, 2011 sales and 2010 sales (excluding food court tenants, kiosks, ATM, temp tenants and other non-mall-shop tenants).

(15)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 911,570, which excludes ground lease anchor tenants totaling 515,824 sq. ft. as well as any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$240,000,000 46.7% 3.05x 11.8%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.(1)(2)	% of Total Sq. Ft. Expiring(2)	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual Base Rent Per Sq. Ft.(3)(4)	% Base Rent Rolling(3)(4)	Cumulative % of Base Rent(3)(4)
MTM	4	175	0.0%	175	0.0%	$351.39	0.2%	0.2%
2013	32	64,429	6.7	64,604	6.8%	$30.63	6.2	6.4%
2014	41	77,757	8.1	142,361	14.9%	$50.39	12.3	18.7%
2015	38	127,765	13.4	270,126	28.2%	$36.57	14.6	33.3%
2016	28	49,964	5.2	320,090	33.5%	$44.46	7.0	40.3%
2017	27	70,224	7.3	390,314	40.8%	$44.47	9.8	50.0%
2018	13	47,408	5.0	437,722	45.8%	$35.25	5.2	55.3%
2019	26	208,838	21.8	646,560	67.6%	$35.08	23.0	78.2%
2020	16	41,575	4.3	688,135	72.0%	$45.93	6.0	84.2%
2021	4	11,254	1.2	699,389	73.1%	$41.28	1.5	85.7%
2022	5	9,675	1.0	709,064	74.1%	$37.71	1.1	86.8%
2023	4	32,293	3.4	741,357	77.5%	$26.08	2.6	89.5%
Thereafter	6	170,213	17.8	911,570	95.3%	$19.75	10.5	100.0%
Vacant	NAP	44,773	4.7	956,343	100.0%	NAP	NAP
Total / Wtd. Avg.	244	956,343	100.0%			$35.01	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Total Expiring Sq. Ft. and % of Total Sq. Ft. Expiring do not include ground lease anchor tenants.
(3)
Annual Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of Base Rent include contractual rent steps through December 31, 2013 and exclude ground lease anchor tenants totaling 515,824 sq. ft.

(4)
Annual Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of Base Rent are based on the occupied base rent and occupied sq. ft., and exclude ground lease anchor tenants totaling 515,824 sq. ft. as well as any gross up of vacant space.

The Loan.    The Santa Anita Mall loan combination (the “Santa Anita Mall Loan Combination”) is a $285.0 million ($194 per sq. ft.) fixed rate loan secured by the borrower’s fee simple interest and leasehold interest in a 1,472,167 sq. ft. super regional mall located at 400 South Baldwin Avenue in Arcadia, California (the “Santa Anita Mall Property”).  The Santa Anita Mall Property includes anchors JC Penney, Macy’s and Nordstrom, which are subject to ground leases, and major tenants XXI Forever, AMC Movie Theater (16 screens), Dave & Busters, Sport Chalet, Gold’s Gym, Urban Home, Old Navy, H&M, and Victoria’s Secret.  The Santa Anita Mall Loan combination has a ten year term, is interest-only and accrues interest at a fixed rate equal to 3.6545%.  The Santa Anita Mall Loan Combination consists of four pari passu notes (Notes A-1-A and A-2-A in the aggregate original amount of $240.0 million and Notes A-1-B and A-2-B in the aggregate original amount of $45.0 million). The Santa Anita Mall Notes A-1-A and A-2-A (the “Santa Anita Mall Loan”), but not the related pari passu Notes A-1-B and A-2-B, will be contributed to the UBS-BB 2013-C5 Trust.

The Santa Anita Mall Loan Combination proceeds were used to refinance existing debt of approximately $154.0 million, pay closing costs and fees of approximately $485,916 and return equity to the sponsor of approximately $130.0 million.  Based on the appraised value of $610.0 million as of November 19, 2012, the cut-off date LTV is 46.7%.

The Borrower / Sponsor.    The borrowers, Santa Anita Shoppingtown LP, a single purpose Delaware limited partnership and Santa Anita Borrower LLC, a Delaware limited liability company (collectively, the “Borrowers”) are structured to be bankruptcy-remote with at least two independent directors in their respective organizational structures. The sponsor of the Borrower and the non-recourse carveout guarantor is Westfield America, Inc. (“Sponsor”).  The Sponsor is a real estate investment trust (“REIT”) with interests in 55 shopping centers made up of 50 super-regional shopping centers, four regional shopping centers and one power center in markets such as northern California, Chicago, southern Florida, Los Angeles, New Jersey, New York, San Diego and suburban Washington, D.C.  The Sponsor’s U.S. shopping center portfolio encompasses approximately 63 million sq. ft. of retail space within 12 states, which it leases to nearly 9,000 specialty retailers.  Within the State of California, Westfield America, Inc. has interests in 24 properties, including the Santa Anita Mall Property.  The Sponsor is also the non-recourse carveout guarantor under the mortgage loan in the pool known as Valencia Town Center Mall, which has a cut-off date balance of $195.0 million. The Canadian Pension Plan Investment Board owns approximately 40.4% of the Borrower and are permitted to control.

The Property.   The Santa Anita Mall Property consists of an enclosed, two and three-level super regional mall located at 400 South Baldwin Avenue in Arcadia, California, approximately one mile south of Interstate 210, five miles west of Interstate 605 and 19 miles northeast of Los Angeles.  Anchors at the Santa Anita Mall Property include JC Penney, Macy’s and Nordstrom, which are subject to long term ground leases and major tenants include XXI Forever, AMC Movie Theater, Dave & Busters, Sport Chalet, Gold’s Gym, Urban Home, Old Navy, H&M, and Victoria’s Secret.  Mall shop space consists of approximately 235 stores totaling 511,637 sq. ft. inclusive of the food court and kiosks. The Santa Anita Mall Property was 97.0% occupied as of the rent roll dated December 31, 2012.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$240,000,000 46.7% 3.05x 11.8%

The Santa Anita Mall Property generates $398.4 million in gross sales, including comp in line sales per sq. ft. of $399 and occupancy cost of 17.7%.

The Santa Anita Mall Property was built in 1974 and was renovated in 2009.  In November 2012, the Sponsor completed a $35.7 million development plan to convert a vacant Robinsons-May box with a 117,817 sq. ft. three-level XXI Forever store (in occupancy since November 2012) and a 34,821 sq. ft. Gold’s Gym (expected to open February 2013).  In May 2009, the Promenade opened, adding 115,000 sq. ft. of new open-air retail space to the Santa Anita Mall Property. This $120.0 million expansion introduced 30 new shops and restaurants, landscaped courtyards, walkways, and fountains. The Promenade features new two-level subterranean parking for easy access to the 30 new stores and restaurants.  A renovation of the center court in the existing center was also completed as part of the 2009 renovation. The Santa Anita Mall Property has structured, subterranean, and surface parking for a total of 6,800 spaces (4.62 spaces per 1,000 sq. ft. of total GLA).

The Santa Anita Mall Property is located at the intersection of S. Baldwin Avenue and W. Huntington Drive, approximately seven miles east of the Pasadena Central Business District (“CBD”) and approximately 19 miles northeast of the Los Angeles CBD and approximately 35 miles northeast of the Los Angles International Airport. Interstate 210 is the primary east/west commercial corridor in the area and is located approximately one mile north of the Santa Anita Mall Property.  Interstate 605 is a primary north/south commercial corridor, providing direct access to Long Beach and the shores of California, and is located approximately five miles to the east of the Santa Anita Mall Property.    According to a market research report, the Santa Anita Mall Property’s trade area is projected to include 6,098,173 people (within a 20 mile radius as of 2013) with an average household income of $69,721.  Approximately 23.6% of the population within a 10-mile radius of the Santa Anita Mall Property has an average estimated household income of $100,000 or more.

The chart below details the Santa Anita Mall Property’s tenancy by general type.

Santa Anita Mall Tenant Type Summary
Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	2012 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (ground leased)	515,824	35.0%	NAP	NAP	50.4	$297	NAP

Major In-Line > 10,000 sq. ft. – Comp	149,375	10.1	$24.97	11.6	4.2	$243	11.9%
Major In-Line > 10,000 sq. ft. – Non-Comp	176,620	12.0	$18.81	10.3	14.3	NAP	NAP
Theater(4)	73,938	5.0	$31.84	7.3	6.6	$1,019,563	15.4%
In-Line ≤ 10,000 sq. ft. – Comp	348,938	23.7	$42.02	45.5	3.8	$399	17.7%
In-Line ≤ 10,000 sq. ft. – Non-Comp	135,963	9.2	$29.17	12.3	5.0	NAV	NAV
Food Court	9,640	0.7	$173.97	5.2	2.9	$1,057	19.7%
ATM/Kiosk/Other	11,096	0.8	$219.09	7.5	4.5	$804	33.2%
Outparcel	6,000	0.4	$10.14	0.2	5.4	NAV	NAV
Vacant	44,773	3.0	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(5)	1,472,167	100.0%	$35.33	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through December 31, 2013 and percentage in lieu of rent that was calculated based on 2012 Total Sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes ground lease anchor tenants as well as any gross up of vacant space.
(3)
Occupancy Cost % is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 2012 Total Sales and contractual rent steps through December 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2012, all divided by the 2012 Total Sales.

(4)	Tenant’s 2012 Sales Per Sq. Ft. is calculated on a per-screen (16-screens) basis.
(5)
Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes ground lease anchor tenants (515,824 sq. ft.) as well as any gross up of vacant space.

The Market.  The Santa Anita Mall Property is located in Arcadia, California, within close proximity to Interstate 210 on South Baldwin Avenue, approximately 7 miles east of the Pasadena CBD.  Interstate 210 is a major east/west corridor, which provides direct access to Pasadena to the west and forms a portion of the Foothill Freeway, connecting Los Angeles with its northern suburbs.  South Baldwin Avenue, which forms the western boundary of the Santa Anita Mall Property and serves as a commercial corridor within the neighborhood intersects with Interstate 210 approximately 1.0 mile north of the Santa Anita Mall Property.  Secondary access to the area is provided by Huntington Drive, an east/west thoroughfare.  The Santa Anita Mall Property has frontage on Huntington Drive which provides ingress/egress.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$240,000,000 46.7% 3.05x 11.8%

The area surrounding the Santa Anita Mall Property consists of a mix of commercial and residential properties. The Santa Anita Mall Property is adjacent to Santa Anita Park to the north, a thoroughbred racetrack situated on 320 acres with a grandstand that seats 26,000 guests and an infield that can accommodate 50,000 guests. The appraisal estimates that the park experiences 3,000 weekly visitors and about 10,000 visitors on the weekends. To the east of the Santa Anita Mall Property is the Methodist Hospital on West Huntington Drive, which supports several medical office buildings in the immediate area. West and south of the Santa Anita Mall Property is primarily residential use with a mix of single family and multi-family properties.

The Santa Anita Mall Property is located in Arcadia, Los Angeles County, California within the Los Angeles Statistical Metropolitan Area (“SMA”).  With an estimated 2013 population of approximately 13.1 million, the Los Angeles SMA is the 2nd largest metropolitan area in the U.S., behind the New York SMA.  The Los Angeles / Long Beach port complex is ranked number one in the United States in trade activity, and number three in the world (behind only Hong Kong and Singapore).  The Los Angeles economy remains one of the nation’s largest economic engines, relying on a number of diverse industries such as fashion, biomedical technology, high-tech manufacturing, entertainment, and shipping.  According to the appraisal, the Santa Anita Mall Property’s trade area within a 5-, 10- and 20-mile radii also experienced positive annual population growth between 2000 and 2012 at 0.2%, 0.1%, and 0.1%, respectively. Through 2017, the populations within 5-, 10- and 20-mile radii are expected to grow to 438,416, 1,527,928 and 6,069,486, respectively, which represent growth rates of 0.2%, 0.1%, and 0.1%, respectively.

Average estimated household income for 2013 within a 5-, 10- and 20-mile radius is $87,575, $77,767 and $69,721, respectively, compared to the State of California average of $83,188.  Approximately 23.6% of the population within a 10-mile radius of the Santa Anita Mall Property has an average estimated household income of $100,000 or more.

The chart below details the Santa Anita Mall Property’s competitive set.

Competitive Property Summary(1)
Property	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Santa Anita Mall Property	1974 / 2009	1,472,167	JC Penney, Macy’s, Nordstrom	97.0%	Subject
Paseo Colorado	2001	556,271	Macy’s, ArcLight Cinemas, DSW, Gelson’s, Equinox Health & Fitness	81.0%	7.5
Shops at Montebello	1985 / 2010	758,504	Macy’s, Macy’s Home, JC Penney, Forever 21	95.0%	9.0
Westfield West Covina	1975 / 2012	1,033,372	Macy’s, JC Penney, Sears, Best Buy, 21 Forever, Nordstrom Rack	NAV	12.9
Glendale Galleria	1976 / 1997	1,300,500	Nordstrom, Macy’s, JC Penney, Target, Bloomingdales (in 2013)	100.0%	15.0
Eastland Center	1957 / 2011	806,331	Target, Burlington Coat Factory, Bed Bath & Beyond, Dick’s Sporting Goods	100.0%	15.0
Puente Hills	1974 / 2007	1,103,834	AMC 20, Burlington Coat Factory, Forever 21, Macy’s	89.0%	22.0
(1)	Source: Appraisal
(2)	Based on total mall GLA including anchors subject to long term ground leases.

The Santa Anita Mall Property is the dominant mall in its trade area due to its above average access and exposure at the intersection of Huntington Drive and South Baldwin Avenue, just to the south of interstate 210.  Huntington Drive and South Baldwin Avenue have reported traffic counts of over 70,000 vehicles per day.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$240,000,000 46.7% 3.05x 11.8%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	T-12 8/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$27,890,185	$27,383,490	$28,965,286	$29,254,466	$30,949,848	$32.36
Percentage Rent(3)	153,464	161,338	187,285	222,117	293,242	0.31
Rent Steps(4)	0	0	0	0	960,369	1.00
Value of Vacant Space(5)	0	0	0	0	1,824,058	1.91
Gross Potential Rent	$28,043,649	$27,544,828	$29,152,571	$29,476,583	$34,027,517	$35.58
Total Recoveries	12,074,121	13,306,393	13,435,658	14,384,465	16,924,503	17.70
Total Other Income(6)	2,843,740	2,817,091	3,237,787	3,038,718	2,923,626	3.06
Less: Vacancy	(328,516)	(392,529)	(130,448)	(240,961)	(3,098,746)	(6.1%)
Effective Gross Income	$42,632,994	$43,275,783	$45,695,568	$46,658,805	$50,776,900	$53.09
Total Operating Expenses	14,882,181	15,660,033	16,035,227	16,567,469	17,084,497	17.86
Net Operating Income	$27,750,813	$27,615,750	$29,660,341	$30,091,336	$33,692,403	$35.23
TI/LC	0	0	0	0	1,345,475	1.41
Capital Expenditures	0	0	0	0	191,269	0.20
Net Cash Flow	$27,750,813	$27,615,750	$29,660,341	$30,091,336	$32,155,660	$33.62
(1)	U/W Per Sq. Ft. based on total mall sq. ft. of 956,343, excluding ground lease anchor tenants.
(2)	U/W Base Rent is based on the rent roll dated December 31, 2012.
(3)	U/W Percentage Rent is based on breakpoints and % per the rent roll dated December 31, 2012 and 2012 Total Sales.
(4)	U/W Rent Steps includes contractual rent increases through December 31, 2013.
(5)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated December 31, 2012, at average in-place rent for each tenant space type.
(6)	Total Other Income includes specialty leases and storage income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2010	2011	2012
JC Penney	$178	$184	$169
Macy’s	$239	$252	$260
Nordstrom	$509	$522	$529
(1)	Based on historical sales statements provided by the Borrower.

Property Management.    The Santa Anita Mall Property is managed by Westfield Property Management LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Santa Anita Mall Loan Combination is structured with a hard lockbox and springing cash management.  All excess cash is required to be swept into a lender controlled account upon the occurrence of an event of default by the Borrowers (a “Cash Sweep Event”).

Initial Reserves.    None.

Ongoing Reserves.    At any time during which the debt service coverage ratio is less than 1.20x, calculated based on the previous 12 month period and tested on the first day of each calendar quarter, or a Cash Sweep Event, the Santa Anita Mall Loan Combination documents will require monthly deposits of (i) $354,123 into a tax reserve account, (ii) $70,174 into an insurance reserve account, (iii) $15,939 into a capital expenditure/replacement reserve account, and (iv) $113,414 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None Permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

400 South Baldwin Avenue Arcadia, CA 91007	Collateral Asset Summary Santa Anita Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$240,000,000 46.7% 3.05x 11.8%

SAN GABRIEL MTS.
Hahamongna Watershed Park
Altadena
Eaton Canyon Park
Saint Luke Medical Center
PASADENA
Victory Park
Brookside Park
Rose Bowl
Hastings Village
Foothill Fwy
Foothill Blvd.
Monrovia
Memorial Park
One Colorado
Paseo Colorado
Pasadena City College
Sierra Madre Villa
Los Angeles County Arboretum
Santa Anita Park and Racetrack
Arcadia County Park
California Institute of Technology
Huntington Memorial Hospital
East Pasadena
Methodist Hospital of Southern California
Huntington Library and Botanical Gardens
Arcadia
Downtown Los Angeles 6 miles
San Marino
East San Gabriel
LOS ANGELES COUNTY
Santa Anita Mall
400 South Baldwin Avenue
Arcadia, CA 91007
South Pasadena
San Gabriel
San Gabriel Valley Medical Center
Irwindale Speedway
Alhambra
Alhambra Medical Ctr.
Temple City
LOS ANGELES
Almansor Park
El Monte Airport
EL MONTE
El Monte
San Bernardino Fwy
METROLINK SAN BERNARDINO LINE
Cal State University Los Angeles
Garfield Medical Ctr.
Rosemead
CAL STATE-LA
Monterey Park
East Los Angeles Comm. College
Whittier Narrows Recr. Area
Pomona Fwy
San Gabriel River Fwy
The Shops at Montebello
METRORAIL
East LA Civic Center
METROLINK RIVERSIDE LINE
EAST LOS ANGELES
Montebello
Pico Rivera
Pico Rivera Bicentennial Park
Hacienda Heights
GLENDALE
Altadena
ANGELES NATIONAL FOREST
SAN GABRIEL MTS.
PASADENA
Monrovia
Azusa
Arcadia
Temple City
San Gabriel
Baldwin Park
Covina
Alhambra
El Monte
LOS ANGELES
East Los Angeles
Monterey Park
West Covina
La Puente
Montebello
Huntington Park
Pico Rivera
Hacienda Heights
Whittier
Rowland Heights
Florence
South Gate
Downey

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor(1):	Westfield America, Inc.		Collateral:	Fee Simple / Leasehold
Borrower:	Valencia Town Center Venture, L.P.		Location:	Valencia, CA
Original Balance:	$195,000,000		Year Built / Renovated:	1992, 1998 / 2010
Cut-off Date Balance:	$195,000,000		Total Sq. Ft.:	1,106,145
% by Initial UPB:	TBD		Property Management:	Westfield Property Management LLC
Interest Rate:	3.6335%		Underwritten NOI:	$22,912,500
Payment Date:	1st of each month		Underwritten NCF:	$21,783,776
First Payment Date:	February 1, 2013		Appraised Value:	$398,000,000
Maturity Date:	January 1, 2023		Appraisal Date:	November 5, 2012
Amortization:	None
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(88) or YM1(88), O(7)		Most Recent NOI:	$20,390,977 (T-12 September 30, 2012)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$19,110,146 (December 31, 2011)
			3rd Most Recent NOI:	$16,654,149 (December 31, 2010)
Reserves(2)			4th Most Recent NOI:	$15,484,611 (December 31, 2009)
	Initial	Monthly	5th Most Recent NOI:	$15,860,754 (December 31, 2008)
Taxes:	$0	Springing
Insurance:	$0	Springing	Historical Occupancy(3)
Replacement:	$0	Springing	Most Recent Occupancy:	96.7% (December 31, 2012)
TI/LC:	$0	Springing	2nd Most Recent Occupancy:	87.2% (December 31, 2011)
			3rd Most Recent Occupancy:	86.5% (December 31, 2010)
Financial Information			4th Most Recent Occupancy:	96.7% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.:		$176	5th Most Recent Occupancy:	97.5% (December 31, 2008)
Balloon Balance / Sq. Ft.:		$176
Cut-off Date LTV:		49.0%	Historical Annual Rent Per Sq. Ft.(4)
Balloon LTV:		49.0%	Most Recent Rent Per Sq. Ft.:	$30.15 (T-12 September 30, 2012)
Underwritten NOI DSCR:		3.19x	2nd Most Recent Rent Per Sq. Ft.:	$28.19 (December 31, 2011)
Underwritten NCF DSCR:		3.03x	3rd Most Recent Rent Per Sq. Ft.:	$24.43 (December 31, 2010)
Underwritten NOI Debt Yield:		11.7%	4th Most Recent Rent Per Sq. Ft.:	$31.22 (December 31, 2009)
Underwritten NCF Debt Yield:		11.2%	5th Most Recent Rent Per Sq. Ft.:	$31.31 (December 31, 2008)

(1)   The Sponsor is also the sponsor of the mortgage loan in the pool known as Santa Anita Mall, which has an original principal balance of $240,000,000.
(2)    See “Initial Reserves” and “Ongoing Reserves” herein.
(3)  Historical Occupancy shown in the table above is based on historical occupancy percentages provided by the Borrower, inclusive of ground lease anchor tenants. 4th Most Recent Occupancy and 5th Most Recent Occupancy are based upon total mall space of 928,448 sq. ft.  The Shops at the Patio (177,697 sq. ft.) was added to the Valencia Town Center Property in 2010.
(4)   Historical Annual Rent Per Sq. Ft. is calculated based on 657,837, sq. ft., excluding the ground lease anchor tenants (448,308 sq. ft.).  4th Most Recent Rent Per Sq. Ft. and 5th Most Recent Rent Per Sq. Ft. are based upon total mall space of 480,140 sq. ft.  The Shops at the Patio (177,697 sq. ft.) was added to the Valencia Town Center Property in 2010. 4th Most Recent Occupancy, 4th Most Recent Rent Per Sq. Ft., 5th Most Recent Occupancy, and 5th Most Recent Rent Per Sq. Ft. are based upon a total of 928,448 sq. ft.  The Shops at the Patio (177,697 sq. ft.) was added to the Valencia Town Center Property in 2010.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of Owned U/W Base Rent(3)(4)	Lease Expiration	2012 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Ground Lease Anchor Tenants
Macy's	BBB/Baa3/BBB	195,887	17.7%	NAP	NAP	9/26/2016	$53,991	$276	NAP
JC Penney	B/Caa1/B-	130,096	11.8	NAP	NAP	9/30/2022	$18,941	$146	NAP
Sears	CCC/B3/CCC+	122,325	11.1	NAP	NAP	9/10/2045	$19,778	$162	NAP
Subtotal / Wtd. Avg.		448,308	40.5%				$92,710	$207	NAP

Major In-Line Tenants
Walmart(7)	AA/Aa2/AA	29,761	2.7%	$13.27	1.8%	5/31/2023	NAV	NAV	NAV
Gold's Gym(8)	NR/NR/NR	29,116	2.6	$23.75	3.2%	11/30/2027	NAV	NAV	NAV
The Gap(9)	BBB-/Baa3/BB+	13,532	1.2	$31.00	1.9%	1/31/2014	$3,660	$270	25.3%
Pottery Barn	NR/NR/NR	10,196	0.9	$12.75	0.6%	1/31/2017	$3,222	$316	4.1%
Subtotal / Wtd. Avg.		82,605	7.5%	$19.80	7.6%		NAV	NAV	NAV

Theater Tenants
Edwards Theaters(10)(11)	NR/NR/NR	68,781	6.2%	$24.28	7.8%	5/31/2019	$12,164	$1,013,667	20.0%
Subtotal / Wtd. Avg.		68,781	6.2%	$24.28	7.8%		$12,164	$1,013,667	20.0%

Other(12)	Various	469,952	42.5%	$38.81	84.7%	Various	$188,104	$492	13.8%
Vacant	NAP	36,499	3.3	NAP	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(13)		1,106,145	100.0%	$34.68	100.0%		NAP	NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total mall sq. ft. of 1,106,145, inclusive of ground lease anchor tenants.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through December 31, 2013 as well as percentage in lieu rent that was calculated based on 2012 Total Sales.
(4)	% of Owned U/W Base Rent is based on total occupied underwritten base rent and excludes ground lease anchor tenants as well as any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on 2012 Total Sales.
(6)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 2012 Total Sales and contractual rent steps through December 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2012, all divided by the 2012 Total Sales.

(7)
Walmart executed a lease dated January 25, 2012 for suite 2390 with total square footage of 29,761 for a 10-year term. The Walmart lease is in front of the town of Valencia for planning approval.  Until planning approval has been obtained, the Walmart cannot take occupancy and will not begin paying rent.  See “Principal Guaranty” herein.

(8)	Gold’s Gym has one, five-year extension option.
(9)	The Gap has one, four-year extension option.
(10)	Edwards Theaters Sales Per Sq. Ft. is calculated on a per-screen (12-screens) basis.
(11)	Edwards Theaters has two, five-year extension options.
(12)
Other tenant Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 10,000 sq. ft. that reported 2012 Total Sales, 2011 sales and 2010 sales (excluding food court tenants, kiosks, ATM, temp tenants, and other non-mall-shop tenants).

(13)	Wtd Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied sq. ft. of 621,338 and excludes ground lease anchor tenants (448,308 sq. ft.) as well as any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.(2)	% of Total Sq. Ft. Expiring(2)	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual Base Rent Per Sq. Ft.(3)(4)	% Base Rent Rolling(3)(4)	Cumulative % of Base Rent(3)(4)
MTM	2	2,393	0.4%	2,393	0.4%	$53.07	0.6%	0.6%
2013	35	70,520	10.7	72,913	11.1%	$28.55	9.5	10.1%
2014	31	89,223	13.6	162,136	24.6%	$32.16	13.5	23.6%
2015	23	60,358	9.2	222,494	33.8%	$31.12	8.9	32.5%
2016	25	50,481	7.7	272,975	41.5%	$39.16	9.3	41.8%
2017	16	31,688	4.8	304,663	46.3%	$36.56	5.5	47.3%
2018	9	11,177	1.7	315,840	48.0%	$52.26	2.8	50.0%
2019	13	100,976	15.3	416,816	63.4%	$32.28	15.4	65.4%
2020	10	22,326	3.4	439,142	66.8%	$50.83	5.4	70.7%
2021	26	66,349	10.1	505,491	76.8%	$38.55	12.1	82.8%
2022	12	28,884	4.4	534,375	81.2%	$48.97	6.7	89.5%
2023	6	40,268	6.1	574,643	87.4%	$22.89	4.3	93.8%
Thereafter	5	46,695	7.1	621,338	94.5%	$28.04	6.2	100.0%
Vacant	NAP	36,499	5.5	657,837	100.0%	NAP	NAP
Total/Wtd. Avg.	214	657,837	100.0%			$34.13	100.0%
(1)
Certain tenants may have early termination options that may become exercisable prior to the stated lease expiration date in the subject lease. Such early termination dates are not considered in this chart.

(2)	Total Expiring Sq. Ft. and % of Total Sq. Ft. Expiring do not include ground lease anchor tenants (448,308 sq. ft.).
(3)	Annual Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of Base Rent include contractual rent steps through December 31, 2013.
(4)	Annual Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of Base Rent are based on the occupied base rent and occupied sq. ft., and exclude any gross up of vacant space.

The Loan.    The Valencia Town Center loan (the “Valencia Town Center Loan”) is a $195.0 million ($176 per sq. ft.) fixed rate loan secured by the borrower’s fee simple interest and leasehold interest in a 1,106,145 sq. ft. super regional mall located at 24201 Valencia Boulevard in Valencia, California (the “Valencia Town Center Property”).  The Valencia Town Center Property includes anchors Macy’s, JC Penney and Sears, which are subject to ground leases, and major tenants Edwards Theaters (12 screens), Walmart, Gold’s Gym, The Gap, and Pottery Barn.  The Valencia Town Center Loan has a ten year term, is interest-only and accrues interest at a fixed rate equal to 3.6335%.

The Valencia Town Center Loan proceeds, along with a borrower equity contribution of approximately $7.9 million, were used to refinance existing debt of approximately $202.3 million and pay closing costs and fees of approximately $442,870.  Based on the appraised value of $398.0 million as of November 5, 2012, the cut-off date LTV is 49.0%.

The Borrower / Sponsor.    The borrower, Valencia Town Center Venture, L.P. (the “Borrower”), is a single purpose Delaware limited partnership structured to be a bankruptcy-remote entity, with at least two independent directors in its organizational structure. The sponsor of the Borrower and the non-recourse carveout guarantor is Westfield America, Inc. (“Sponsor”).  The Borrower consists of a 50/50 joint venture between the Sponsor and Teachers Insurance and Annuity Association of America (“TIAA”) and are permitted to control.  The Sponsor is a real estate investment trust (“REIT”) with interests in 55 shopping centers made up of 50 super-regional shopping centers, four regional shopping centers and one power center in markets such as northern California, Chicago, southern Florida, Los Angeles, New Jersey, New York, San Diego and suburban Washington, D.C.  The Sponsor’s U.S. shopping center portfolio encompasses approximately 63 million sq. ft. of retail space within 12 states, which it leases to nearly 9,000 specialty retailers.  Within the State of California, the Sponsor has interests in 24 properties, including the Valencia Town Center Property.  The Sponsor is also the non-recourse carveout guarantor under the mortgage loan in the pool known as Santa Anita Mall, which has a cut-off date balance of $240,000,000.

The Property.   The Valencia Town Center Property is a super regional mall consisting of eight, one- and two-story multi-tenant buildings located at 24201 Valencia Boulevard approximately, one mile east of Interstate 5, four miles northwest of Route 14 and 34 miles northwest of downtown Los Angeles, California.  There are five distinct areas of the Valencia Town Center Property, including the main enclosed component, the Shops at the Patio component, the Town Center component, the Valencia South component and the Valencia North component. With the exception of the original enclosed component, the remainder of the components are outdoor shopping areas.   Anchors at the Valencia Town Center Property include Macy’s, JC Penney and Sears, which are subject to ground leases, and major tenants include Edwards Theaters, Walmart, Gold’s Gym, The Gap, and Pottery Barn.  Mall shop space consists of approximately 200 stores totaling 456,926 sq. ft. inclusive of the food court and kiosks. The Valencia Town Center Property was 96.7% leased as of the rent roll dated December 31, 2012.  The Valencia Town Center Property generates $301.0 million in gross sales including comp in line sales per sq. ft. of $492 and occupancy cost of 13.8%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

The Valencia Town Center Property was built in 1992 and renovated in 2010. The Borrower’s cost basis in the Valencia Town Center Property was reported to be approximately $517.8 million as of December, 2012. The most recent renovation in 2010 consisted of a $131.2 million redevelopment, adding a new lifestyle precinct called the Shops at the Patio to the Valencia Town Center Property. The Shops at the Patio consists of 177,697 sq. ft. of outdoor retail space, featuring over 40 new open-air shops, including fashionable boutiques, restaurants, a coffeehouse, a wine bar and a bakery.  Major tenants at the Shops at the Patio include BCBG MAXAZRIA, Chico’s, Michael Kors, Sephora, Swarovski and Williams-Sonoma.

The Valencia Town Center Property is located at the intersection of McBean Parkway and Magic Mountain Parkway, approximately two miles north of the City of Santa Clarita and 34 miles northwest of the Los Angeles Central Business District (“CBD”) and approximately 40 miles north of the Los Angeles International Airport. Magic Mountain Parkway forms the northern boundary of the Valencia Town Center Property and is the primary commercial corridor within the neighborhood. Primary access to the area is provided by Interstate 5, which intersects Magic Mountain Parkway approximately 1.3 miles west of the Valencia Town Center Property.  Interstate 5 is the primary north/south commercial corridor in the area and provides direct access to Los Angeles to the southeast.  Interstate 5 extends the length of California, from the Oregon border to the north to San Diego to the south.

The chart below details the Valencia Town Center Property’s tenancy by general type.

Valencia Town Center Mall Tenant Type Summary

Tenant Type	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	2012 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (ground leased)	448,308	40.5%	NAP	NAP	13.3	$207	NAP

Major In-Line > 10,000 sq. ft. – Comp	23,728	2.1	$23.16	2.6%	2.3	$290	15.3%
Major In-Line > 10,000 sq. ft. – Non-Comp	58,877	5.3	$18.45	5.0	12.5	NAV	NAV
Theater Tenant(4)	68,781	6.2	$24.28	7.8	6.3	$1,013,667	20.0%
In-Line ≤ 10,000 sq. ft. – Comp	271,658	24.6	$39.02	49.2	3.1	$492	13.8%
In-Line ≤ 10,000 sq. ft. – Non-Comp	171,050	15.5	$32.16	25.5	6.1	NAV	NAV
Food Court	10,187	0.9	$92.57	4.4	5.6	$941	21.6%
ATM/Kiosk/Other	17,057	1.5	$70.10	5.5	6.3	$726	12.6%
Vacant	36,499	3.3	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(5)	1,106,145	100.0%	$34.68	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through December 31, 2013 and percentage in lieu rent that was calculated based on 2012 Total Sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost % is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on 2012 Total Sales and contractual rent steps through December 31, 2013 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated December 31, 2012, all divided by the 2012 Total Sales.

(4)	Tenant’s 2012 Sales Per Sq. Ft. is calculated on a per-screen (12-screens) basis.
(5)
Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes ground lease anchor tenants (448,308 sq. ft.) as well as any gross up of vacant space.

The Market.  The Valencia Town Center Property is located in Valencia, California, and is within the Los Angeles-Long Beach-Santa Ana, CA Metropolitan Statistical Area (“Los Angeles MSA”).  With an estimated 2013 population of approximately 13.1 million, the Los Angeles SMA is the 2nd largest metropolitan area in the U.S., behind the New York SMA.  The Los Angeles / Long Beach port complex is ranked number one in the United States in trade activity, and number three in the world (behind only Hong Kong and Singapore).  The Los Angeles economy remains one of the nation’s largest economic engines, relying on a number of diverse industries such as fashion, biomedical technology, high-tech manufacturing, entertainment, and shipping.  According to a market research report, the Valencia Town Center Property’s trade area is projected to include 1,891,055 people (within a 20 mile radius as of 2013) with an average household income of $87,432.  Approximately 40.9% of the population within a 10-mile radius of the Valencia Town Center Property has an average estimated household income of $100,000 or more.

The Valencia Town Center Property is located in Valencia, California, within close proximity to Interstate 5 on Valencia Boulevard, approximately 2 miles north of the City of Santa Clarita.  Interstate 5 and Valencia Boulevard are the primary roadways providing access to the CBD and Valencia Town Center Property.  Interstate 5 is a major north/south corridor, which provides direct access to Los Angeles to the southeast.  The Valencia Town Center Property is located between Valencia Boulevard, Magic Mountain Parkway and McBean Parkway.  Magic Mountain Parkway forms the northern boundary of the Valencia Town Center Property and is the primary commercial corridor within the neighborhood.  Valencia Boulevard, Magic Mountain Parkway and McBean Parkway have reported traffic counts of 42,500, 21,200 and 43,050 vehicles per day, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

The area surrounding the Valencia Town Center Property consists of primarily commercial development along Valencia Boulevard and Magic Mountain Parkway. Additionally, single family residential uses are located to the north and south of the Valencia Town Center Property along secondary arterial roadways.

The Valencia Town Center Property is located in Southern California in the Los Angeles Core Based Statistical Area (CBSA), which has a 2013 estimated population of approximately 13.1 million residents. Population growth in the CBSA is projected to increase 0.70% annually through 2018.  The Valencia Town Center Property’s trade area within the 10- and 20-mile radii also experienced positive annual population growth over the period between 2000 and 2012 at 2.3% and 0.8%, respectively. Through 2017, the populations within 10- and 20-mile radii are expected to continue to grow at 1.4% and 0.6%, respectively.

Average estimated household income for 2012 within the 10- and 20-mile radii was $84,715 and $62,495, respectively, compared to the State of California average of $58,373.   Approximately 40.9% of the population within a 10-mile radius of the Valencia Town Center Property has an average estimated household income of $100,000 or more.

The Valencia Town Center Property is the only regional shopping mall within the Santa Clarita submarket and as such is the first choice for many national retailers entering the area according to the appraiser.  The Valencia Town Center Property competition consists of discount retailers such as Wal-Mart as well as local power centers as no regional malls are located within 20 miles.

The chart below details the Valencia Town Center Property’s competitive set.

Competitive Property Summary(1)

Property	Retail Type	Year Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Valencia Town Center Property	Regional Mall	1992, 1998 / 2010	1,106,145	Macy's, JC Penney, Sears	96.7%	Subject
River Oaks Shopping Center	Community Center	1987 / 1999	285,000	Target, Sprouts, Buy Buy Baby	100.0%	0.2
Valencia Marketplace	Power Center	1996	716,214	Wal-Mart, Toys 'R' Us Bed Bath & Beyond	95.0%	2.0
Northridge Fashion Center	Regional Mall	1971 / 2012	1,500,000	Sears, Macy's, JC Penney	96.0%	21.0
Westfield Fashion Square	Regional Mall	1962 / 1996	850,000	Bloomingdale’s, Macy’s	NAV	23.0
Burbank Town Center	Regional Mall	1991 / 2005	1,240,000	Macy’s, Sears, IKEA	99.0%	25.0
Westfield Topanga Mall	Regional Mall	1964 / 2006	1,600,000	Neiman Marcus, Nordstrom, Macy's	99.0%	30.0
Glendale Galleria	Regional Mall	1976 / 1997	1,300,500	Nordstrom, Macy's, JC Penney	100.0%	30.0
(1)	Source: Appraisal
(2)	Based on total mall GLA including anchors subject to long term ground leases.

The Valencia Town Center Property is a regional shopping center with a wide mix of national tenants.  The trade area for the Valencia Town Center Property is defined as a 10-15 mile radius, with the Valencia Town Center Property being the only regional shopping mall within this defined area.  The River Oaks Shopping Center is located across Magic Mountain Parkway from the Valencia Town Center Property and is anchored by Target, Sprouts, Buy Buy Baby, ULTA, Jo-Ann Fabrics, and Big 5 Sporting Goods.  The nearest competitive mall to the Valencia Town Center Property is Northridge Fashion Center, which is 21.0 miles south of the Valencia Town Center Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Cash Flow Analysis.

	Cash Flow Analysis
	12/31/2009	12/31/2010	12/31/2011	T-12 9/30/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$14,744,584	$15,837,829	$18,296,101	$19,576,209	$20,564,554	$31.26
Rent Steps(3)	0	0	0	0	640,745	0.97
Percentage Rent(4)	244,930	232,448	247,159	257,558	394,975	0.60
Value of Vacant Space(5)	0	0	0	0	1,480,684	2.25
Gross Potential Rent	$14,989,514	$16,070,277	$18,543,260	$19,833,767	$23,080,958	$35.09
Total Recoveries	10,949,133	11,611,294	11,039,243	11,704,686	15,550,728	23.64
Total Other Income(6)	2,038,291	1,916,972	1,915,136	2,034,821	2,034,821	3.09
Less: Vacancy(7)	(408,040)	(27,846)	(125,018)	(99,274)	(2,368,825)	(6.1%)
Effective Gross Income	$27,568,898	$29,570,697	$31,372,621	$33,474,000	$38,297,682	$58.22
Total Operating Expenses	12,084,287	12,916,548	12,262,475	13,083,023	15,385,182	23.39
Net Operating Income	$15,484,611	$16,654,149	$19,110,146	$20,390,977	$22,912,500	$34.83
TI/LC	0	0	0	0	895,254	1.36
Capital Expenditures	0	0	0	0	233,469	0.35
Net Cash Flow	$15,484,611	$16,654,149	$19,110,146	$20,390,977	$21,783,776	$33.11
(1)	U/W Per Sq. Ft. based on total mall sq. ft. of 657,837, excluding ground lease anchor tenants (448,308 sq. ft.).
(2)	U/W Base Rent is based on the rent roll dated December 31, 2012.
(3)	U/W Rents Steps includes contractual rent increases through December 31, 2013.
(4)	U/W Percentage Rent is based on breakpoints and percentages per the rent roll dated December 31, 2012 and 2012 Total Sales.
(5)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated December 31, 2012 grossed up at the appraiser's market rent conclusion for each space type.
(6)	Total Other Income is based on T-12 9/30/2012 and includes specialty leases and storage income as well as U/W non-rental Income based on T-12 9/30/2012.
(7)	U/W Less: Vacancy is based on actual vacancy per rent roll dated December 31, 2012 with vacant space grossed up at average rents for similar space.

Anchor Tenants Historical Sales Per Sq. Ft.(1)

Tenant	2010	2011	T-12 (12/31/2012)
Macy’s	$265	$276	$276
JC Penney	$155	$160	$146
Sears	$165	$161	$162
(1)	Based on historical sales statements provided by the Borrower.

Property Management.    The Valencia Town Center Property is managed by Westfield Property Management LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Valencia Town Center Loan is structured with a hard lockbox and springing cash management.  All excess cash is required to be swept into a lender controlled account upon the occurrence of an event of default by the Borrower (a “Cash Sweep Event”).

Initial Reserves.    None.

Ongoing Reserves.    At any time during which the debt service coverage ratio is less than 1.20x, calculated based on the previous 12 month period and tested on the first day of each calendar quarter, or a Cash Sweep Event, the Valencia Town Center Loan documents will require monthly deposits of (i) $489,179 into a tax reserve account, (ii) $48,070 into an insurance reserve account, (iii) $19,456 into a capital expenditure/replacement reserve account and (iv) $91,114 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None Permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Principal Guaranty.     The Sponsor has executed a partial principal guaranty for the Valencia Town Center Mall Loan in the amount of $5,700,000, which guaranty will remain in effect until such time as either (i) Walmart becomes obligated to pay rent (including reimbursements) under its lease in an annual amount not less than $631,908 or (ii) the space covered by the Walmart lease is leased to one or more tenants pursuant to leases with a minimum term of five (5) years and total annual rent (including reimbursements) of not less than $631,908.  In the event the leasing of such space occurs after December 31, 2013, the foregoing rent requirement is subject to an upward adjustment to account for an increase in reimbursements consistent with the increase in operating expenses on a trailing twelve month basis as compared to the 2013 pro forma provided at loan closing.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

24201 Valencia Boulevard Valencia, CA 91355	Collateral Asset Summary Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$195,000,000 49.0% 3.03x 11.7%

Valencia Town Center
24201 Valencia Boulevard
Valencia, CA 91355
Castaic
Castaic Sports Complex
ANGELES NATIONAL FOREST
SIERRA PELONA MOUNTAINS
Hillcrest Pkwy
San Francisquito Cyn Rd
Copper Hill Dr
Seco Canyon Rd
McBean Pkwy
Decoro Dr
Haskell Canyon Rd
Commerce Ctr Dr
Newhall Ranch Rd
Henry Mayo Dr
Bouquet Cyn Rd
Plum Canyon Rd
Whites Canyon Rd
Sierra Hwy
126
5
Six Flags Magic Mountain
Central Park
Saugus
Santa Clara River
METROLINK
Valencia Country Club
Magic Mtn Pkwy
Valencia Blvd
LOS ANGELES COUNTY
College of the Canyons
SANTA CLARITA
Soledad Canyon Rd
VIA PRINCESSA
Via Princessa
Golden Valley Rd
Friendly Valley Golf Course
14
Valencia
Henry Mayo Newhall Mem. Hospital
McBean Pkwy
California Institute of the Arts
Orchard Village Rd
Quigley Canyon Open Space
Antelope Valley Fwy
The Old Rd
Vista Valencia Golf Course
Pico Canyon Rd
Valencia Marketplace
Lyons Ave
NEWHALL
Newhall Ave
Placerita Canyon Rd
Pico Canyon Park
Newhall
Wiley Cyn Rd
William S. Hart County Park
SAN GABRIEL MOUNTAINS
ANTELOPE VALLEY LINE
SANTA SUSANA MTS.
The Old Rd
Ed Davis Park at Towsley Canyon
Olive View UCLA Medical Center
Cascades Golf Club
Foothill Fwy
210
Roxford St
Glenoaks Blvd
Omelveny Park
Sylmar
Polk St
Sesnon Blvd
Golden State Fwy
Truman St
SYLMAR/ SAN FERNANDO
Palisades Park
Aliso Canyon Park
Knollwood Country Club
San Fernando
Porter Ranch
LOS ANGELES
Rinaldi St
118
405
Ronald Reagan Fwy
San Fernando Mission Blvd
Balboa Blvd
Chatsworth St
Northridge
North Hills
Downtown L.A. 19 miles
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
Palmdale
Castaic
Castaic Lake
Santa Clarita
Fillmore
Piru
Valencia
Newhall
Santa Paula
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Ventura
Moorpark
Simi Valley
San Fernando
Camarillo
Thousand Oaks
SIMI HILLS
Oxnard
Port Hueneme
Agoura Hills
Burbank
Glendale
Westlake Village
Calabasas
SANTA MONICA MTS.
Beverly Hills
LOS ANGELES
Malibu
Santa Monica
Culver City
Inglewood
Pacific Ocean
El Segundo
Manhattan Beach
Torrance

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,800,701 68.8% 2.05x 12.7%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition		Property Type:	Office - CBD/Suburban
Sponsor:	Starwood Distressed Opportunity Fund		Collateral:	Fee Simple
	IX-1 U.S., L.P.		Location(4):	Various
	Starwood Distressed Opportunity Fund		Year Built / Renovated(4):	Various / Various
	IX Global, L.P.		Total Sq. Ft.:	705,783
Borrower:	IX WR 1 North Dale Mabry Hwy, L.P.		Property Management(5):	Various
	IX WR 11950 Corporate Blvd, L.P.		Underwritten NOI(6):	$9,755,432
	IX WR 3730 Glen Lake Drive, L.P.		Underwritten NCF:	$8,809,300
	IX WR 3735 Glen Lake Drive, L.P.		Appraised Value:	$111,620,000
Original Balance:	$79,400,000		Appraisal Date:	Various
Cut-off Date Balance:	$76,800,701
% by Initial UPB:	TBD		Historical NOI
Interest Rate:	3.8000%		Most Recent NOI(6):	$7,264,703 (T-12 October 31, 2012)
Payment Date:	6th of each month		2nd Most Recent NOI:	$7,179,818 (December 31, 2011)
First Payment Date:	February 6, 2013		3rd Most Recent NOI:	$8,337,529 (December 31, 2010)
Maturity Date:	January 6, 2023
Amortization:	Interest-only for 60 months;		Historical Occupancy
	360 months thereafter		Most Recent Occupancy:	99.9% (December 16, 2012)
Additional Debt(1):	None		2nd Most Recent Occupancy:	86.4% (December 31, 2011)
Call Protection:	L(18), YM1(96), O(6)		3rd Most Recent Occupancy:	89.1% (December 31, 2010)
Lockbox / Cash Management:	Hard / Springing
(1)   See “Future Mezzanine of Subordinate Indebtedness Permitted” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 3.30x and 2.98x, respectively.
(4)   See “Property Summary” herein.
(5)   See “Property Management” herein.
(6)   The majority of the increase from the Most Recent NOI to Underwritten NOI is the result of recent leasing activity within the portfolio. At the Tampa Commons Property, Travelers Indemnity Company has leased 86,523 sq. ft. for seven years commencing June 1, 2013, paying annual rent of $1,903,489 which was reflected in Underwritten NOI but not in Most Recent NOI Period. At the Siemens Quadrangle II Property, Siemens Real Estate has occupied the Property since its inception in 2001 and on July 1, 2011 Siemens Real Estate renewed its lease paying annual rent of $3,284,940. The new lease was structured so that in year one rent was fully abated, and only five months of rental income is being reflected for the Most Recent NOI Period. The difference results in a $1,916,210 increase in annual rent. Other tenants within the Portfolio who executed leases during 2012 account for an addition $115,920 in annual rent increase.

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
Free Rent:	$818,359	$0
TI/LC:	$3,830,360	$92,797

Financial Information
Cut-off Date Balance / Sq. Ft.:		$109
Balloon Balance / Sq. Ft:		$98
Cut-off Date LTV:		68.8%
Balloon LTV:		62.2%
Underwritten NOI DSCR(3):		2.27x
Underwritten NCF DSCR(3):		2.05x
Underwritten NOI Debt Yield:		12.7%
Underwritten NCF Debt Yield:		11.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,800,701 68.8% 2.05x 12.7%

Property Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Cut-off Date Balance	Appraised Value	Occupancy(1)
Tampa Commons	Tampa, FL	254,808	1985 / 2007	$29,985,160	$43,820,000	99.7
Siemens Quadrangle II	Orlando, FL	226,548	2001 / NAP	27,470,276	39,800,000	100.0
Lakepointe Corporate Center 3 & 5	Charlotte, NC	224,427	2001 and 2006 / NAP	19,345,265	28,000,000	100.0
Total / Wtd. Avg.:		705,783		$76,800,701	$111,620,000	99.9%
(1)	As of December 16, 2012.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Property Name	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(1) (2)	% of Annual U/W Base Rent(1) (2)	Lease Expiration
Siemens Real Estate(3)	A+/Aa3/A+	Siemens Quadrangle II	226,548	32.1%	$15.69	24.9%	8/31/2019
The Lash Group, Inc.(4)	A-/Baa2/A-	Lakepointe Corporate Center 3 & 5	205,639	29.1	$20.71	29.9	4/30/2016
The Travelers Indemnity Company	A+/A2/A	Tampa Commons	86,523	12.3	$22.00	13.4	5/31/2020
Time Customer Service, Inc.(5)	NR/NR/NR	Tampa Commons	69,159	9.8	$29.08	14.1	6/30/2020
Wilkes & McHugh P.A.	NR/NR/NR	Tampa Commons	29,474	4.2	$23.00	4.8	10/31/2013
Subtotal / Wtd. Avg.			617,343	87.5%	$20.09	87.0%

Other	Various	Various	85,198	12.1%	$21.67	13.0%	Various
Miscellaneous(6)	NAP	Various	2,354	0.3	NAP	NAP	NAP
Vacant	NAP	Various	888	0.1	NAP	NAP	NAP
Total / Wtd. Avg.			705,783	100.0%	$20.28	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through June 30, 2013.
(2)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(3)	Credit rating is for Siemens Real Estate’s parent company Siemens AG.
(4)	Credit rating is for The Lash Group’s parent company AmerisourceBergen Specialty Group, Inc.
(5)
Tenant shall have the right to terminate this Lease effective as of June 30, 2017, by providing Landlord with notice of Tenant's election to terminate the Lease no less than 12 months prior to June 30, 2017, and by the payment to Landlord of the sum of $1,204,604.00 (the "Release Payment"). One-half of the Release Payment shall be due and payable with the Termination Notice, with the remainder of such Release Payment due and payable by Tenant on June 30, 2017.

(6)	Miscellaneous space includes management office space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1) (2)	% U/W Base Rent Rolling(1) (2)	Cumulative % of U/W Base Rent(1) (2)
2013	4	37,187	5.3%	37,187	5.3%	$22.47	5.9%	5.9%
2014	0	0	0.0	37,187	5.3%	$0.00	0.0	5.9%
2015	5	41,819	5.9	79,006	11.2%	$21.31	6.3	12.1%
2016	7	232,980	33.0	311,986	44.2%	$20.99	34.3	46.4%
2017	1	5,033	0.7	317,019	44.9%	$18.00	0.6	47.1%
2018	0	0	0.0	317,019	44.9%	$0.00	0.0	47.1%
2019	1	226,548	32.1	543,567	77.0%	$15.69	24.9	72.0%
2020	3	158,974	22.5	702,541	99.5%	$25.10	28.0	100.0%
2021	0	0	0.0	702,541	99.5%	$0.00	0.0	100.0%
2022	0	0	0.0	702,541	99.5%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	702,541	99.5%	$0.00	0.0	100.0%
Miscellaneous(3)	2	2,354	0.3	704,895	99.9%	NAP	NAP
Vacant	NAP	888	0.1	705,783	100.0%	NAP	NAP
Total / Wtd. Avg.	23	705,783	100.0%			$20.28	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through June 20, 2013.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space and UW base rent for management office space.

(3)	Miscellaneous space includes management office space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,800,701 68.8% 2.05x 12.7%

The Loan.    The SOP Portfolio I loan (the “SOP Portfolio I Loan”) is a  $79.4 million ($112 per sq. ft.) fixed rate loan secured by the borrower’s fee simple interest in three office properties located in two states (each a “Property” and together the “Properties” or “SOP Portfolio I”) as detailed in the Property Summary table above. The SOP Portfolio I Loan has a 10-year term, an initial interest-only period of 60 months and amortizes on a 30-year amortization schedule thereafter. The SOP Portfolio I Loan accrues interest at 3.8000%. As of February 6, 2012, the SOP Portfolio I Loan was part of a larger loan in the amount of $178.0 million (“SOP Portfolio Loan”) secured by seven office properties. Loan proceeds for the SOP Portfolio Loan were used to acquire the Properties, pay closing costs of approximately $1.5 million, and fund upfront reserves of approximately $10.1 million.  On January 14, 2013, the One West Fourth Street Mortgage Property with an allocated purchase price of $58.1 million and an Allocated Loan Amount of $43,900,000 was released from the lien of the SOP Portfolio Loan at 110% of the Allocated Loan Amount. At closing, the Sponsor contributed $74.1 million in cash equity. Based on the acquisition price in the Properties less the property released, closing costs and upfront reserves, the SOP Portfolio Loan represents an aggregate loan to cost ratio of 68.0%.  Subsequent to the release, the SOP Portfolio Loan was split into SOP Portfolio II Loan with a cut-off date balance of $52.9 million and SOP Portfolio I with a cut-off date balance of $76.8 million. Based on the “as is” aggregate appraised value of $111.6 million, the aggregate cut-off date LTV is 68.8% for the SOP Portfolio I Loan.

The Borrower / Sponsor.     Each of the four borrowers is a single purpose bankruptcy remote Delaware limited partnership (as identified in the Mortgage Loan Information table above) (each, a “Borrower”, and collectively, the “Borrowers”), with two independent directors in its organizational structure. IX WR Office Portfolio Holdings, L.P., directly owns the Borrowers, which is indirectly 52.3% owned by Starwood Distressed Opportunity Fund IX-1 U.S. L.P. and 47.7% owned by Starwood Distressed Opportunity Fund IX Global, L.P. (the “Guarantors”).  Starwood IX Management, L.P. is the general partner of each Guarantor. The Guarantors are private funds, sponsored by Starwood Capital Group. The mandate of the funds is to invest in both distressed and non-distressed opportunities.

Starwood Capital Group is a privately held global investment firm owned by its more than 60 partners. Founded in 1991 in the depth of the RTC real estate crisis, Starwood Capital Group has completed over 465 transactions representing assets of nearly $36 billion as of September 30, 2012. The company manages assets worth $22 billion and helped to create four public companies which have gone on to acquire an additional $20 billion in assets.

Starwood Capital Group has approximately 240 employees located across eleven offices in six countries including the global headquarters in Greenwich, San Francisco, Washington, D.C., Atlanta, Los Angeles, Chicago, London, Paris, Luxembourg, Mumbai and Sao Paulo. Over the past 20 years, Starwood Capital Group has raised nearly $16 billion of equity and sponsored twelve co-mingled opportunistic funds including two dedicated debt funds, two dedicated hotel funds and several stand-alone and co-investment partnerships on behalf of the world’s leading institutional and high net worth investors. The company invested in almost every asset class – including multifamily, office, retail, hotel, industrial, residential and commercial land, senior housing, mixed-use and golf, and in all levels of the capital structure – including equity, preferred equity, mezzanine debt and senior debt, depending on the risk-reward profile.

While Starwood Capital Group’s roots are in the real estate markets, the company’s investment discipline applies across all asset classes. In August 2009, Starwood Capital Group created Starwood Property Trust, Inc. (NYSE: STWD), a publicly traded real estate finance company that focuses on originating and investing in commercial mortgage loans and other commercial real estate-related debt investments. With an initial market capitalization of $950 million, STWD was, at the time of its IPO, the largest blind pool company ever created and traded on the NYSE. STWD has since had three secondary offerings on the NYSE raising an additional $1.4 billion of capital. STWD is externally managed by an entity that is 100% owned by Starwood Capital Group. Finally, Starwood Capital Group created and sponsors SH Group, a hotel management company which owns the environmentally-focused 1 Hotels & Resorts brand and holds the Baccarat hotel license, as well as other potential future hotel brands.

The Properties.

The Properties are three Class A office properties comprising 705,783 sq. ft. and are located in two states and three markets. The SOP Portfolio I was 99.9% occupied by a total of 15 tenants of which include five investment grade tenants or tenants with investment grade parents occupying 87.2% of the total net rentable area and representing 86.7% of the total underwritten base rental income, as of December 16, 2012. Two of the three Properties are 100.0% occupied.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,800,701 68.8% 2.05x 12.7%

Tampa Commons – Tampa, FL (39.0% of the SOP Portfolio I Loan, based on Allocated Cut-off Date Balance)

Property Information.  Tampa Commons is a Class A office tower located in Tampa, FL. The Property is prominently situated at the intersection of two of Tampa’s main arteries, West Kennedy Boulevard and Dale Mabry Highway. The building was built in 1985 and was last renovated in 2007. The 13-story building has ten units across 254,808 sq. ft. and sits on a 3.4 acre site. The Property has 990 parking spaces located in a seven-story detached parking garage. The Property is located in a suburban location. The city of Tampa is located in southwest Hillsborough County, about 5 miles west of the Tampa Central Business District and 5 miles southeast of the Tampa International Airport. The Property is located in the Westshore Business District comprising of 12 million sq. ft. of office space, two major shopping complexes, over two dozen hotels and an international airport. The Property is proximate to several major destinations including Tampa International Airport, International Plaza Mall, and Westshore Mall.

The three largest tenants at the Property are The Travelers Indemnity Company (86,523 sq. ft., lease expiration: May 31, 2020); Time Customer Service, Inc. (69,159 sq. ft., lease expiration: June 30, 2020); and Wilkes & McHugh P.A. (29,474 sq. ft., lease expiration: October 31, 2013).

Market Information.  Per the appraisal, the Property is located in the Tampa Bay Regional Market which is comprised of 45.7 million sq. ft. of office space with an average occupancy rate of 80.5% and an average rental rate of $19.64 per sq. ft. as of the second quarter 2012.  The Property is further located in the Westshore Submarket, which is comprised of 12.4 million sq. ft. of office space.  As of the second quarter 2012, the submarket occupancy was 84.1% and the average rent was $23.50 per square foot. According to the appraisal, overall positive year-to-date absorption of 130,854 square feet of office space in the Tampa Bay region reflects improving market conditions and further recovery is anticipated for the second half of 2012 and the foreseeable future. The average vacancy rate in the Westshore submarket as of the second quarter 2012 was 15.3%, and this is slightly lower than the regional average of 19.5%. Based on year-to-date absorption of 185,271 square feet, the Westshore submarket is leading the region in terms of demand.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
Tampa Commons	Tampa, FL	1985	99.7%	254,808	$24.21(2)	-
Colonial Place	Tampa, FL	1985	88.0%	199,554	$22.50	Full Service
Westshore	Tampa, FL	1984	85.0%	127,872	$24.00	Full Service
Kennedy Center	Tampa, FL	1980	85.0%	95,869	$22.00	Full Service
Tower Place	Tampa, FL	1988	64.0%	182,214	$25.00	Full Service
Westshore Corporate	Tampa, FL	1988	78.0%	169,795	$23.00	Full Service
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft., excludes management office space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,800,701 68.8% 2.05x 12.7%

Siemens Quadrangle II – Orlando, FL (35.8% of the SOP Portfolio I Loan, based on Allocated Cut-off Date Balance)

Property Information.  Siemens Quadrangle II is a Class A office property located within the University submarket of Orlando, Florida. Built in 2001, the 226,548 sq. ft., four-story office building sits on a 13.26 acre site. The Property has 1,073 parking spaces located in an open parking lot. The Property is located in the Quadrangle office park, approximately 11 miles northeast of the Orlando central business district and just west of the University of Central Florida, which, with a total enrollment of 60,000 students, is the fifth largest university in the nation. The neighborhood consists primarily of public and governmental facilities, office parks, student-oriented apartments, single family residential homes and a growing inventory of commercial projects. The subject neighborhood is significantly influenced by the rapidly growing University of Central Florida and the adjacent office and research parks.

The Property is 100% leased to Siemens Real Estate, the real estate arm of Siemens AG.  The lease terminates on August 31, 2019. Siemens Real Estate has two-five year extension options. Siemens occupies approximately 1.2 million sq. ft. within the Quadrangle office park spread throughout six separate properties.

Market Information.  Per the appraisal, the Property is located in the Orlando Market which is comprised of 35.9 million sq. ft. of office space with an average occupancy rate of 83.5% and an average rental rate of $19.24 per sq. ft. as of the third quarter 2012.  The Property is further located in the University Research Submarket, which is comprised of 2.4 million sq. ft. of office space.  As of the third quarter 2012, the submarket occupancy was 86.5% and the average rent was $20.80 per square foot.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
Siemens Quadrangle II	Orlando, FL	2001	100.0%	226,548	$15.69(2)	-
Raytheon	Orlando, FL	2009	100.0%	65,147	$16.00	NNN
Celebration Office	Celebration, FL	1995	100.0%	68,566	$13.50	NNN
Town Park 600	Lake Mary, FL	2006	88.0%	199,585	$13.50	Adj. Net
Northpoint Building	Lake Mary, FL	1997	100.0%	157,358	$13.75	NNN
Hard Rock Café	Orlando, FL	1999	100.0%	63,000	$12.50	NNN
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,800,701 68.8% 2.05x 12.7%

Lakepointe Corporate Center 3 & 5 – Charlotte, NC (25.2% of the SOP Portfolio I Loan, based on Allocated Cut-off Date Balance)

Property Information.  LakePointe Corporate Center 3 & 5 (together, the “Property”) are two Class-A suburban office buildings totaling 224,427 square feet and are located in Charlotte, North Carolina. LakePointe Corporate Center 3 was built in 2006 and sits on a 6.88 acre site while LakePointe Corporate Center 5 was built in 2001 and sits on an 8.22 acre site.  Both buildings are four-stories and are LEED silver certified. There are combined 1,008 surface parking spaces located at the Property. LakePointe Corporate Center 3 & 5 offer a park-like setting with outdoor seating and walking trails, and 24 hour security patrol. LakePointe Corporate Center 5 features a first-floor café which is managed by the Lash Group. It also offers a fitness center. The Property is located in the city of Charlotte and is considered a suburban location. Land uses within the neighborhood are predominantly focused on the strong transportation modes that lie within easy reach – in particular, Charlotte Douglas International Airport and Interstates 77 and 485. Thus, the primary land uses are industrial and office, with other developments including a mixture of commercial and residential developments. Primary thoroughfare, Billy Graham Parkway provides good access from the Property to Interstate 85 and Interstate 77 as well as to Charlotte/Douglas International Airport.

The three largest tenants at Lakepointe Corporate Center 3 & 5 are The Lash Group, Inc. (205,639 sq. ft., lease expiration: April 30, 2016); Apex Systems, Inc. (8,023 sq. ft., lease expiration: December 31, 2015); and Saussy Burbank, LLC (5,033 sq. ft., lease expiration: March 31, 2017).

Market Information.  Per the appraisal, the Property is located in the Charlotte MSA Market which is comprised of 97.2 million sq. ft. of office space with an average occupancy rate of 87.8% and an average rental rate of $19.14 per sq. ft. as of the third quarter 2012.  The Property is further located in the Airport Submarket, which is comprised of 12.6 million sq. ft. of office space.  As of the third quarter 2012, the submarket occupancy was 81.2% and the average rent was $15.66 per square foot.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
Lakepointe Corporate Center 3 &5	Charlotte, NC	2001 and 2006	100.0%	224,427	$20.50(2)	-
Three Coliseum Center	Charlotte, NC	1996	43.0%	193,830	$18.00	Full Service
Six Coliseum Center	Charlotte, NC	1998	64.0%	157,602	$18.75	Full Service
One Lakepointe Plaza	Charlotte, NC	1989	69.0%	118,206	$18.00	Full Service
Two Lakepointe Plaza	Charlotte, NC	1994	64.0%	104,374	$17.50	Full Service
One Coliseum Center	Charlotte, NC	1990	94.0%	151,877	$18.00	Full Service
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft., excludes management office space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,800,701 68.8% 2.05x 12.7%

Major Tenants.  As of as of December 16, 2012, the SOP Portfolio I was 99.9% occupied by a total of 15 tenants which include five investment grade tenants or tenants with investment grade parents occupying 87.2% of the total net rentable area and representing 86.7% of the total underwritten base rental income. The Portfolio’s tenant base is well diversified across a broad spectrum of industries including: financial services, insurance, legal services and pharmaceuticals.

The three largest tenants within the SOP Portfolio I occupy in the aggregate 73.5% of the total net rentable area of the SOP Portfolio I and account for 68.2% of the underwritten base rental income.

Siemens Real Estate (“Siemens”, 226,548 sq. ft., 32.1% of the aggregate net rentable area, 24.9% of the underwritten occupied base rent). Siemens, the real estate arm of Siemens Aktiengesellschaft rated A+/Aa3/A+ (Fitch/Moody’s/S&P), an electronics and electrical engineering company, operates in the engineering, energy, healthcare and infrastructure sectors worldwide. The Siemens portfolio includes industry automation and drives products and services, and system integration and solutions for plant business. Siemens offers various products, services, and solutions for the efficient use of resources and energy and for productivity in industry and infrastructure areas. The Siemens is also involved in the commercial finance, treasury, financing and investment management and insurance solutions. Siemens Aktiengesellschaft was founded in 1847 and is headquartered in Munich, Germany.

The Lash Group, Inc. (“Lash”, 205,639 sq. ft., 29.1% of the aggregate net rentable area, 29.9% of the underwritten occupied base rent). Lash operates as a subsidiary of AmerisourceBergen Specialty Group, Inc. rated A-/Baa2/A- (Fitch/Moody’s/S&P). Lash designs, develops and implements patient and provider support programs for healthcare providers and pharmaceutical manufacturers. Lash offers reimbursement services, such as benefit verification, prior authorization assistance, billing and coding support, appeals management, payer policy research and surveillance, specialty pharmacy coordination, clinical trial and expanded access program transition, patient assistance, copay programs, and adherence services. Lash was founded in 1986 and is based in Charlotte, North Carolina. AmerisourceBergen Corporation is a pharmaceutical services company that provides drug distribution and related services to healthcare providers and pharmaceutical manufacturers primarily in the United States and Canada. The company distributes brand name and generic pharmaceuticals, over-the-counter healthcare products, home healthcare supplies and equipment, and related services to various healthcare providers. It also offers various services, such as pharmaceutical packaging, pharmacy automation, inventory management, reimbursement and pharmaceutical consulting and staffing services, logistics services, and pharmacy management. AmerisourceBergen Corporation was founded in 1985 and is headquartered in Chesterbrook, Pennsylvania.

The Travelers Indemnity Company (“Travelers”, Rated: A+/A2/A (Fitch/Moody’s/S&P), 86,523 sq. ft., 12.3% of the net rentable area, 13.4% of the underwritten occupied base rent). The Travelers Companies, Inc., through its subsidiaries, provides various commercial and personal property and casualty insurance products and services to businesses, government units, associations, and individuals primarily in the United States. The company operates in three segments: Business Insurance, Financial, Professional, and International Insurance, and Personal Insurance. The Business Insurance segment offers property and casualty products and services, such as commercial multi-peril, property, general liability, commercial auto, and workers’ compensation insurance. The Financial, Professional, and International Insurance segment provides surety and financial liability coverage, which uses a credit-based underwriting process, and property and casualty products primarily in the United Kingdom, Canada, and the Republic of Ireland. The Personal Insurance segment offers property and casualty insurance covering personal risks, primarily automobile and homeowners insurance to individuals. It distributes its products through independent agents, wholesale agents, brokers, sponsoring organizations, and direct marketing. The company was founded in 1853 and is based in New York, New York. The Travelers Companies, Inc. trades on the New York Stock Exchange under the ticker symbol “TRV”.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,800,701 68.8% 2.05x 12.7%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 10/31/2012	U/W (1)	U/W Per Sq. Ft.
In Place Base Rent	$12,331,107	$10,217,033	$10,596,146	$14,791,983	$20.96
Vacancy Gross Up	0	0	0	21,312	0.03
Mark to Market Adjustments(2)	0	0	0	(810,334)	(1.15)
Straight Line Rent(3)	0	0	0	268,636	0.38
Total Base Rent	$12,331,107	$10,217,033	$10,596,146	$14,271,598	$20.22
Total Recoveries	54,499	684,868	304,607	853,245	1.21
Other Income(4)	364,055	300,255	390,509	390,509	0.55
Less: Vacancy	0	0	0	(1,016,930)	(6.6%)
Effective Gross Income	$12,749,611	$11,202,156	$11,291,262	$14,498,423	$20.54
Total Operating Expenses	4,412,082	4,022,338	4,026,559	4,742,991	6.72
Net Operating Income(5)	$8,337,529	$7,179,818	$7,264,703	$9,755,432	$13.82
TI/LC	0	0	0	705,783	$1.00
Capital Expenditures	0	0	0	240,348	0.34
Net Cash Flow	$8,337,529	$7,179,818	$7,264,703	$8,809,300	$12.48
(1)	U/W Base Rent based on December 16, 2012 rent rolls with rent steps through June 30, 2013.
(2)
Mark to Market Adjustments were based on market rents and applied to ten tenants. Credit tenant occupying spaces that were given a mark to market adjustment were adjusted down to midway between the actual market rent and their UW rent.

(3)	A straight line rent adjustment was applied to credit tenant Siemens Real Estate. Rents were straight line over the earlier of the respective lease term or loan term.
(4)	Other income includes tenant services income, after hours HVAC, antenna income, and billbacks.
(5)
The majority of the increase from the Most Recent NOI to Underwritten NOI is the result of leasing activity within the portfolio. At the Tampa Commons Property, Travelers Indemnity Company has leased 86,523 sq. ft. for seven years commencing June 1, 2013, paying annual rent of $1,903,489 which was reflected in Underwritten NOI but not in Most Recent NOI Period. At the Siemens Quadrangle II Property, Siemens Real Estate has occupied the Property since its inception in 2001 and on July 1, 2011 Siemens Real Estate renewed its lease paying annual rent of $3,284,940. The new lease was structured so that in year one rent was fully abated, and only five months of rental income is being reflected for the Most Recent NOI Period. The difference results in a $1,916,210 increase in annual rent. Other tenants within the Portfolio who executed leases during 2012 account for an addition $115,920 in annual rent increase.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,800,701 68.8% 2.05x 12.7%

Property Management.    The SOP Portfolio I is managed by two property managers. Two of the three Properties will be managed by a national property management firm, Jones Lang LaSalle Americas, Inc. with the remaining Property managed by local firm, Trinity Partners LLC.

Lockbox / Cash Management.    The SOP Portfolio I Loan is structured with a hard lockbox and springing cash management.  Active cash management and a full sweep of excess cash flow is triggered upon the (i) an event of default under the SOP Portfolio I Loan, (ii) the SOP Portfolio I Loan fails to maintain a DSCR of at least 1.15x for one quarter and (iii) occurrence of a Rolling Tenant Non-Renewal Event, which occurs if a Rolling Tenant fails to give notice of its intent to renew its lease on or prior to the notice date set forth in such lease and as described below under “Ongoing Reserves”. Rolling Tenant shall mean each of the following tenants: with respect to the Properties located at (i) LakePointe Corporate Center 3 and LakePointe Corporate Center 5, The Lash Group, Inc. and (ii) Siemens Quadrangle II, Siemens Real Estate, a Division of Siemens Corporation.

Initial Reserves.    At closing, the Borrowers deposited in the aggregate (i) $3,830,360 into a TI/LC reserve account for outstanding tenant improvement and leasing commission obligations and (ii) $818,359 into a free rent reserve account for the purpose of reserving funds for existing free rent periods or rent abatements that are in effect.

Ongoing Reserves.    Upon DSCR dropping below 1.25x for one calendar quarter, Borrower shall deposit 1/12th the estimate of annual real estate taxes and insurance premiums into a real estate tax and insurance reserve and $25,712 into a replacement reserve.  The replacement reserve is subject to a cap of $925,623. Borrower is required to make monthly deposits into the TI/LC reserve account in the amount of $92,797 for the first thirty payment dates and $58,815, thereafter.  In addition, any termination payments received from Rolling Tenants shall be deposited into the TI/LC reserve account. During a Rolling Tenant Non-Renewal Event, cash will be swept into the TI/LC reserve account until an amount equal to $20.00 per sq. ft. multiplied by the number of sq. ft. for the applicable Rolling Tenant is attained. The TI/LC reserve account is subject to a reserve cap in the amount of $2,117,349. In lieu of making cash deposits into the TI/LC reserve account, the Borrower shall have the option of posting a lender-approved evergreen letter of credit.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.     The SOP Portfolio I Loan permits the mezzanine borrower to incur mezzanine debt secured by 100% of the direct equity ownership in the Borrower after the second anniversary of the closing date provided that, amongst other things, (i) no event of default under the SOP Portfolio I Loan then exists, (ii) the combined LTV shall not exceed the LTV at loan closing, (iii) the combined DSCR shall not be less than the UW DSCR at loan closing and (iv) an acceptable intercreditor agreement is obtained.

Partial Release.  The SOP Portfolio I Loan documents permit the Borrower to obtain a release of a Property from the lien of the related mortgage after the lockout period, subject to, among other things, (i) no event of default under the SOP Portfolio I Loan then exists, (ii) payment of the Release Price, (iii) payment of yield maintenance and (iv) the DSCR for the remaining Properties shall be equal to or greater than the greater of (a) the closing date UW DSCR and (b) the DSCR prior to the release date.  The Release Price shall mean (i) in connection with the release of Individual Properties located Siemen’s Quadrangle II and Tampa Commons, 120% of the Allocated Loan Amount of each applicable Individual Property and (ii) in connection with the release of Lakepoint Corporate Center 3 and LakePointe Corporate Center 5, 115% of the Allocated Loan Amount. The individual properties known as Lakepoint Corporate Center 3 and LakePointe Corporate Center 5 shall collectively constitute one individual property and neither shall be released without the simultaneous release of other.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,800,701 68.8% 2.05x 12.7%

TENNESSEE
GREAT SMOKY MTS. NATIONAL PARK
Asheville
Charlotte
Concord
Fayetteville
Gastonia
NORTH CAROLINA
Chattanooga
Cleveland
Spartanburg
Greenville
Rock Hill
CHATTAHOOCHEE NATL. FOREST
Huntsville
SOUTH CAROLINA
Gainesville
Florence
Rome
Roswell
Athens
SUMTER NATL. FOREST
Sumter
Marietta
Columbia
Gadsden
Atlanta
Augusta
FRANCIS MARION NATL. FOREST
TALLADEGA NATL. FOREST
GEORGIA
North Charleston
Mount Pleasant
ALABAMA
Macon
Charleston
Auburn
Warner Robins
Hilton Head Island
Columbus
Montgomery
Savannah
Hinesville
Albany
Atlantic Ocean
Dothan
OKEFENOKEE NATL. WILDLIFE REFUGE
Valdosta
Jacksonville
Tallahassee
Panama City
APALACHICOLA NATL. FOREST
FLORIDA
Gainesville
Palm Coast
Daytona Beach
OCALA NATL. FOREST
Ocala
Gulf of Mexico
Deltona
Sanford
Orlando
Spring Hill
Kissimmee
Melbourne
Tampa
Palm Bay
Clearwater
Lakeland
St. Petersburg
Fort Pierce
Port St. Lucie
Sarasota
SOP Portfolio I
1 Tampa Commons Tampa, FL
2 Siemens Quadrangle II Orlando, FL
3 Lakepointe Corporate Center 3 & 5 Charlotte, NC

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.73x 9.1%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Retail - Anchored
Sponsor (1):	Ben Ashkenazy		Collateral:	Leasehold
Borrower:	AAC HP Realty LLC		Location:	Baltimore, MD
Original Balance:	$76,000,000		Year Built / Renovated:	1980 / NAP
Cut-off Date Balance:	$75,799,262		Total Sq. Ft.:	148,404
% by Initial UPB:	TBD		Property Management:	Jones Lang LaSalle Americas, Inc.
Interest Rate:	4.0400%		Underwritten NOI:	$7,880,157
Payment Date:	6th of each month		Underwritten NCF:	$7,554,287
First Payment Date:	January 6, 2013		Appraised Value:	$108,000,000
Maturity Date:	December 6, 2022		Appraisal Date:	October 18, 2012
Amortization:	360 months
Additional Debt:	$10,700,000 Mezzanine Loan		Historical NOI
Call Protection:	L(26), D(89), O(5)		Most Recent NOI:	$5,067,301 (T-12 October 31, 2012)
Lockbox / Cash Management:	Hard / In-place		2nd Most Recent NOI:	$4,470,133 (December 31, 2011)
			3rd Most Recent NOI:	$4,914,559 (December 31, 2010)
Reserves(2)
	Initial	Monthly	Historical Occupancy(3)
Taxes:	$341,499	$85,375	Most Recent Occupancy:	94.6% (July 24, 2012)
Replacement:	$0	$2,473	2nd Most Recent Occupancy:	90.9% (December 31, 2011)
TI/LC:	$0	$24,734	3rd Most Recent Occupancy:	90.3% (December 31, 2010)
Ground Rent:	$21,875	$21,875
(1)   The Sponsor is also the sponsor of the mortgage loan in the pool known as The Village of Cross Keys, which has an original principal balance of $24,750,000.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Historical Occupancy shown in the table above is based on historical occupancy percentages provided by the Borrower.

Bridge Work Reserve:	$1,448,387	$0
Developer Work Reserve:	$1,956,000	$0
General Landlord Obligation Holdback:	$910,940	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$511
Balloon Balance / Sq. Ft.:		$407
Cut-off Date LTV:		70.2%
Balloon LTV:		65.9%
Underwritten NOI DSCR:		1.80x
Underwritten NCF DSCR:		1.73x
Underwritten NOI Debt Yield:		9.1%
Underwritten NCF Debt Yield:		8.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.73x 9.1%

Anchor and Major Tenant Summary
	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area (Sq. Ft.)	U/W Annual Base Rent Per Sq. Ft.(1)	% of Owned U/W Base Rent(2)	Lease Expiration	T-12 6/30/12 Total Sales (000s)	Sales Per Sq. Ft.(3)	Occupancy Cost (% of Sales)(3)(4)
Anchor Tenants
H&M(5)(6)(7)(8)	NR/NR/NR	19,838	13.4%	$33.00	8.4%	01/31/2022	$5,727	$288.71	15.4%
Urban Outfitters(9)(10)	NR/NR/NR	13,704	9.2	$44.00	7.7	01/31/2018	$4,178	$304.89	28.0
Subtotal		33,542	22.6%	$37.49	16.1%		$9,906	$295.32	20.6%

Major In-Line Tenants
Bubba Gump Shrimp Company(11)	NR/NR/NR	13,682	9.2%	$73.22	12.8%	04/30/2023	NAV	NAV	NAV
Ripley’s Believe It or Not(12)(13)	NR/NR/NR	12,966	8.7	$26.20	4.3	06/30/2022	NAV	NAV	NAV
M & S Grill	NR/NR/NR	7,000	4.7	$81.25	7.3	10/31/2013	$4,220	$602.88	13.0
Uno Chicago Bar & Grill(14)	NR/NR/NR	6,605	4.5	$64.34	5.4	12/31/2019	$3,404	$515.44	16.0
The Cheesecake Factory	NR/NR/NR	6,385	4.3	$47.00	3.8	01/31/2016	$10,616	$1,662.59	10.1
Tir Na No’g Bar & Grill(15)	NR/NR/NR	6,335	4.3	$61.18	4.9	08/31/2015	$3,304	$521.47	14.5
Hooters	NR/NR/NR	5,767	3.9	$104.00	7.7	02/28/2015	$3,179	$551.16	21.7
Subtotal		58,740	39.6%	$61.67	46.2%		$24,722	$420.88	14.9%

Other	Various	48,086	32.4%	$61.46	37.7%	Various	13,260	$511.53	19.5%
Vacant	NAP	8,036	5.4	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.		148,404	100.0%	$55.82	100.0%		$47,888	$523.04	18.5%
(1)	U/W Annual Base Rent Per Sq. Ft. includes percentage in lieu rent that was calculated based on T-12 6/30/2012 sales and underwritten rent steps taken through March 31, 2014.
(2)	% of Owned U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(3)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on T-12 6/30/2012 Total Sales.
(4)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of contractual rent steps through March 31, 2014 as well as percentage rent that was calculated based on T-12 6/30/2012 Total Sales and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 24, 2012, divided by the T-12 6/30/2012 Total Sales.

(5)	H&M has one, five-year extension option.
(6)	If H&M’s net sales fail to exceed $4.8 million in the 4th year of the lease in 2015, H&M shall have the right to terminate the lease upon not less than 365 days notice.
(7)
If tenant Urban Outfitters ceases to operate its business prior to the expiration of the lease term in January 31, 2018, then tenant H&M shall have the right to pay, in lieu of minimum annual rental, percentage rent and all additional rent (excluding utilities), in an amount equal to 6% of net sales.

(8)	In the event tenant Urban Outfitters fails to continue operations for a period of twelve consecutive months, then tenant H&M shall have the right to terminate the lease upon 180 days notice.
(9)	Urban Outfitters has one, five-year extension option.
(10)
If at any time during tenant’s lease term, less than 70% of the Harborplace Property is open and operating for business to the public for six consecutive months, tenant Urban Outfitters shall pay, in lieu of minimum rent, percentage rent and additional rent, in an amount equal to 6% of gross sales. In such event, Urban Outfitters shall also have the right to terminate its lease with 30 days notice.

(11)	Bubba Gump Shrimp Company has two, five-year extension options.
(12)	Ripley’s Believe It or Not has two, five-year extension options.
(13)
If tenant's attendance to the leased premises fails to exceed 140,000 paid visitors beginning in the 40th calendar month, which is October 2015, and ending on the 52nd calendar month, which is October 2016, of its lease term, tenant shall have the right to terminate the lease upon 365 days notice. Additionally, if for a period of twelve consecutive months during the lease term, less than 70% of retail tenants are open for business and the tenant's net sales for such twelve consecutive month period decrease by more than 15%, the tenant shall have the right to terminate the lease with 60 days notice.

(14)	Uno Chicago Bar & Grill has one, five-year extension option.
(15)	Tir Na No’g Bar & Grill has one, five-year extension option.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.73x 9.1%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)	% Base Rent Rolling(2)	Cumulative % of U/W Base Rent
MTM	1	518	0.3%	518	0.3%	$150.00	1.0%	1.0%
2013	4	8,737	5.9	9,255	6.2%	$40.11	4.7	5.7%
2014	1	859	0.6	10,114	6.8%	$97.37	1.1	6.8%
2015	5	18,072	12.2	28,186	19.0%	$67.89	16.4	23.2%
2016	5	11,639	7.8	39,825	26.8%	$53.32	8.3	31.5%
2017	4	2,740	1.8	42,565	28.7%	$97.14	3.6	35.1%
2018	5	17,628	11.9	60,193	40.6%	$53.94	12.7	47.8%
2019	2	11,728	7.9	71,921	48.5%	$51.21	8.0	55.8%
2020	1	3,006	2.0	74,927	50.5%	$54.72	2.2	58.0%
2021	4	8,135	5.5	83,062	56.0%	$56.36	6.1	64.1%
2022	11	42,964	29.0	126,026	84.9%	$37.75	21.7	85.8%
2023	2	14,342	9.7	140,368	94.6%	$74.28	14.2	100.0%
Thereafter	0	0	0.0	140,368	94.6%	$0.0	0.0	100.0%
Vacant	NAP	8,036	5.4	148,404	100.0%	NAP	NAP
Total / Wtd. Avg.	45	148,404	100.0%			$53.34	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through March 31, 2014.
(2)	Annual U/W Base Rent Per Sq. Ft., % Base Rent Rolling and Cumulative % of U/W Base Rent are based on the occupied base rent and occupied sq. ft., and exclude any gross up of vacant space.

The Loan. The Harborplace loan (the “Harborplace Loan”) is a $76.0 million ($512 per sq. ft.) fixed rate loan secured by the borrower’s leasehold interest in a 148,404 sq. ft. lifestyle center, located at 301 Light Street & 201 East Pratt Street on the Inner Harbor in Baltimore, Maryland (the “Harborplace Property”). The Harborplace Loan has a 10-year term, accrues interest at a fixed rate equal to 4.0400% and amortizes on a 30-year schedule.

Loan proceeds, along with a mezzanine loan in the amount of $10.7 million, were used to acquire Harborplace Property for a purchase price of $98,500,000, fund reserves of $1,448,387 for the renovation of a pedestrian bridge fund developer work reserves of $1,956,000 and pay closing costs of $2,374,036. Based on the appraised value of $108.0 million as of October 18, 2012, the cut-off date LTV on the Harborplace Loan is 70.2%.

The Borrower / Sponsor.    The borrower, AAC HP Realty LLC (the “Borrower”), is a single-purpose, Delaware limited liability company structured to be bankruptcy remote, with two independent directors in its organization structure. The non-recourse carve out Guarantor and Sponsor to the Loan is Ben Ashkenazy (the “Sponsor”).

The Sponsor is the CEO/Chairman of the Ashkenazy Acquisition Corporation. Headquartered in New York City, Ashkenazy Acquisition Corporation is a private real estate investment firm focusing on retail and office assets. Ashkenazy Acquisition has acquired over 7.5 million sq. ft. of retail, office and residential properties, located throughout the United States and Canada. The company has a portfolio containing more than 48 buildings valued at approximately $2.8 billion. Per the Sponsor’s unaudited financial statements dated December 31, 2011, Ben Ashkenazy has total assets in excess of $966.2 million, with liquidity of at least $17.7 million and a reported net worth of $965.7 million.

The Property.    The Harborplace Property consists of two, two-story buildings, with no on-site parking in the Baltimore Central Business District. Each pavilion is connected by pedestrian bridges to neighboring retail and hotel properties.  Across the street from the Pratt Street Pavilion is the Renaissance Baltimore Harborplace, a luxury hotel adjacent to the Baltimore Convention Center.  Across the street from the Light Street Pavilion is the Hyatt’s Regency Baltimore, a luxury hotel that overlooks the Inner Harbor. The Property’s improvements were constructed in 1980 and are situated on two building pads facing the Inner Harbor, comprising 3.13 acres.

The Harborplace Property is located in a neighborhood known as the Inner Harbor, along the Pratt Street corridor of the Baltimore Central Business District. The area is accessed by Camden Station (MARC commuter rail system), the Light Rail system, and I-95. The area is anchored by two of the City’s largest employers - the Johns Hopkins University and the University of Maryland Medical System - and includes tourist attractions including the National Aquarium, the U.S.S. Constellation, the Maryland Science Center, and the Camden Yards sports complex, which lies two blocks to the west. The neighborhood is characterized as a downtown urban area with adequate municipal services and a mix of governmental, office, retail, hotel and residential uses. The immediate area contains over 12.0 million sq. ft. of competitive, multi-tenanted office space of divergent ages. It also has over 4,300 apartment units and over 5,500 hotel rooms. Overall, the Harborplace Property is well-located according to the appraiser, with ease of access and proximity to neighborhood amenities.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.73x 9.1%

The chart below details the Harborplace Property’s tenancy by general type.

Harborplace Tenant Type Summary
Tenant Type	Total Sq. Ft.	% of Owned Sq. Ft.	U/W Annual Base Rent Per. Sq. Ft.(1)	% of Total U/W Base Rent(1)(2)	Average Remaining Lease Term (Yrs)	T-12 6/30/2012 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants	33,542	22.6%	$37.49	16.1%	7.4	$295	20.7%
In-Line greater than or equals 10,000 sq. ft.	26,648	18.0%	$50.34	17.1%	9.8	NAV	NAV
In-Line less than or equal 10,000 sq. ft.	79,554	53.6%	$63.11	64.1%	4.9	$654	15.4%
Kiosk	624	0.4%	$345.64	2.8%	4.0	$703	33.3%
Vacant	8,036	5.4%	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	148,404	100.0%	$55.82	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. includes percentage in lieu rent that was calculated based on the T-12 6/30/2012 sales and underwritten rent steps taken through March 31, 2014.
(2)	% of Total U/W Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost is calculated as the sum of (i) underwritten base rent, inclusive of contractual rent steps through March 31, 2014 as well as percentage rent that was calculated based on T-12 6/30/2012 Total Sales and (ii) the tenant-by-tenant expense recoveries per the rent roll dated July 24, 2012, divided by the T-12 6/30/2012 Total Sales.

(4)	Wtd. Avg. U/W Annual Base Rent Per Sq. Ft. is based on total occupied collateral sq. ft. of 140,368.

The Market.    The Harborplace Property is located in the City of Baltimore in Maryland. The Baltimore area is generally considered to be all of the Baltimore Primary Metropolitan Statistical Area (PMSA), which encompasses over 2,600 sq. miles and includes the City of Baltimore and the Suburban Maryland counties of Anne Arundel, Baltimore, Carroll, Harford, Howard and Queen Anne’s. The 2012 population of the Baltimore PMSA was estimated by Claritas to be 2,729,307, which is an increase of 6.9% from the 2000 census. The most significant growth occurred in Harford, Howard and Queen Anne’s Counties; in addition, these areas are also forecasted to experience the highest level of future growth during the period from 2012 to 2017.

Baltimore’s current industrial base includes more than 700 companies, such as the General Motors Truck Assembly Plant, Poly Seal, Millennium Inorganic Chemicals, Domino Sugar and the pharmaceutical company Alpharma. Warehouse/distribution companies number approximately 950 within the city, collectively employing more than 17,500. The financial services industry is comprised of more than 1,400 companies, from Deutsche Bank/Alex Brown (the private client brokerage arm of Deutsche Bank’s AG’s U.S. brokerage division), Legg Mason, and T. Rowe Price, to a major center for Rochester-based M&T Bank. Government employment comprises almost 19% of the total, non-agricultural employment in the Baltimore PMSA. The 2012 estimated population within a one-, three- and five-mile radius of the Harborplace Property is 40,275, 252,874 and 527,442, respectively. The average household income within a one-, three- and five-mile radius of the Harborplace  Property is $63,344, $47,104 and $49,674, respectively.

Per a market research report, as of 4Q 2012, the Baltimore PMSA retail market contains approximately 136.89 million sq. ft. of inventory in 11,281 buildings. Vacancy rate for the quarter was 5.3%, a 0.2% decrease from the previous quarter’s vacancy rate of 5.5%  Net absorption for the quarter was positive 464,196 sq. ft. with 292,747 sq. of new completions. The average rental rate for the quarter was $18.09 per sq. ft.

Per a market research report, as of 4Q 2012, the Harborplace Property’s CBD Baltimore retail submarket had approximately 6.9 million sq. ft. of inventory in 469 buildings. The vacancy rate for the submarket was 4.8%.  There were no new deliverables within the quarter.  As of 4Q 2012, the average rental rate was $22.61 per sq. ft.

Competitive Property Summary(1)
Property	Built / Renovated	Total GLA	Anchor Tenants	Occupancy %	Proximity (miles)
Harborplace Property	1980 / NAP	148,404	H&M, Urban Outfitters	94.6%	Subject
Harbor East	2007	143,543	Arhaus Furniture, Art Craft Collection, White House Black Market	100.0%	1.0
Clarendon Market Commons	2004	267,205	Whole Foods, Lime Fresh, Blue Mercury	99.0%	44.7
Clarendon Center South	2010	105,361	Trader Joe's, Circa Restaurant, Burapa Thai	99.0%	44.6
Pier IV Building	2003	135,405	Chipotle, Dick's Last Resort, Potbelly Sandwich Works	100.0%	0.5
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.73x 9.1%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	10/31/2012	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$5,658,935	$5,714,427	$5,816,350	$7,487,189	$50.45
Value of Vacant Space(3)	0	0	0	446,480	3.01
Percentage Rent (4)	$764,054	$650,246	349,246	348,324	$2.35
Gross Potential Rent	$6,422,989	$6,364,673	$6,165,596	$8,281,993	$55.81
Total Recoveries	3,102,113	3,028,946	3,655,530	4,716,802	31.78
Total Other Income	930,291	857,134	576,293	476,338	3.21
Less: Vacancy(5)	0	0	0	(654,461)	5%
Effective Gross Income	$10,455,393	$10,250,753	$10,397,419	$12,820,672	$86.39
Total Operating Expenses(6)	5,540,834	5,780,620	5,330,118	4,940,515	33.29
Net Operating Income	$4,914,559	$4,470,133	$5,067,301	$7,880,157	$53.10
TI/LC	0	0	0	296,189	2.00
Capital Expenditures	0	0	0	29,681	0.20
Net Cash Flow	$4,914,559	$4,470,133	$5,067,301	$7,554,287	$50.90
(1)	U/W Per Sq. Ft. based on collateral square footage of 148,404.
(2)	U/W Base Rent is based on the rent roll dated July 24, 2012. Base rent calculated based on base rent plus rent steps through March, 2014.
(3)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated July 24, 2012 grossed up at market rents.
(4)	Percentage Rent is based on actual lease terms applied to T-12 sales through June 30, 2012.
(5)	U/W vacancy of 5% of gross income.
(6)	U/W Total Operating Expense includes ground rent of $262,500 per the terms of the ground lease.

Property Management.    The Harborplace Property is managed by Jones Lang LaSalle Americas, Inc., a Maryland corporation.

Lockbox / Cash Management.    The Harborplace Loan is structured with a hard lockbox and in-place cash management. All excess cash is required to be swept into a lender controlled cash management account upon the occurrence of a “Cash Sweep Event” (as defined below). Upon the occurrence of a Cash Sweet Event, funds in the Cash Management Account shall be held as additional collateral for the Loan.

A “Cash Sweep Event” means (a) an event of default, (b) the bankruptcy of Guarantor, Borrower or Manager, (c) if the DSCR falls below 1.15x, as determined by lender, (d) if the debt yield falls below 7.5% as determined by lender, (e) a required roof reserve event or (f) a mezzanine event of default.

Initial Reserves.    At closing, the Borrower deposited (i) $1,448,387 into the bridge work reserve account to be used for the costs associated with the repair and/or reconstruction of the Upper Light Street Bridge on the Harborplace Property in accordance with the Ground Lease, (ii) $1,956,000 into the developer work reserve account to be used for costs associated with certain improvements to the Harborplace Property in accordance with the Ground Lease, (iii) $910,940 as a general landlord obligation holdback, (iv) $341,499 into a real estate tax reserve account and (v) $21,875 into the ground lease reserve account. See “Ground Lease” herein.

Ongoing Reserves.    The Harborplace Mall Loan documents require monthly escrows to be deposited in the amount of (i) 1/12th of the taxes that lender estimates will be payable during the next ensuing 12 months into a tax reserve account, (ii) $2,473 into a capital expenditure/replacement reserve account, which reserve is capped at $59,362, (iii) $24,734 into a TI/LC reserve account, which reserve is capped at $1,250,000 and (iv) $21,875  in the ground rent reserve account.

Current Mezzanine or Subordinate Indebtedness.    I&G Holding Mezz 3, LLC provided a $10,700,000 mezzanine loan to finance the acquisition, which requires interest-only payments at a rate of 9.250% and is coterminous with the Harborplace Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

Ground Lease.    The Property is also encumbered by a 108-year ground lease dated July 18, 1979, as amended (the “Ground Lease”). The landlord is the Mayor and City Council of Baltimore. The fair market value of the land was appraised at $3,750,000. Commencing in October 2012, a market capitalization rate of 7% will be applied to the appraised value, resulting in an annual ground rent payment of $262,500 on August 1, 2022 and each 5th anniversary of said date and continuing to July 31, 2054, the annual basic rental rate shall increase by 5% over the previous five-year period.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

301 Light Street & 201 East Pratt Street Baltimore, MD 21202	Collateral Asset Summary Harborplace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,799,262 70.2% 1.73x 9.1%

Harborplace
301 Light Street & 201 East Pratt Street
Baltimore, MD 21202
BALTIMORE
Downtown
Mt. Vernon
Inner Harbor
Little Italy
Harbor East
Harbor Point
Otterbein
Federal Hill
Sharp-Leadenhall
Riverside
South Baltimore
Inner Harbor
Patapsco River
Antique Row
Maryland General Hospital
Read Street Shopping District
Madison St
Washington Monument
The Walters Art Museum
The Peabody Institute
Preston Gardens
Baltimore Sun Building
Center St.
Centre St
Franklin St
Mulberry St
Saratoga St
Orleans St
Pleasant St
Mercy Medical Center
Charles Center
Lexington Market
LEXINGTON MARKET
Baltimore City Hall
War Memorial Plaza
Phoenix Shot Tower
Jewish Museum of Maryland
Fayette St
Baltimore St
Lombard St
Pratt St
Hippodrome Theatre
University of Maryland Medical Center
Univ. of MD School of Medicine
1st Mariner Arena
Fallon Federal Building
CHARLES CENTER
US Courthouse
Bank of American Building
Univ. Center/ Baltimore St.
METRO SUBWAY
LIGHT RAIL
Power Plant Live!
SHOT TOWER
Carroll Mansion
Port Discovery Children's Museum
Holocaust Memorial
Baltimore City Comm. College
Star Spangled Banner House
Reginald F. Lewis Mus. of African Am. History & Culture
The Gallery at Harborplace
McKeldin Plaza
Pratt Street Pavilion
World Trade Ctr.
Harborplace Amphitheatre
Maritime Museum
Center of Marine Biotechnology
Light Street Pavilion
National Aquarium in Baltimore
Marine Mammal Pavilion
Baltimore Visitors Center
Public Works Museum
Baltimore Civil War Museum
Rams Head Live!
Marriott Waterfront Hotel
National Katyn Memorial
Four Seasons Baltimore Hotel
Eastern Ave
Fleet St
Aliceanna St
Lancaster St
Baltimore Maritime Museum
Convention Center
Baltimore Convention Center
Camden St
Oriole Park at Camden Yards
Camden Yards
Federal Reserve Bank
University Specialty Hospital
Maryland Science Ctr./ IMAX Theater
Rash Field
Key Hwy
Federal Hill Park
American Visionary Arts Museum
Hughes St
Lee St
Hamburg St
Hamburg St.
M&T Bank Stadium
Cross St
Cross Street Market
Ostend St
Baltimore-Washington Intl. Airport
Charles St
St Paul St
Calvert St
Guilford Ave
Fallsway
Hillen St
Gay St
Cathedral St
Park Ave
Liberty St
Howard St
Eutaw St
Paca St
Druid Hill Ave
St. Mary's Park
South St
President St
Central Ave
Caroline St
Light St
Hanover St
Leadenhall St
Harbor View Dr
83
40
395
2
BALTIMORE
WASHINGTON D.C.
Towson
Dundalk
Ellicott City
Catonsville
Columbia
Glen Burnie
Severn
Laurel
Odenton
Severna Park
Arnold
Annapolis
Bowie
Rockville
Silver Spring
Bethesda
Olney
Randallstown
Pikesville
Owings Mills
Reisterstown
Lochearn
Woodlawn
Parkville
Carney
Perry Hall
Middle River
Rosedale
Essex
Elkridge
Savage
Riviera Beach
Chesapeake Bay
Wheaton
Beltsville
College Park
Seabrook
Hyattsville
Landover
Chevy Chase
North Bethesda
Takoma Park
Lutherville Timonium
Milford Mill
Pasadena
Edgemere
South Gate
CARROLL COUNTY
HOWARD COUNTY
MONTGOMERY COUNTY
PRINCE GEORGE'S COUNTY
ANNE ARUNDEL COUNTY
BALTIMORE COUNTY

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office - CBD
Sponsor:	Michael Silberberg, Moishe Hellman		Collateral:	Fee Simple
Borrower:	SL 231 LaSalle LLC, Gefen Chicago		Location:	Chicago, IL
	LLC, Gefen Chicago II LLC		Year Built / Renovated:	1924 / 1994
Original Balance:	$75,000,000		Total Sq. Ft.(2):	986,062
Cut-off Date Balance:	$74,806,897			SL 231 LaSalle Property Manager, LLC,
% by Initial UPB:	TBD		Property Management:	as manager, and Jones Lang LaSalle
Interest Rate:	4.1585%			Americas (Illinois), LP, as sub-manager
Payment Date:	6th day of month		Underwritten NOI:	$8,701,216
First Payment Date:	January 6, 2013		Underwritten NCF:	$8,163,520
Maturity Date:	December 6, 2022		Appraised Value:	$109,000,000
Amortization:	360 months		Appraisal Date:	October 22, 2012
Additional Debt:	None
Call Protection:	L(26), D(87), O(7)		Historical NOI
Lockbox / Cash Management:	Hard / In-place		Most Recent NOI:	$8,062,867 (T-12 July 31, 2012)
			2nd Most Recent NOI:	$7,448,334 (December 31, 2011)
Reserves(1)			3rd Most Recent NOI:	$5,483,574 (December 31, 2010)
	Initial	Monthly
Taxes:	$1,579,764	$263,294	Historical Occupancy
Insurance:	$23,964	$23,964	Most Recent Occupancy:	96.6% (July 1, 2012)
Replacement:	$1,500,000	Springing	2nd Most Recent Occupancy:	85.0% (December 31, 2011)
TI/LC:	$1,500,000	Springing	3rd Most Recent Occupancy:	85.0% (December 31, 2010)
GSA Reserve:	$4,747,550	$0	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Free Rent Reserve:	$1,782,984	$0	(2)
Certain space is subleased and/or dark at the 231 South LaSalle Street Property.  The figures listed above represent the space leased at the 231 South LaSalle Street Property. The occupied square footage is 78.1%.

Accretive Health:	$5,177	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$76
Balloon Balance / Sq. Ft.:	$61
Cut-off Date LTV:	68.6%
Balloon LTV:	55.0%
Underwritten NOI DSCR:	1.99x
Underwritten NCF DSCR:	1.86x
Underwritten NOI Debt Yield:	11.6%
Underwritten NCF Debt Yield:	10.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(2)	U/W Base Rent Per Sq. Ft.(3)	% of Total Annual U/W Base Rent(3) (4)	Lease Expiration
Bank of America(5)(6)	A/Baa2/A-	789,061	80.0%	$8.87	62.4%	12/31/2017
Accretive Health(7)	NR/NR/NR	72,669	7.4	$21.02	13.6	Various
US Army Corps of Engineers (GSA) (8)(9)	AAA/Aaa/AA+	63,678	6.5	$28.00	15.9	10/31/2022
Jos A Bank(10)	NR/NR/NR	7,359	0.7	$42.00	2.8	1/31/2017
Ann Taylor(11)	NR/NR/NR	5,357	0.5	$36.60	1.7	1/31/2014
Subtotal / Wtd. Avg.		938,124	95.1%	$11.53	96.4%

Other	Various	14,307	1.5%	$28.42	3.6%	Various
Vacant	NAP	33,631	3.4	NAP	NAP	NAP
Total / Wtd. Avg.		986,062	100.0%	$11.78	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Net Rentable Area is based on total sq. ft. of 986,062 per the July 1, 2012 rent roll.
(3)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through January 1, 2014.
(4)	% of Total Annual U/W Base Rent is based on total occupied underwritten base rent and exclude any gross up of vacant space.
(5)
At closing, Bank of America executed a new five year lease for approximately its 789,060 sq. ft. at the 231 South LaSalle Property. Bank of America has subleased out 439,725 sq. ft. to various sub-tenants (all subleases extend through 2023), including 248,183 sq. ft. to Northern Trust Bank (AA-/A1/A+). For comparison purposes, the average gross sublease rent is $23.11 per sq. ft., compared to average gross rent under the Bank of America lease of $20.93 per sq. ft.  Bank of America directly occupies 167,249 sq. ft. on four floors within the 231 South LaSalle Property. Bank of America has sub-landlord obligations on the subleased space through June 30, 2023.  The remaining 182,087 sq. ft. of the Bank of America space is dark.

(6)	Bank of America has one, five-year and six-month extension and followed by six, five year extensions.
(7)	Accretive Health leases two spaces at the 231 South LaSalle Property with 44,385 sq. ft. expiring July 31, 2021 and 28,284 sq. ft. expiring February 28, 2022. Each lease has one, five year extension.
(8)
The term of the GSA lease is 10 years from the date that the parties enter into a lease amendment acknowledging that substantial completion has occurred. For U/W purposes, it has been assumed that the GSA lease expires on October 31, 2022.

(9)	The rating listed for the GSA is that of the United States of America.
(10)	Jos A Bank has two, five year extensions. Sales information is not available for this tenant.
(11)	Ann Taylor has one, five year extension. Sales information is not available for this tenant.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)(3)	% U/W Base Rent Rolling(2)(3)	Cumulative % of U/W Base Rent (2)(3)
MTM	2	1,512	0.2%	1,512	0.2%	$27.78	0.4%	0.4%
2013	3	2,909	0.3%	4,421	0.4%	$7.81	0.2%	0.6%
2014	2	7,055	0.7%	11,476	1.2%	$32.60	2.0%	2.6%
2015	0	0	0.0%	11,476	1.2%	$0.00	0.0%	2.6%
2016	2	1,822	0.2%	13,298	1.3%	$47.18	0.8%	3.4%
2017	31	797,922	80.9%	811,220	82.3%	$9.23	65.6%	69.0%
2018	0	0	0.0%	811,220	82.3%	$0.00	0.0%	69.0%
2019	0	0	0.0%	811,220	82.3%	$0.00	0.0%	69.0%
2020	1	4,864	0.5%	816,084	82.8%	$34.11	1.5%	70.5%
2021	1	44,385	4.5%	860,469	87.3%	$19.12	7.6%	78.1%
2022(4)	3	91,962	9.3%	952,431	96.6%	$26.77	21.9%	100.0%
2023	0	0	0.0%	952,431	96.6%	$000	0.0%	100.0%
Thereafter	0	0	0.0%	952,431	96.6%	$0.00	0.0%	100.0%
Vacant	NAP	33,631	3.4%	986,062	100.0%	NAP	NAP
Total / Wtd. Avg.	45	986,062	100.0%			$11.78	100.0%
(1)	The rollover schedule does not consider sublease tenants.
(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through January 1, 2014 and includes straightlined rent.
(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

(4)
The term of the GSA lease is 10 years from the date that the parties enter into a lease amendment acknowledging that substantial completion has occurred. For U/W purposes, it has been assumed that the GSA lease expires  on October 31, 2022.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

The Loan.    The 231 South LaSalle loan (the “231 South LaSalle Loan”) is a $75,000,000 ($76 per sq. ft.), fixed rate loan secured by the borrowers’ fee simple interest in a 986,062 sq. ft. Class B office building located at 231 South LaSalle Street in Chicago, Illinois (the “231 South LaSalle Property”). The 231 South LaSalle Loan has a 10-year term, accrues interest at a fixed rate equal to 4.1585% per annum and amortizes on a 30-year schedule.

The 231 South LaSalle Loan proceeds of $75,000,000, together with an equity contribution from the Borrower of $35,161,593 were used to acquire the 231 South LaSalle Property for a purchase price of $97,000,000, fund total upfront reserves of $11,139,439 and pay closing costs of $2,022,155. Based on the appraised value of $109,000,000 as of October 22, 2012, the cut-off date LTV is 68.6%.

The Borrower / Sponsor.    The borrowers, SL 231 LaSalle LLC, Gefen Chicago LLC, and Gefen Chicago II LLC (collectively the “Borrowers”), are three single purpose limited liability companies structured to be bankruptcy-remote, with two independent directors in each of their respective organizational structures. The 231 South LaSalle Property is owned through a tenancy-in-common structure, with SL 231 LaSalle LLC, Gefen Chicago LLC, and Gefen Chicago II LLC having ownership interests of 87.5%, 5.5% and 7.0%, respectively. Michael Silberberg, one of the non-recourse carveout guarantors for the 231 South LaSalle Loan, has indirect control of SL 231 LaSalle LLC and Moishe Hellman (Moishe Hellman and Michael Silberberg, collectively, the “Sponsors”), the other non-recourse carve out guarantor has indirect control of Gefen Chicago LLC and Gefen Chicago II LLC.

Michael Silberberg, along with other investors, owned five office properties in Chicago as of the closing of the 231 South LaSalle Street Loan.  311 South Wacker Drive, 550 West Jackson Street, 180 North LaSalle Street, 111 West Jackson Street, and the Civic Opera building (20 North Wacker Street).  Micahel Silberberg has 20 years of experience in transactional real estate law and is currently a partner at Silberberg & Kirschner LLP, a NYC law firm.  Since 1988 Michael Silberberg has privately invested, syndicated and managed many commercial and residential multi-family projects across the country and has also participated in various private equity and loan transactions as well. Per Michael Silberberg’s unaudited financial statements dated October 1, 2012, his reported net worth and liquidity are $137,629,497 and $15,295,000, respectively.

Moishe Hellman is a New York City based real estate investor. He has ownership interest in 23 properties throughout the north-east, with a total equity contribution of $48,857,110. Per Moishe Hellman’s unaudited financial statements dated October 1, 2012, his reported net worth and liquidity are $56,657,110 and $1,300,000, respectively.

The Property.     The 231 South LaSalle Property consists of a 23-story, 986,062 sq. ft. Class B office building, situated on a 2.15-acre site. The 231 South LaSalle Property is located at 231 South LaSalle Street in Chicago, Illinois. The neoclassical improvements were originally constructed in 1924 and renovated in 1994, when a retail arcade was added to the ground floor. The 231 South LaSalle Property is occupied by 14 tenants/subtenants and is 96.6% leased as of July 1, 2012.  The 231 South LaSalle Property was awarded an Energy Star label in 2011 for its operating efficiency.

The 231 South LaSalle Property is located in Chicago’s Central Business District (“CBD”) in the area generally known as the “Loop”. The Loop contains the main concentrations of office and commercial space in the CBD and is bounded by the Chicago River along the north and west, Lake Michigan on the east and Congress Parkway on the south. Additional areas include the North Michigan Avenue office and retail corridor, buildings located north of the Chicago River in the River North area, and structures west of the Chicago River in the west Loop area. According to the appraiser, the 231 South LaSalle Property is well-located with a mixture of commercial office and retail properties as well as government facilities, in the immediate area. It is located across the street from the Chicago Board of Trade and the Federal Reserve at the intersection of South LaSalle and West Jackson Street. Many of Chicago’s finest cultural and entertainment attractions surround the 231 South LaSalle Property. The Harold Washington Library, located southeast of the 231 South LaSalle Property, is the world’s largest public library. Other noteworthy landmarks in or in proximity to the central Loop are the Palmer House Hilton (located to the east), the Thompson Center, the Art Institute, and a number of renowned theaters on the district’s north side. The 231 South LaSalle Property is conveniently located with access via private and public transportation. The 231 South LaSalle Property is located four blocks east of Union Station and seven blocks southeast of the Ogilvy Transit Center.  The 231 South LaSalle Property is also one block from Chicago’s “El” (Brown, Orange, Pink, and Purple lines).  The 231 South LaSalle Property is four blocks north of Congress Street, the most direct connection between the Loop and the expressway system. Jackson Boulevard, the eastern terminus of the famous Route 66, connects to Lake Shore Drive, the north-south artery along the lakefront. The 231 South LaSalle Property is further defined as being located in the Central Loop office submarket.

Major Tenants.    The 231 South LaSalle Property was 96.6% leased by 14 tenants/subtenants with 86.5% of the building leased by investment-grade rated tenants Bank of America (A/Baa2/A-) and US Army Corps of Engineers (AAA/Aaa/AA+) as of the rent roll dated July 1, 2012.

Bank of America Corporation (789,061 sq. ft., 80.0% of NRA, 62.4% of underwritten occupied base rent): Bank of America Corporation (“Bank of America”) is an American multinational banking and financial services corporation headquartered in Charlotte, North Carolina. It is the second-largest bank holding company in the United States by assets. Bank of America serves clients through 5,600 branches and 16,200 ATMs in more than 150 countries and has a relationship with 99% of the U.S. Fortune 500 companies and 83% of the

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

Fortune Global 500. The company is a member of the Federal Deposit Insurance Corporation and a component of both the S&P 500 Index and the Dow Jones Industrial Average.

Bank of America leases approximately 789,060 sq. ft. over a five-year lease term, expiring on December 31, 2017, with an option to renew for one initial period of five years and six months, followed by six periods of five years each. Bank of America’s rent of $8.74 per sq. ft. increases to $8.87 per sq. ft. on July 1, 2013, and thereafter is flat throughout the initial lease term, with increases in each extension term. Bank of America has subleased 439,725 sq. ft. to various sub-tenants, including 248,183 sq. ft. to Northern Trust Bank (AA-/A1/A+), and directly occupies 167,249 sq. ft. on four floors within the 231 South LaSalle Property. Bank of America has sub-landlord obligations at the 231 South LaSalle Property through June 30, 2023.

US Army Corps. Of Engineers (63,678 sq. ft., 6.5% of NRA, 15.9% of underwritten occupied base rent): US Army Corp. of Engineers (USACE) is a U.S. federal agency under the Department of Defense and a major Army command made up of approximately 38,000 civilian and military personnel, making it the world’s largest public engineering, design, and construction management agency. Although generally associated with dams, canals and flood protection in the United States, USACE is involved in a wide range of public works throughout the world.

USACE leases 63,678 sq. ft. over a 10-year lease term, which lease term shall commence upon the substantial completion of USACE’s leased space, with an option to renew for one period of five years. USACE’s total annual rent for the first lease year is $4.20 per sq. ft., which amount increases to $28.00 per sq. ft. for lease years 2 and 3, and then increases to $31.00 per sq. ft. for lease years four, five and six and then increases again to $34.00 per sq. ft. for lease years seven, eight and nine and increases to $37.00 per sq. ft. for lease year 10.

The Market.     The 231 South LaSalle Property is located at the southeast corner of the intersection of South LaSalle Street and West Quincy Street in Chicago’s central business district, in the area generally known as the “Loop.” The Loop contains the main concentrations of office and commercial space within downtown Chicago and is bounded by the Chicago River along the north and west, Lake Michigan on the east and Congress Parkway on the south. The 231 South LaSalle Property is further defined as being located in the Central Loop office submarket.

According to a market research report, the Chicago total office market had an inventory of roughly 460.3 million sq. ft. as of the fourth quarter of 2012. The direct vacancy rate was 14.2%, which represented a decrease from the third-quarter 2012 vacancy rate of 14.4%. Asking rents as of the fourth quarter of 2012 were reported to be $23.04 per sq. ft., representing an increase of $0.20 per sq. ft. from the third quarter 2012 rent of $22.84 per sq. ft. The Class A and B direct vacancy rates were reported at 16.3% and 13.9%, respectively. Asking rents for Class A and Class B spaces were reported as $27.36 per sq. ft. and $20.59 per sq. ft., respectively.

According to a market research report, the Central Loop office submarket had an inventory of roughly 48.5 million sq. ft. as of the fourth quarter of 2012. The direct vacancy rate was 11.4%. Asking rents as of the fourth quarter of 2012 were reported to be $29.37 per sq. ft. The Class A and B direct vacancy rates were reported at 12.0% and 11.5%, respectively. Asking rents for Class A and Class B spaces were reported as $32.10 per sq. ft. and $28.31 per sq. ft., respectively..

Statistics as of the fourth quarter of 2012 for office space in the market and submarket are shown below.

Category	Chicago Total Office	Central Loop Office
Existing Supply (Sq. Ft.)	460,342,158	48,547,005
Direct Vacant	14.2%	11.4%
Average Rent Per Sq. Ft. (Gross)	$23.04	$29.37
 Source: Market research report

231 South LaSalle Property Recent Leases
Tenant	Sq. Ft.	Base Rent Per Sq. Ft.(1)	Lease Term (Months)	Lease Start	Lease Expiration
US Army Corps. of Engineers (GSA)	63,678	$28.00	120	11/2012	10/2022
Accretive Health	28,284	$24.00	122	1/2012	2/2022
Total / Wtd. Avg.	91,962	$26.77	121
Source: Rent Roll dated July 1, 2012.
(1) Base Rent Per Sq. Ft. are gross rents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

The table below shows the vacancy rate and asking rents of the 231 South LaSalle Property in comparison to direct competitors in the central Loop submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size (Sq. Ft.)	% Leased	Asking Rate Per Sq. Ft. (Net)	Class
231 South LaSalle	1924	986,062	96.6%	$12.07	B
LaSalle Bank Building	1934	1,258,205	91.0%	$31.00	B
120 S. LaSalle Building	1928	658,784	96.0%	$29.00	B
One North LaSalle Building	1929	467,723	83.0%	$24.00	B
One North State	1910	640,554	81.0%	$26.00	B
Burnham Center	1914	579,778	81.0%	$26.00	B
208 S. LaSalle Building	1914	353,000	83.0%	$28.50	B
Total / Wtd. Avg.(2)		3,958,044	87.1%	$28.08
(1)	Source: Appraisal
(2)	Total / Wtd. Avg. excludes the 231 South LaSalle Property.

Cash Flow Analysis
	12/31/2010	12/31/2011	07/31/2012	U/W	U/W Per Sq. Ft.
Base Rent(1)	$7,748,503	$8,419,443	$8,768,274	$11,038,429	$11.19
Value of Vacant Space(2)	0	0	0	860,990	0.87
Rent Steps(3)	0	0	0	188,233	0.19
Straight-Line Rent(4)	0	0	0	211,855	0.21
Gross Potential Rent	$7,748,503	$8,419,443	$8,768,274	$12,299,507	$12.47
Total Recoveries	8,772,730	10,249,290	10,465,633	9,877,608	10.02
Total Other Income	8,500	29,265	84,774	30,389	0.03
Less: Vacancy(5)	0	0	0	(1,464,842)	(6.6%)
Effective Gross Income	$16,529,733	$18,697,997	$19,318,681	$20,742,662	$21.04
Total Operating Expenses	11,046,159	11,249,663	11,255,814	12,041,446	12.21
Net Operating Income	$5,483,574	$7,448,334	$8,062,867	$8,701,216	$8.82
TI/LC	0	0	0	291,180	0.30
Capital Expenditures	0	0	0	246,516	0.25
Net Cash Flow	$5,483,574	$7,448,334	$8,062,867	$8,163,520	$8.28
(1)	U/W Base Rent is based on the rent roll dated July 1, 2012.
(2)	U/W Value of Vacant Space is based on the vacant sq. ft. as of the rent roll dated July 1, 2012, grossed up at market rents.
(3)	U/W Rent Steps includes contractual rent increases through January 1, 2014.
(4)	U/W Straight-Line Rent represents the present value of Rent Steps for Bank of America and United States Army Corps of Engineers (GSA).
(5)
Less: Vacancy includes a 5.0% vacancy factor applied to the Bank of  America space, the GSA space, and the retail space.  A market vacancy factor of 13.2% is applied to the remainder of the office space, less the in-place vacancy factor of 3.9%.

Property Management.    The 231 South LaSalle Property is managed by SL 231 LaSalle Property Manager, LLC, an affiliate of SL 231 LaSalle LLC, and is sub-managed by Jones Lang LaSalle Americas (Illinois), LP.

Lockbox / Cash Management.    The 231 South LaSalle Loan is structured with a hard lockbox and in-place cash management. A cash sweep is required to commence (i) during the occurrence of an event of default, (ii) during  a bankruptcy event of the Sponsor or either Manager or (iii) if the DSCR falls below 1.10x.

During the continuance of a Bank of America Lease Sweep Event Period, 100% of all excess cash flow is required to be deposited into the General TI/LC Reserve.

“Bank of America Lease Sweep Event Period” means any period commencing upon the occurrence of: (i) the notification by Bank of America that it intends not to exercise a renewal option under the Bank of America lease; (ii) the Bank of America lease is surrendered, cancelled or terminated prior to its then current expiration date; (iii) any Applicable Sweep Date occurs (unless prior to such date Bank of America has irrevocably exercised its then applicable renewal option under the Bank of America lease); (iv) the occurrence (beyond

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

any applicable notice and cure periods) of an event of default under the Bank of America lease by Bank of America; (v) a bankruptcy event of Bank of America; or (vi) the date required under the Bank of America lease by which Bank of America is required to give notice of its exercise of a renewal option thereunder.

“Applicable Sweep Date” means (i) if the Sublease Conditions are satisfied with respect to less than 100,000 sq. ft. of sublease space, the date that is 24 months prior to the then applicable expiration date under the Bank of America lease, (ii) if the Sublease Conditions are satisfied with respect to 100,000 sq. ft. or more but less than 200,000 sq. ft. of sublease space, the date that is 21 months prior to the then applicable expiration date under the Bank of America lease, (iii) if the Sublease Conditions are satisfied with respect to 200,000 sq. ft. or more but less than 300,000 sq. ft. of sublease space, the date that is 18 months prior to the then applicable expiration date under the Bank of America lease, (iv) if the Sublease Conditions are satisfied with respect to 300,000 sq. ft. or more but less than 400,000 sq. ft. of sublease space, the date that is 15 months prior to the then applicable expiration date under the Bank of America lease, and (v) if the Sublease Conditions are satisfied with respect to 400,000 sq. ft. or more of sublease space, the date that is 12 months prior to the then applicable expiration date under the Bank of America lease.

“Sublease Conditions” means with respect to each Bank of America sublease, a written agreement by the applicable subtenant providing that upon the termination or expiration of the Bank of America lease, such Bank of America sublease shall continue as a direct lease with the Borrowers (as landlord thereunder), and such subtenant shall recognize and attorn to the Borrowers as such subtenant’s direct landlord under such lease.

Initial Reserves.    At closing, the Borrowers deposited $1,500,000 into a replacement reserve, $1,500,000 into the General TI/LC Reserve, $1,579,764 into the Tax Reserve, and $23,964 into the Insurance Reserve.
At closing, Borrowers also escrowed $6,530,534, consisting of (i) a free rent escrow of $1,782,984, (ii) a landlord work obligation escrow of $1,157,525 attributable to the GSA lease, and (iii) TI/LC reserves of $3,590,025 attributable to the GSA lease. Additionally, $5,177 was escrowed for leasing commissions due relating to the  Accretive Health lease.

Ongoing Reserves.   On a monthly basis, the Borrowers are required to deposit reserves of approximately (i) $263,294 into a monthly tax reserve account, (ii) $23,964 into a monthly insurance reserve account and (iii) in the event the amount on deposit in the replacement reserve account is less than $250,000, a monthly escrow of $20,543 thereto will be required, capped at $1,500,000.   In addition, Borrowers will be required to deposit a monthly TI/LC escrow of $88,889 commencing December 6, 2013, provided that such deposits shall not be required once (i) there is at least $4,700,000 then on deposit in the TI/LC escrow and (ii) the Bank of America lease has been extended through the initial renewal term thereunder (i.e., through June 30, 2023).

Current Mezzanine or Subordinate Indebtedness.     None.

Future Mezzanine or Subordinate Indebtedness Permitted.   The 231 South LaSalle Loan documents permit a future subordinate mezzanine loan from a qualified institutional lender upon an assumption of the 231 South LaSalle Loan, subject to, among other things, minimum aggregate DSCR of not less than 1.40x, maximum aggregate LTV that is no greater than 75.0% and an intercreditor agreement reasonably acceptable to the lender.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

231 South LaSalle Street Chicago, IL 60604	Collateral Asset Summary 231 South LaSalle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$74,806,897 68.6% 1.86x 11.6%

231 LaSalle
231 South LaSalle Street
Chicago, IL 60604
CHICAGO
Lake Michigan
Lake Shore Drive
Kennedy Expwy
North Branch
Chicago R.
Chicago River
River West
River North
Near North Side
Gold Coast
Streeterville
New East Side
West Loop
Chicago Loop
Greektown
South Loop
Printers Row
Near South Side
MILLENNIUM PARK
GRANT PARK
Burnham Park
Jane Addams Memorial Park
Dearborn Park
Washington Sq. Park
Moody Bible Institute
Loyola University Water Tower Campus
900 North Michigan
John Hancock Center
Water Tower Place
Water Tower
Museum of Contemporary Art Chicago
Northwestern University Chicago Campus
Northwestern Memorial Hospital
The Shops at North Bridge
Tribune Tower
NBC Tower
Wrigley Building
Trump Intl. Hotel & Tower
Marina City
Merchandise Mart
333 Wacker Drive
River East Center
Navy Pier
Chicago Marina
Ogilvie Transportation Center
OGILVIE METRA
Lyric Opera of Chicago
Citigroup Center
Hyatt Center
AT&T Corporate Center
Chicago Mercantile Exchange
Willis (Sears) Tower
Union Station
UNION STATION
City Hall
Daley Plaza
Chicago Theatre
Prudential Plaza
AON Center
RANDOLPH STREET METRA
Harris Music & Dance Theater
Jay Pritzker Pavilion
Chicago Cultural Center
Cloud Gate
Chase Tower
Art Institute of Chicago
Petrillo Band Shell
Chicago Symphony Center
Chicago Yacht Club
Chicago Board of Trade
Chicago Stock Exchange
DePaul Univ. College of Law
Robert Morris Univ.
Auditorium Theatre
VAN BUREN STREET METRA
Buckingham Fountain
Spertus Inst. of Jewish Studies
LA SALLE ST. METRA
MUSEUM/ CAMPUS/11TH ST. METRA
Shedd Aquarium
Field Museum
Soldier Field
University of Illinois Chicago
W. Locust St.
W. Chicago Ave.
W. Superior St.
W. Huron St.
W. Erie St.
W. Ontario St.
W. Grand Ave.
W. Hubbard St.
W. Kinzie St.
W. Fulton St.
W. Lake St.
W. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
W. Wacker Dr.
W .Roosevelt Rd.
E. Delaware Pl.
E. Chestnut St.
E. Chicago Ave.
E. Superior St.
E. Huron St.
E. Erie St.
E. Ontario St.
E. Ohio St.
E. Grand Ave.
E. Illinois St.
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E. Wacker Dr.
E. South Water St.
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E. Randolph St.
E. Monroe St.
E. Jackson Blvd.
Congress Pkwy.
E. Balbo Ave.
E. 8th St.
E. 9th St.
E. 11th St.
E. Roosevelt Rd.
E. 14th St.
N. Halsted St.
N. Larrabee St.
N. Hudson Ave.
N. Orleans St.
N. Franklin St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
N. Saint Clair St.
N. Kingsbury St.
N. Green St.
S. Jefferson St.
S. Clinton St.
S. Canal St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Financial Pl.
S. La Salle St.
S. Michigan Ave.
S. Columbus Dr.
BROWN, PURPLE LINES
RED LINE
GREEN, ORANGE LINES
BLUE LINE
PINK, GREEN LINES
METRA COMMUTER RAIL
RAIL
Chicago/ Franklin
Chicago/ State
Grand/ Milwaukee
Grand
Merchandise Mart
Clinton/ Lake
State/Lake
Randolph/ Wabash
Lake/State
Washington/ Wells
Washington/State
Madison/ Wabash
Monroe/State
Adams/ Wabash
Quincy/Wells
Jackson/State
LaSalle/ Van Buren
Library
LaSalle
Clinton/ Congress
UIC/ Halsted
Harrison
Roosevelt/ State
Roosevelt/ Wabash
90
94
290
41
Des Plaines
Niles
Skokie
Evanston
Elk Grove Village
Park Ridge
Lincolnwood
Chicago O'Hare International Airport
Bensenville
Norridge
Northlake
Elmwood Park
Addison
Melrose Park
Oak Park
Maywood
Elmhurst
Berwyn
Cicero
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La Grange
Hinsdale
Downers Grove
Darien
Chicago Midway Intl. Airport
Bedford Park
Burbank
Oak Lawn
Evergreen Park
Palos Hills
Palos Heights
Orland Park
Alsip
Blue Island
Crestwood
Riverdale
Roseland
Lemont
Lake Michigan
CHICAGO
INDIANA

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary SOP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,909,299 64.8% 2.21x 13.8%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition		Property Type:	Office - Suburban
Sponsor:	Starwood Distressed Opportunity Fund		Collateral:	Fee Simple
	IX-1 U.S., L.P.		Location(4):	Various
	Starwood Distressed Opportunity Fund IX		Year Built / Renovated(4):	Various / Various
	Global, L.P.		Total Sq. Ft.:	581,625
Borrower:	IX WR 2000 Park Lane Drive, L.P.		Property Management(5):	Various
	IX WR 3023 HSBC Way, L.P.		Underwritten NOI(6):	$7,311,210
	IX WR 2420 South Lakemont Drive, L.P.		Underwritten NCF:	$6,531,518
Original Balance:	$54,700,000		Appraised Value:	$81,600,000
Cut-off Date Balance:	$52,909,299		Appraisal Date:	Various
% by Initial UPB:	TBD
Interest Rate:	3.8000%		Historical NOI
Payment Date:	6th of each month		Most Recent NOI(6):	$4,901,473 (T-12 October 31, 2012)
First Payment Date:	February 6, 2013		2nd Most Recent NOI:	$6,188,780 (December 31, 2011)
Maturity Date:	January 6, 2023		3rd Most Recent NOI:	$8,829,454 (December 31, 2010)
Amortization:	Interest-only for 60 months;
	360 months thereafter		Historical Occupancy
Additional Debt(1):	None		Most Recent Occupancy:	97.4% (December 16, 2012)
Call Protection:	L(18), YM1(96), O(6)		2nd Most Recent Occupancy:	76.8% (December 31, 2011)
Lockbox / Cash Management:	Hard / Springing		3rd Most Recent Occupancy:	96.7% (December 31, 2010)

(1)   See “Future Mezzanine of Subordinate Indebtedness Permitted” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 3.59x and 3.20x, respectively.
(4)   See “Property Summary” herein.
(5)   See “Property Management” herein.
(6)   The majority of the increase from the Most Recent NOI to Underwritten NOI is the result of recent leasing activity within the portfolio. At the 2000 Park Lane Property, Cigna has leased several suites totaling 172,663 sq. ft. Lease commencement dates for each of the suites range between October 1, 2011 and October 1, 2012, and end dates range between December 31, 2021 and December 31, 2024. The Cigna lease results in an increase of $1,903,436 in annual base rent and an increase of $1,347,011 in reimbursements. Other tenants within the Portfolio who executed leases during 2012 account for an addition $372,956 in annual rent increase.

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
Immediate Repairs:	$1,128,000	$0
Free Rent:	$696,522	$0
TI/LC:	$3,625,905	$48,469

Financial Information
Cut-off Date Balance / Sq. Ft.:		$91
Balloon Balance / Sq. Ft:		$82
Cut-off Date LTV:		64.8%
Balloon LTV:		58.6%
Underwritten NOI DSCR(3):		2.47x
Underwritten NCF DSCR(3):		2.21x
Underwritten NOI Debt Yield:		13.8%
Underwritten NCF Debt Yield:		12.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,909,299 64.8% 2.21x 13.8%

Property Summary

Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Cut-Off Date Balance	Appraised Value	Occupancy(1)
2000 Park Lane	Pittsburgh, PA	234,859	1993 / 2012	$25,632,476	$38,500,000	100.0
Edgewater Corporate Center One	Fort Mill, SC	182,000	2006 / NAP	15,089,306	22,400,000	100.0
Baldwin Point	Orlando, FL	164,766	2005 / NAP	12,187,517	20,700,000	90.7
Total / Wtd. Avg.:		581,625		$52,909,299	$81,600,000	97.4%
(1)      As of December 16, 2012.

Tenant Summary

Tenant	Ratings (Fitch/Moody’s/S&P)	Property Name	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(1) (2)	% of Annual U/W Base Rent(1) (2)	Lease Expiration
Decision One Mortgage Company, LLC(3)	AA-/Aa3/A+	Edgewater Corporate Center One	182,000	31.3%	$14.50	27.5%	8/31/2016
Connecticut General Life Insurance Company(4)	BBB/Baa2/BBB+	2000 Park Lane	172,663	29.7	$14.11	25.4	12/31/2024(6)
The Travelers Indemnity Company	A+/A2/A	Baldwin Point	105,869	18.2	$22.06	24.4	6/30/2015
Computer Associates International, Inc.	BBB+/Baa2/BBB+	2000 Park Lane	56,447	9.7	$24.00	14.1	12/31/2015
Parsons Transportation Group, Inc.	NR/NR/NR	Baldwin Point	11,672	2.0	$22.00	2.7	3/31/2013
Subtotal / Wtd. Avg.			528,651	90.9%	$17.07	94.2%
Other	Various	Various	31,482	5.4%	$17.75	5.8%	Various
Miscellaneous(5)	NAP	Various	6,181	1.1	NAP	NAP	NAP
Vacant	NAP	Various	15,311	2.6	NAP	NAP	NAP
Total / Wtd. Avg.			581,625	100.0%	$17.10	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through June 30, 2013.
(2)
U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space and UW base rent for management office space.

(3)	Credit rating is for the lease guarantor, HSBC Finance Corporation.
(4)	Credit rating is for CIGNA.
(5)	Miscellaneous space includes management office space and a fitness center located at the 2000 Park Lane Property.
(6)
Connecticut General Life Insurance Company occupies 172,663 sq. ft. of which 34,561 sq. ft. expires 12/31/2021, 36,417 sq. ft. expires 12/31/2022, and 101,685 sq. ft. expires 12/31/2024. Connecticut General Life Insurance Company has a one-time right to contract the premises by one full floor (“Contraction Option”) effective on 12/31/2019 by providing landlord with written notice by 12/31/2018. In the event that Connecticut General Life Insurance Company exercises the Contraction Option, the portion of the premises to be contracted shall be the fourth floor premises. Connecticut General Life Insurance Company is required to pay to landlord an amount equal to the sum of any and all unamortized brokerage fees and LAN Room/Fourth Floor premises improvement allowance. Connecticut General Life Insurance Company has the right to terminate this lease as to the cafeteria premises effective at any time on or after 1/1/2018 by providing at least 365 days prior written notice to landlord.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,909,299 64.8% 2.21x 13.8%

Lease Rollover Schedule

Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1) (2)	% U/W Base Rent Rolling(1) (2)	Cumulative % of U/W Base Rent(1) (2)
2013	2	15,301	2.6%	15,301	2.6%	$22.00	3.5%	3.5%
2014	0	0	0.0	15,301	2.6%	$0.00	0.0	3.5%
2015	4	168,595	29.0	183,896	31.6%	$21.96	38.6	42.2%
2016	3	187,897	32.3	371,793	63.9%	$14.74	28.9	71.1%
2017	0	0	0.0	371,793	63.9%	$0.00	0.0	71.1%
2018	1	10,731	1.8	382,524	65.8%	$21.25	2.4	73.4%
2019	0	0	0.0	382,524	65.8%	$0.00	0.0	73.4%
2020	0	0	0.0	382,524	65.8%	$0.00	0.0	73.4%
2021	2	39,507	6.8	422,031	72.6%	$15.10	6.2	79.7%
2022	1	36,417	6.3	458,448	78.8%	$14.17	5.4	85.1%
Thereafter	3	101,685	17.5	560,133	96.3%	$14.08	14.9	100.0%
Miscellaneous(3)	3	6,181	1.1	566,314	97.4%	NAP	NAP
Vacant	NAP	15,311	2.6	581,625	100.0%	NAP	NAP
Total / Wtd. Avg.	19	581,625	100.0%			$17.10	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through June 20, 2013.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space and UW base rent for management office space.

(3)	Miscellaneous space includes management office space and a fitness center located at the 2000 Park Lane Property.

The Loan.    The SOP Portfolio II loan (the “SOP Portfolio II Loan”) is a $54.7 million ($94 per sq. ft.) fixed rate loan secured by the borrower’s fee simple interest in three office properties located in three states (each a “Property” and together the “Properties” or “SOP Portfolio II”) as detailed in the Property Summary table above. The SOP Portfolio II Loan has a 10-year term, an initial interest-only period of 60 months and amortizes on a 30-year amortization schedule thereafter. The SOP Portfolio II Loan accrues interest at 3.8000%. As of February 6, 2012, the SOP Portfolio II Loan was part of a larger loan in the amount of $178.0 million (“SOP Portfolio Loan”) secured by seven office properties.  Loan proceeds for the SOP Portfolio Loan were used to acquire the Properties, pay closing costs of approximately $1.5 million, and fund upfront reserves of approximately $10.1 million.  On January 14, 2013, the One West Fourth Street Mortgage Property with an allocated purchase price of $58.1 million and an Allocated Loan Amount of $43,900,000 was released from the lien of the SOP Portfolio Loan at 110% of the Allocated Loan Amount. At closing, the Sponsor contributed $74.1 million in cash equity. Based on the acquisition price in the Properties less the property released, closing costs and upfront reserves, the SOP Portfolio Loan represents an aggregate loan to cost ratio of 68.0%.  Subsequent to the release, the SOP Portfolio Loan was split into two SOP Portfolio II Loan with a cut-off date balance of $52.9 million and SOP Portfolio I with a cut-off date balance of $76.8 million. Based on the “as is” aggregate appraised value of $81.6 million, the aggregate cut-off date LTV is 64.8% for the SOP Portfolio II Loan.

The Borrower / Sponsor.     Each of the three borrowers is a single purpose bankruptcy remote Delaware limited partnership (as identified in the Mortgage Loan Information table above) (each, a “Borrower”, and collectively, the “Borrowers”), with two independent directors in its organizational structure. IX WR Office Portfolio Holdings, L.P., directly owns the Borrowers, which is indirectly 52.3% owned by Starwood Distressed Opportunity Fund IX-1 U.S. L.P. and 47.7% owned by Starwood Distressed Opportunity Fund IX Global, L.P. (the “Guarantors”).  Starwood IX Management, L.P. is the general partner of each Guarantor. The Guarantors are private funds, sponsored by Starwood Capital Group. The mandate of the funds is to invest in both distressed and non-distressed opportunities.

Starwood Capital Group is a privately held global investment firm owned by its more than 60 partners. Founded in 1991 in the depth of the RTC real estate crisis, Starwood Capital Group has completed over 465 transactions representing assets of nearly $36 billion as of September 30, 2012. The company manages assets worth $22 billion and helped to create four public companies which have gone on to acquire an additional $20 billion in assets.

Starwood Capital Group has approximately 240 employees located across eleven offices in six countries including the global headquarters in Greenwich, San Francisco, Washington, D.C., Atlanta, Los Angeles, Chicago, London, Paris, Luxembourg, Mumbai and Sao Paulo. Over the past 20 years, Starwood Capital Group has raised nearly $16 billion of equity and sponsored twelve co-mingled opportunistic funds including two dedicated debt funds, two dedicated hotel funds and several stand-alone and co-investment partnerships on behalf of the world’s leading institutional and high net worth investors. The company invested in almost every asset class – including multifamily, office, retail, hotel, industrial, residential and commercial land, senior housing, mixed-use and golf, and in

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,909,299 64.8% 2.21x 13.8%

all levels of the capital structure – including equity, preferred equity, mezzanine debt and senior debt, depending on the risk-reward profile.

While Starwood Capital Group’s roots are in the real estate markets, the company’s investment discipline applies across all asset classes. In August 2009, Starwood Capital Group created Starwood Property Trust, Inc. (NYSE: STWD), a publicly traded real estate finance company that focuses on originating and investing in commercial mortgage loans and other commercial real estate-related debt investments. With an initial market capitalization of $950 million, STWD was, at the time of its IPO, the largest blind pool company ever created and traded on the NYSE. STWD has since had three secondary offerings on the NYSE raising an additional $1.4 billion of capital. STWD is externally managed by an entity that is 100% owned by Starwood Capital Group. Finally, Starwood Capital Group created and sponsors SH Group, a hotel management company which owns the environmentally-focused 1 Hotels & Resorts brand and holds the Baccarat hotel license, as well as other potential future hotel brands.

The Properties.

The Properties are three Class A office properties comprising 581,625 sq. ft. and are located in three states. The SOP Portfolio II was 97.4% occupied by a total of 12 tenants of which include four investment grade tenants or tenants with investment grade parents occupying 88.9% of the total net rentable area and representing 91.5% of the total underwritten base rental income, as of December 12, 2012. Two of the three Properties are 100.0% occupied.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,909,299 64.8% 2.21x 13.8%

2000 Park Lane – Pittsburgh, PA (48.4% of the SOP Portfolio II Loan, based on Allocated Cut-off Date Balance)

Property Information.  2000 Park Lane is a Class A, suburban office building located in Pittsburgh, Pennsylvania near the Parkway West Corridor and the Pittsburgh International Airport. Built in 1993, the 234,859 sq. ft., seven-story office building sits on a 15.11 acre site. There is an additional 7.77 acres of excess land at the Property. Currently there are 882 parking spaces. There are current plans to extend the parking lot to add an additional 180 spaces. Amenities at the Property include a fitness center and a cafeteria. Land uses within the subject neighborhood consist of a mixture of commercial and residential development. 2000 Park Lane is also adjacent to 3000 Park Lane, a separately owned building that is 100% leased to Cigna. Together these buildings form a strategic corporate campus environment for Cigna. Cigna is currently relocating from its downtown location spending an additional $30 per sq. ft. to fit out their space at the Property

The Property is 100.0% leased to Connecticut General Life Insurance Company (“Cigna”) (172,663 sq. ft., lease expiration: December 31, 2024) and Computer Associates International, Inc. (56,447 sq. ft., lease expiration: December 31, 2015).

Market Information.  Per the appraisal, the Property is located in the Greater Pittsburgh Market, which is comprised of 121.9 million sq. ft. of office space with an average occupancy rate of 91.9% and an average rental rate of $18.73 per sq. ft. as of the third quarter 2012.  The Property is further located in the Parkway West Submarket, which is comprised of 8.8 million sq. ft. of office space.  As of the third quarter 2012, the submarket occupancy was 91.4% and the average rent was $19.93 per square foot.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
2000 Park Lane	Pittsburgh, PA	1993	100.0%	234,859	$16.54(2)	-
Marquis Office Plaza	Pittsburgh, PA	1988	0.0%	70,000	$19.95	Full Service
RIDC West Industrial Park	Pittsburgh, PA	1999	63.0%	63,944	$22.50	Full Service
RIDC Park West	Pittsburgh, PA	2002	90.0%	104,000	$17.50	Full Service
One Robinson Plaza	Pittsburgh, PA	1977	25.0%	60,000	$18.50	Full Service
24 Summit Park	Pittsburgh, PA	2005	74.0%	35,000	$24.75	Full Service
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft., excludes management office space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,909,299 64.8% 2.21x 13.8%

Edgewater Corporate Center One – Fort Mill, SC (28.5% of the SOP Portfolio II Loan, based on Allocated Cut-off Date Balance)

Property Information.  Edgewater Corporate Center One is a Class A suburban office building located in Fort Mill, South Carolina. Built in 2006, the 182,000 sq. ft., five-story office building sits on a 13.00 acre site.  An onsite parking deck containing 623 spaces together with an onsite surface parking lot containing 407 spaces collectively offer 1,030 spaces for the Property. The Property is LEED Silver Certified. The Property is in the city of Fort Mill and is considered a suburban location. The City of Fort Mill is situated in northern Lancaster County, and the Property is about 20 miles south of the Charlotte central business district. Edgewater Corporate Center One is part of the Edgewater Corporate Park, which is a 90-acre master-planned Class A office park. Tenants in the park include the Property and two medical office users. Park amenities include heavy landscaping and walking trails around a 5.5 acre lake. The immediate area surrounding the subject is a newer area of development, consisting of commercial uses along the major thoroughfares and residential uses along the arterials. The majority of development has been built since 1990 with a sizeable element added in the 2000’s. Given its principal South Carolina address and proximity to Charlotte, NC, tenants benefit from a favorable business and tax climate while also benefitting from the executive housing and amenities of South Charlotte.

The Property is 100.0% leased to Decision One Mortgage Company, LLC, a division of HSBC Finance Corporation, who is also the lease guarantor. The lease expires on August 31, 2016.  The tenant has vacated the Property and subleased 100.0% of the space to four sub-tenants: Washington Group (80,854 sq. ft.), Titanium Holdings (45,152 sq. ft.), Strategic Outsourcing (37,953 sq. ft.) and Culinary Solutions (5,127 sq. ft.).  All four subleases expire on August 31, 2016.

Market Information.  Per the appraisal, the Property is located in the Charlotte MSA Market, which is comprised of 97.2 million sq. ft. of office space with an average occupancy rate of 87.8% and an average rental rate of $19.14 per sq. ft. as of the third quarter 2012.  The Property is further located in the South/Highway 51 Submarket, which is comprised of 14.9 million sq. ft. of office space.  As of the third quarter 2012, the submarket occupancy was 85.5% and the average rent was $22.36 per square foot.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
Edgewater Corporate Center One	Fort Mill, SC	2006	100.0%	182,000	$14.50(2)	-
Rutledge Building	Fort Mill, SC	2001	90.0%	34,037	$17.50	Full Service
Pickney Building	Fort Mill, SC	2004	81.0%	34,037	$17.50	Full Service
Wellman Building	Fort Mill, SC	2004	49.0%	39,000	$19.00	Full Service
Toringdon V	Charlotte, NC	2004	75.0%	72,310	$23.00	Full Service
The Harris Building	Charlotte, NC	2008	89.0%	259,740	$26.00	Full Service
Cullman Park	Charlotte, NC	2000	92.0%	106,871	$23.00	Full Service
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,909,299 64.8% 2.21x 13.8%

Baldwin Point – Orlando, FL (23.0% of the SOP Portfolio II Loan, based on Allocated Cut-off Date Balance)

Property Information.  Baldwin Point is a Class A suburban office building located in Orlando, Florida. Built in 2005, the 164,766 sq. ft., four-story office building sits on a 9.22 acre site.  There is a parking lot that provides 826 parking spaces at the Property. The Property is a contemporary design that includes lakefront setting, attractive stone and wood lobby finishes, 9’ and 10’ ceilings, café, restrooms with automatic fixtures, loading dock, freight elevator and large floor plates. The Property is situated in the central/northeastern portion of the Orlando MSA about four miles northeast of the Orlando Central Business District. Land uses within the subject neighborhood consist of a mixture of mostly single family residential, intermixed with multifamily, office and retail uses. Baldwin Park is a 1,100 acre master planned, upscale infill mixed use community, which began development in 1999 as a redevelopment of the former Orlando Naval Training Center. It now has 217 acres of parks; 1.3 million square feet of office space; along with 1,820 multifamily units and 788 single family homes. The community is organized around the village center with 350,000 square feet of retail space, 200,000 square feet of professional office space, and 550 multi-family units. Baldwin Park Development is approximately 85% complete and continues to have a strong positive impact on the subject neighborhood. The appeal is the central location with neo traditional well planned design and plentiful of amenities with easy access to downtown and other major employers.

The three largest tenants at the Property are: The Travelers Indemnity Company (105,869 sq. ft., lease expiration: June 30, 2015); Parsons Transportation Group, Inc. (11,672 sq. ft., lease expiration: March 31, 2013); and Allegra Direct – South Inc. (10,731 sq. ft., lease expiration: February 28, 2018).

Market Information.  Per the appraisal, the Property is located in the Orlando Market which is comprised of 35.9 million sq. ft. of office space with an average occupancy rate of 83.5% and an average rental rate of $19.24 per sq. ft. as of the third quarter 2012.  The Property is further located in the 436 Corridor Submarket which is comprised of 1.6 million sq. ft. of office space.  As of the third quarter 2012, the submarket occupancy was 84.9% and the average rent was $17.58 per square foot.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	NRA	Annual Rent Per Sq. Ft.	Expense Basis
Baldwin Point	Orlando, FL	2005	90.7%	164,766	$21.15(2)	-
Baldwin Park III	Orlando, FL	2008	100.0%	47,500	$24.00	Full Service
DRMP Building	Orlando, FL	2006	95.0%	77,655	$23.50	Full Service
Landmark Center I & II	Orlando, FL	1983	73.0%	453,000	$23.00	Full Service
Maitland Colonnades	Martland, FL	1986	92.0%	262,756	$21.00	Full Service
University Corporate Center I	Orlando, FL	1999	91.0%	124,019	$23.00	Full Service
(1)	Source: Appraisal.
(2)	Annual Rent Per Sq. Ft. for the Property is based on the underwritten occupied base rent and underwritten occupied sq. ft. excludes management office space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,909,299 64.8% 2.21x 13.8%

Major Tenants.  As of as of December 16, 2012, the SOP Portfolio II  was 97.4% occupied by a total of 12 tenants of which include four investment grade tenants or tenants with investment grade parents occupying 88.9% of the total net rentable area and representing 91.5% of the total underwritten base rental income. The Portfolio’s tenant base is well diversified across a broad spectrum of industries including: financial services, insurance, and legal services.

The three largest tenants within the SOP Portfolio II occupy in the aggregate 79.2% of the total net rentable area of the SOP Portfolio II and account for 77.3% of the underwritten base rental income.

Decision One Mortgage Company, LLC (“Decision”, 182,000 sq. ft., 31.3% of the aggregate net rentable area, 27.5% of the underwritten occupied base rent). Decision is a division of HSBC Finance Corporation (“HSBC”), who is also the lease guarantor rated AA-/Aa3/A+ (Fitch/Moody’s/S&P). HSBC provides various banking and financial products and services. HSBC operates through a network of approximately 7,200 offices in 85 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East, and Africa. HSBC Holdings plc was founded in 1865 and is headquartered in London, the United Kingdom. HSBC trades on the New York Stock Exchange under the ticker symbol “HBC”.  The tenant has vacated the Property and subleased 100.0% of the space to four sub-tenants: Washington Group (80,854 sq. ft.), Titanium Holdings (45,152 sq. ft.), Strategic Outsourcing (37,953 sq. ft.) and Culinary Solutions (5,127 sq. ft.).  All four subleases expire on August 31, 2016.

Connecticut General Life Insurance Company (“Cigna”, Rated BBB/Baa2/BBB+ (Fitch/Moody’s/S&P), 172,663 sq. ft., 29.7% of the aggregate net rentable area, 25.4% of the underwritten occupied base rent). Cigna was formed by the 1982 merger of the Connecticut General Life Insurance Company and the Insurance Company of North America, the first stock insurance company in America. Cigna Health Services Organization, through its subsidiaries, provides insurance and related products and services in the United States and internationally. Cigna was founded in 1792 and is headquartered in Bloomfield, Connecticut. Cigna trades on the New York Stock Exchange under the ticker symbol “CI”.

The Travelers Indemnity Company (“Travelers”, Rated: A+/A2/A (Fitch/Moody’s/S&P), 105,869 sq. ft., 18.2% of the net rentable area, 24.4% of the underwritten occupied base rent). The Travelers Companies, Inc., through its subsidiaries, provides various commercial and personal property and casualty insurance products and services to businesses, government units, associations, and individuals primarily in the United States. The company operates in three segments: Business Insurance, Financial, Professional, and International Insurance, and Personal Insurance. The Business Insurance segment offers property and casualty products and services, such as commercial multi-peril, property, general liability, commercial auto, and workers’ compensation insurance. The Financial, Professional, and International Insurance segment provides surety and financial liability coverage, which uses a credit-based underwriting process, and property and casualty products primarily in the United Kingdom, Canada, and the Republic of Ireland. The Personal Insurance segment offers property and casualty insurance covering personal risks, primarily automobile and homeowners insurance to individuals. It distributes its products through independent agents, wholesale agents, brokers, sponsoring organizations, and direct marketing. The company was founded in 1853 and is based in New York, New York. The Travelers Companies, Inc. trades on the New York Stock Exchange under the ticker symbol “TRV”.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,909,299 64.8% 2.21x 13.8%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 10/31/2012	U/W (1)	U/W Per Sq. Ft.
In Place Base Rent	$11,183,171	$8,824,065	$7,790,853	$9,816,052	$16.88
Vacancy Gross Up	0	0	0	336,842	0.58
Mark to Market Adjustments(2)	0	0	0	(731,687)	(1.26)
Straight Line Rent(3)	0	0	0	532,059	0.91
Total Base Rent	$11,183,171	$8,824,065	$7,790,853	$9,953,266	$17.11
Total Recoveries	1,096,628	352,877	439,394	2,265,549	3.90
Other Income(4)	732,806	577,406	118,397	118,397	0.20
Less: Vacancy	0	0	0	(946,792)	(7.7%)
Effective Gross Income	$13,012,605	$9,754,348	$8,348,644	$11,390,420	$19.58
Total Operating Expenses	4,183,151	3,565,568	3,447,171	4,079,210	7.01
Net Operating Income(5)	$8,829,454	$6,188,780	$4,901,473	$7,311,210	$12.57
TI/LC	0	0	0	581,625	$1.00
Capital Expenditures	0	0	0	198,067	0.34
Net Cash Flow	$8,829,454	$6,188,780	$4,901,473	$6,531,518	$11.23
(1)	U/W Base Rent based on December 16, 2012 rent rolls with rent steps through June 30, 2013.
(2)
Mark to Market Adjustments were based on market rents and applied to seven tenants. Credit tenant occupying spaces that were given a mark to market adjustment were adjusted down to midway between the actual market rent and their UW rent.

(3)	A straight line rent adjustment was applied to credit tenants CIGNA. Rents were straight line over the earlier of the respective lease term or loan term.
(4)	Other income includes tenant services income, after hours HVAC, antenna income, and billbacks.
(5)
The majority of the increase from the Most Recent NOI to Underwritten NOI is the result of leasing activity within the portfolio. At the 2000 Park Lane Property, Cigna has leased several suites totaling 172,663 sq. ft. Lease commencement dates for each of the suites range between October 1, 2011 and October 1, 2012, and end dates range between December 31, 2021 and December 31, 2024. The Cigna lease results in an increase of $1,903,436 in annual base rent and an increase of $1,347,011 in reimbursements. Other tenants within the Portfolio who executed leases during 2012 account for an addition $372,956 in annual rent increase.

Property Management.    The SOP Portfolio II is managed by two national property management firms, Jones Lang LaSalle Americas, Inc. and CBRE, Inc.,

Lockbox / Cash Management.    The SOP Portfolio II Loan is structured with a hard lockbox and springing cash management.  Active cash management and a full sweep of excess cash flow is triggered upon the (i) an event of default under the SOP Portfolio II Loan, (ii) the SOP Portfolio II Loan fails to maintain a DSCR of at least 1.15x for one quarter and (iii) occurrence of a Rolling Tenant Non-Renewal Event, which occurs if a Rolling Tenant fails to give notice of its intent to renew its lease on or prior to the notice date set forth in such lease and as described below under “Ongoing Reserves”. Rolling Tenant shall mean each of the following tenants: with respect to the Properties located at (i) Edgewater Corporate Center One, each of HSBC Finance Corp. and any subtenants thereof, (ii) 2000 Park Lane, Connecticut General Life Insurance Company and (ii) Baldwin Point, The Travelers Indemnity Company.

Initial Reserves.    At closing, the Borrowers deposited in the aggregate (i) $3,625,905 into a TI/LC reserve account for outstanding tenant improvement and leasing commission obligations, (ii) $696,522 into a free rent reserve account for the purpose of reserving funds for existing free rent periods or rent abatements that are in effect and (iii) $1,128,000 into an immediate repairs reserve account for the parking lot expansion at the 2000 Park Lane Mortgage Property.

Ongoing Reserves.    Upon DSCR dropping below 1.25x for one calendar quarter, Borrower shall deposit 1/12th the estimate of annual real estate taxes and insurance premiums into a real estate tax and insurance reserve and $11,576 into a replacement reserve.  The replacement reserve is subject to a cap of $416,729. Borrower is required to make monthly deposits into the TI/LC reserve account in the amount of $48,469.  In addition, any termination payments received from Rolling Tenants shall be deposited into the TI/LC reserve account. During a Rolling Tenant Non-Renewal Event, cash will be swept into the TI/LC reserve account until an amount equal to $20.00 per sq. ft. multiplied by the number of sq. ft. for the applicable Rolling Tenant is attained. The TI/LC reserve account is subject to a reserve cap in the amount of $1,744,875. In lieu of making cash deposits into the TI/LC reserve account, the Borrower shall have the option of posting a lender-approved evergreen letter of credit.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,909,299 64.8% 2.21x 13.8%

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.     The SOP Portfolio II Loan permits the mezzanine borrower to incur mezzanine debt secured by 100% of the direct equity ownership in the Borrower after the second anniversary of the closing date provided that, amongst other things, (i) no event of default under the SOP Portfolio II Loan then exists, (ii) the combined LTV shall not exceed the LTV at loan closing, (iii) the combined DSCR shall not be less than the UW DSCR at loan closing and (iv) an acceptable intercreditor agreement is obtained.

Partial Release.  The SOP Portfolio II Loan documents permit the Borrower to obtain a release of a Property from the lien of the related mortgage after the lockout period, subject to, among other things, (i) no event of default under the SOP Portfolio II Loan then exists, (ii) payment of the Release Price, (iii) payment of yield maintenance and (iv) the DSCR for the remaining Properties shall be equal to or greater than the greater of (a) the closing date UW DSCR and (b) the DSCR prior to the release date.  The Release Price shall mean (i) in connection with the release of 2000 Park Lane Property, 120% of the Allocated Loan Amount of the 2000 Park Lane Property and (ii) in connection with the release of Individual Properties other than the 2000 Park Lane Property identified in clause (i) above (x) 115% of the Allocated Loan Amount of each applicable Individual Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary SOP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$52,909,299 64.8% 2.21x 13.8%

Detroit
Lansing
MICHIGAN
Lake Erie
Erie
NEW YORK
CATSKILL MTS.
Hartford
CT
RI
New Haven
Bridgeport
Scranton
BLUE MTS.
Newark
New York
Toledo
Fort Wayne
Cleveland
PENNSYLVANIA
Trenton
Pittsburgh
Harrisburg
NJ
INDIANA
Akron
OHIO
Wilmington
Philadelphia
Indianapolis
MARYLAND
Dover
Columbus
Baltimore
DE
Annapolis
Cincinnati
WEST VIRGINIA
Washington
Huntington
Louisville
Frankfort
Charleston
Charlottesville
Richmond
Lexington
Lynchburg
KENTUCKY
Roanoke
VIRGINIA
Virginia Beach
Norfolk
Nashville
Winston-Salem
Durham
Knoxville
APPALACHIAN MTS.
Raleigh
Greensboro
TENNESSEE
Charlotte
Asheville
NORTH CAROLINA
Chattanooga
Fort Mill
Greenville
Huntsville
SOUTH CAROLINA
Wilmington
Atlanta
Athens
Columbia
Atlantic Ocean
Birmingham
Augusta
Macon
Charleston
ALABAMA
GEORGIA
Montgomery
Columbus
Savannah
Albany
Jacksonville
Tallahassee
Gainesville
Daytona Beach
Gulf of Mexico
Orlando
FLORIDA
Melbourne
Tampa
St. Petersburg
SOP Portfolio II
1 2000 Park Lane Pittsburgh, PA
2 Edgewater Corporate Center One Fort Mill, SC
3 Baldwin Point Orlando, FL

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

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Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition		Property Type:	Multifamily - Conventional
Sponsor:	CAPREIT Operating LP		Collateral:	Fee Simple
Borrower:	CAPREIT Bear Creek Greenway Chase		Location(5):	Various
	Apartments, LLC		Year Built / Renovated(5):	Various / Various
	CAPREIT Bear Creek Pointe West		Total Units:	1,085
	Apartments, LLC		Property Management:	CAPREIT Residential Management, LLC
	CAPREIT Bear Creek Valle Vista		Underwritten NOI:	$4,783,640
	Apartments, LLC		Underwritten NCF:	$4,430,001
	CAPREIT Bear Creek Kensington		Appraised Value:	$69,200,000
	Apartments, LLC		Appraisal Date(5):	Various
Original Balance:	$51,300,000
Cut-off Date Balance:	$51,300,000		Historical NOI
% by Initial UPB:	TBD		Most Recent NOI:	$4,654,641 (T-12 October 31, 2012)
Interest Rate:	4.1330%		2nd Most Recent NOI:	$4,578,205 (December 31, 2011)
Payment Date:	1st of each month		3rd Most Recent NOI:	$4,449,503 (December 31, 2010)
First Payment Date:	February 1, 2013
Maturity Date:	January 1, 2023		Historical Occupancy
Amortization:	Interest-only for 24 months;		Most Recent Occupancy:	94.2%(December 17, 2012)
	360 months thereafter		2nd Most Recent Occupancy:	95.2% (December 31, 2011)
Additional Debt:	None		3rd Most Recent Occupancy:	94.9% (December 31, 2010)
Call Protection:	L(25), D(91), O(4)
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Capital Improvement reserve is for the sponsor’s planned renovation program. See “Ongoing Reserves” herein.
(3)   Based on the aggregate “stabilized” value of $77.0 million as of December 2012, the aggregate “stabilized” cut-off date LTV is 66.6%.
(4)   Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 2.23x and 2.06x, respectively.
(5)   See “Property Summary” herein.

Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$169,583	$110,302
Insurance:	$0	Springing
Replacement:	$0	$29,470
Capital Improvement(2)	$7,000,000	$0

Financial Information
Cut-off Date Balance / Unit:		$47,281
Balloon Balance / Unit:		$39,977
Cut-off Date LTV(3):		74.1%
Balloon LTV:		62.7%
Underwritten NOI DSCR(4):		1.60x
Underwritten NCF DSCR(4):		1.48x
Underwritten NOI Debt Yield:		9.3%
Underwritten NCF Debt Yield:		8.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Property Summary
Property Name	Location	Units	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Greenway Chase Apartments	Florissant, MO	312	1987 / NAP	$16,000,000	$20,900,000	95.2%
Pointe West Apartments	West Des Moines, IA	223	1989 / 2009	13,850,000	19,100,000	95.5
Valle Vista Apartments	Greenwood, IN	342	1981 / NAP	13,040,000	18,200,000	92.4
Kensington at Beverly Hills	Southfield, MI	208	1974 / NAP	8,410,000	11,000,000	94.2
Total / Wtd. Avg.:		1,085		$51,300,000	$69,200,000	94.2%
(1)	Based on December 17, 2012 rent rolls.

Unit Mix (1)
Unit Type	Units	% of Total	Occupied Units	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate Per Sq. Ft.
Greenway Chase Apartments
1 Bed / 1 Bath	63	20.2%	57	683	$617	$0.90
2 Bed / 2 Bath	249	79.8	240	950	$749	$0.79
Total / Wtd. Avg.	312	100.0%	297	896	$724	$0.81
Pointe West Apartments
1 Bed / 1 Bath	184	82.5%	174	856	$958	$1.11
2 Bed / 1 Bath	12	5.4	12	1,032	$1,057	$1.02
2 Bed / 2 Bath	24	10.8	24	1,180	$1,233	$1.04
3 Bed / 2 Bath	3	1.3	3	1,154	$1,292	$1.12
Total / Wtd. Avg.	223	100.0%	213	904	$999	$1.10
Valle Vista Apartments
1 Bed / 1 Bath	214	62.6%	204	546	$489	$0.89
2 Bed / 1 Bath	64	18.7	56	901	$645	$0.72
2 Bed / 2 Bath	64	18.7	56	1,241	$738	$0.59
Total / Wtd. Avg.	342	100.0%	316	742	$561	$0.77
Kensington at Beverly Hills
Studio	4	1.9%	4	600	$668	$1.11
1 Bed / 1 Bath	129	62.0	124	797	$714	$0.90
2 Bed / 1 Bath	39	18.8	34	980	$810	$0.83
2 Bed / 2 Bath	36	17.3	34	1,050	$918	$0.87
Total / Wtd. Avg.	208	100.0%	196	871	$765	$0.88
(1)	Source: December 17, 2012 rent rolls.

The Loan.    The CAPREIT Midwest Portfolio loan (the “CAPRIET Midwest Portfolio Loan”) is a $51.3 million ($47,281 per unit) fixed rate loan secured by the borrower’s fee simple interest in four multifamily properties located in four states (each a “Property” and together the “CAPREIT Midwest Portfolio” or “Portfolio”) as detailed in the Property Summary table above. The CAPREIT Midwest Portfolio Loan has a 10-year term, an initial interest-only period of 24 months and amortizes on a 30-year amortization schedule thereafter. The CAPREIT Midwest Portfolio Loan accrues interest at 4.1330% per annum. Loan proceeds were used to finance the Sponsor’s recapitalization of the Portfolio with a new equity partner, pay closing costs of approximately $2.2 million, and fund upfront reserves of $7,169,583.  At closing, the Sponsor contributed approximately $18,300,000 in cash equity. Based on the acquisition price of a 92% indirect equity interest in the CAPREIT Midwest Portfolio, closing costs and upfront reserves, the CAPREIT Midwest Portfolio Loan represents an aggregate loan to cost ratio of 73.0%.  Based on the “as is” aggregate appraised value of $69.2 million, the aggregate cut-off date “as is” LTV is 74.1%. Based on the aggregate stabilized value of $77.0 million as of December 2012, the aggregate “stabilized” cut-off date “LTV is 66.6%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

The Borrower / Sponsor.     The borrowers are four single purpose Maryland limited liability companies (as identified in the Mortgage Loan Information table above), each structured to be bankruptcy remote, each with two independent directors in its organizational structure (each, a “Borrower”, and collectively, the “Borrowers”).  CAPREIT Bear Creek Midwest Portfolio, LLC owns the Borrowers and is the joint venture entity that is 92% owned by Bear Creek Multifamily Fund-Midwest LLP and 8% owned by CAPREIT Midwest MM, LLC, which is 100% owned by CAPREIT Operating LP (“Sponsor”).  CAPREIT, Inc. is the general partner and has a 1% ownership in CAPREIT Operating LP. CAPREIT Operating LP is the guarantor under the CAPREIT Midwest Portfolio Loan and has reported a net worth of $16.0 million and liquidity of $12.4 million as of December 31, 2011. During the term of the CAPREIT Midwest Portfolio Loan, CAPREIT Operating LP must maintain a net worth of not less than $10.0 million and liquidity greater than $2.0 million.

CAPREIT, Inc. is a national real estate investment company that owns, manages and asset manages multifamily rental apartments. Since its establishment in 1993, CAPREIT has overseen the acquisition, financing and management of over $3 billion of multifamily communities. CAPREIT currently is involved in over 300 multifamily communities, containing over 30,000 apartments and housing over 100,000 families. CAPREIT’s ownership and management influence extends from California to Florida, with over 50 communities and approximately 11,000 apartment homes. In addition, an affiliate of CAPREIT now provides asset management services to nearly 240 tax-credit communities that were part of the Column and Guilford tax credit portfolios (Credit Suisse).

Bear Creek Multi-Family Fund-Midwest, LLLP is managed and controlled by Bear Creek Asset Management, an SEC and FINRA registered wealth management firm based in Denver with more than $6 billion under asset management. Bear Creek Asset Management has been in business for more than six years.  They provide portfolio management services for business, institutional investors and high net worth individuals. Bear Creek Multi-Family Fund-Midwest, LLLP was formed to provide its investors with annual cash flow and appreciating value on the four properties in the CAPREIT Midwest Portfolio in which the fund has invested. During 2012, affiliates of Bear Creek Asset Management have provided equity investments in five other transactions with CAPREIT, Inc.

The Properties.

The CAPREIT Midwest Portfolio Properties contain four multifamily properties, comprising 1,085 units located throughout the Midwest. The Sponsor has planned a $7.0 million renovation program that will cover improvements to individual units, building exteriors, amenities and common areas.  The Sponsor’s goal is to increase rents. CAPREIT is scheduling to renovate 59.17% of the total units or 642 units over a three year timeframe. Of the $7.0 million, approximately $3.47 million ($5,408 per unit) has been slated for unit renovations, while the remaining $3.53 million is budgeted for improvements to exterior and common areas, contingency expenses and construction fees. CAPREIT has already begun the renovation process at the properties; 13.07% or 83 units have already undergone renovations and have successfully captured an average premium of $75 per month per unit.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Greenway Chase Apartments (31.2% of the CAPREIT Midwest Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Greenway Chase Apartments is a 312 unit, Class A multifamily garden style property located at 629 Greenway Manor Drive, Florissant, Missouri. The Property consists of 26 three-story apartment buildings, a one-story clubhouse/office and a one story maintenance building. Amenities include a swimming pool, two tennis courts and combination leasing office/clubhouse. The clubhouse facility includes a kitchen and small community room. Additionally, the project features an exercise/fitness room and a laundry facility with 11 washers and 10 dryers. There are 655 parking surface spaces, including several handicap spaces. Each unit features a full appliance package including an electric range/oven; microwave; refrigerator with icemaker; double-drain, stainless steel sink; garbage disposal; and dishwasher. Additionally, each unit features wood cabinets with Formica countertops and vinyl tile flooring. The Property is about 20 miles northwest of the St. Louis Central Business District. Land uses within the subject neighborhood consist of a mixture of commercial, residential and public uses. The commercial uses in the immediate location are predominately smaller and consist of freestanding retail, gas station, financial institution and a day care facility. Four public high schools in the St. Louis region ranked among the top 500 according to “America’s Best High Schools 2012” a ranking of public high schools done by Newsweek. The local schools and rankings are as follows: Metro Academy & Classical (125), Clayton High School (129), Ladue Horton Watkins High School (188), and Rockwood Summit High School (497). In addition, the Special School District of St. Louis County (SSD) is one of the nation’s leading providers of special education services, educating over 27,000 students. SSD provides services to students in 265 public schools in 23 districts in St. Louis, which allows 97 percent of the students who receive SSD services to attend a school in their local district.

The Sponsor is planning exterior improvements to the Property, as well as the renovation of 171 of the 312 units at the Property at an estimated cost of $1.6 million.

Market Information.  Per the appraisal, Greenway Chase Apartments is located in the North County submarket of the St. Louis Area, which is comprised of 13,678 units.  As of the third quarter 2012, the submarket occupancy was approximately 90.9% and the average rent per unit was $665. According to the appraisal, the asking rents in the North County submarket have increased 2.1% for one-bedroom units; increased 3.2% for two-bedroom units; and increased 4.9% for three-bedroom units over a one year period.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	Units	Average Rent Per Month
Greenway Chase Apartments	Florissant, MO	1987	95.2%	312	$724
Sugar Pine	St. Louis, MO	1987	89.0%	280	$744
Pelican Cove	Florissant, MO	1987	94.0%	402	$724
Stonehaven	Hazelwood, MO	1985	91.0%	408	$659
River Chase	Florissant, MO	1968	92.0%	418	$661
(1)	Source: Appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Pointe West Apartments (27.0% of the CAPREIT Midwest Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Pointe West Apartment is a 223 unit, Class A multifamily garden style property located at 4601 Pleasant Street, West Des Moines, Iowa.  The Property consists of a single, three story apartment building. Amenities include an indoor pool, outdoor pool, large fitness room, tennis court, indoor basketball court, billiards room, sauna, hot tub, tanning bed, business center, underground parking and a community room. The Property also has a guest suite available for $75 per night. This suite has one bedroom, one bathroom and a family room. There are 453 parking spaces. Each unit features a full appliance package including an electric range/oven, refrigerator with icemaker, dishwasher and built-in microwave oven. The units also have garbage disposals. Additionally, each unit features wood cabinets with Formica countertops. The kitchens have either vinyl tile flooring or wood laminate flooring in the kitchen area. The Property is located 8 miles southwest of the Des Moines Central Business District. The immediate area surrounding the Property is a newer area of development consisting primarily of residential uses with much of the development being built during the 1970s and 1980s. The direct area has multiple multi-family uses, including apartments and condominiums.

The Sponsor is planning exterior improvements to the Property, as well as the renovation of 155 of the 223 units at the Property at an estimated cost of $1.8 million.

Market Information.  Per the appraisal, Pointe West Apartments is located in the West Suburbs submarket of the Des Moines Metropolitan Area, which is comprised of 10,197 units. Vacancy in this area is 5.1%, which is a significant decrease from 8.6% in 2010 and a decrease from 6.8% in 2009. The Greater Des Moines Area has overall vacancy of 5.3% which is similar to 2011’s rate of 5.8%, and a decrease from 2010’s rate of 8.0%.  The average rent for studios, 1 bedrooms, 2 bedrooms and 3 bedrooms is $637, $704, $779 and $995, respectively, for the West Suburbs submarket. According to the appraisal, rents have increased for all unit types over the past year. The increase in average rents ranged from 3.1% for one bedroom units to 5.3% for three-bedroom units.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	Units	Average Rent Per Month
Pointe West Apartments	West Des Moines, IA	1989	95.5%	223	$999
Polo Club	West Des Moines, IA	1998	97.0%	278	$912
Mansions at Jordan Creek	West Des Moines, IA	2007	98.0%	140	$1,117
The Fountains	West Des Moines, IA	1995	96.0%	204	$990
Signature Place	West Des Moines, IA	1996	98.0%	261	$896
Cambridge Court	West Des Moines, IA	1992	100.0%	182	$901
(1)	Source: Appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Valle Vista Apartments (25.4% of the CAPREIT Midwest Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Valle Vista Apartments is a 342 unit townhomes property located at 610 Paradise Court, Greenwood, Indiana.  The Property consists of 27 predominately two-story apartment buildings overlooking a golf course. Amenities include a pool, playground, beach volleyball courts and a combination leasing office/clubhouse with community room. There are 689 open parking spaces. Each unit contains double sink with faucet, electric range/oven, exhaust fan and hood, dishwasher and a waste disposal unit. The Property is located 12 miles south of the Indianapolis central business district. The neighborhood is dominated by retail related uses as well as multi-family uses located south of Main Street.

The Sponsor is planning exterior improvements to the Property, as well as the renovation of 181 of the 342 units at the Property at an estimated cost of $2.0 million.

Market Information.  Per the appraisal, as of the third quarter 2012, the vacancy rate in the Indianapolis MSA is 5.6%, a 2.4% improvement over the fourth quarter 2010 figure of 8.0%. Net absorption finished at 3,512 units in 2010, the highest level dating back to 2000. In 2011, the net absorption was 3,245 units and through the third quarter 2012, another 923 units have been absorbed. During 2011, 1,122 new units were added in the market with another 495 year to date in 2013.  The Property is located in the Johnson County submarket, which contains 4,999 units and the average asking rent is $689.  The current vacancy rate for the Johnson County submarket is 4.2%.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	Units	Average Rent Per Month
Valle Vista Apartments	Greenwood, IN	1981	92.4%	342	$561
Courts of Valle Vista	Greenwood, IN	1980	98.0%	186	$645
Barton Farms	Greenwood, IN	1999	98.0%	262	$770
Keeneland Crest Apartments	Greenwood, IN	1995	90.0%	424	$852
Bexley Village	Greenwood, IN	1998	98.0%	276	$700
Emerald Lakes	Greenwood, IN	1997	89.0%	248	$889
Mission Hills	Greenwood, IN	1983	93.0%	267	$669
(1)	Source: Appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Kensington at Beverly Hills (16.4% of the CAPREIT Midwest Portfolio Loan, based on Allocated Loan Amount)

Property Information.  Kensington at Beverly Hills is a 208 unit garden complex located at 18335 West 13 Mile Road, Southfield, Michigan. The Property consists of 13 two- and three-story apartment buildings. Amenities include an outdoor community pool, a fitness center and a clubhouse/leasing building with a racquetball court.  There are 357 parking spaces; 309 carports and 58 garages. Each unit features a full appliance package including an electric range/oven, vent-hood (some have microwaves), frost-free refrigerator with icemaker, garbage disposal and dishwasher. Additionally, each unit features wood cabinets with Formica countertops and vinyl tile flooring in the kitchen area.  The Property is considered to be in a suburban location. Land uses within the subject neighborhood consist of mainly single and multi family residential development, with commercial development located along the thoroughfares. Southfield Road is a primary commercial corridor in the area with significant amounts of retail and, to a lesser degree, office development.

The Sponsor is planning exterior improvements to the Property, as well as the renovation of 135 of the 208 units at the Property at an estimated cost of $1.6 million.

Market Information.  Per the appraisal, the Property is located in the Southfield submarket of Detroit, Michigan, which is comprised of 14,193 units.  As of the third quarter 2012, the occupancy rate was 95.8% and the average asking rate is $985. Concessions between the metro area and the sub-market are slightly higher in the submarket, likely due to the higher average rents. For both the market and submarket, effective rent changes are greater than the asking rent changes indicating concessions are declining.

Summary of Comparable Properties (1)
Property Name	Location	Year Built	Occupancy	Units	Average Rent Per Month
Kensington at Beverly Hills	Southfield, MI	1974	94.2%	208	$765
Country Corner Apartments	Southfield, MI	1965	95.0%	211	$999
Cranbrook Center Apartments	Southfield, MI	1968	97.0%	132	$879
Knob in the Woods	Southfield, MI	1964	97.0%	588	$850
Huntly Square of Birmingham	Beverly Hills, MI	1978	94.0%	212	$975
Arlington Apartments & Townhouse	Royal Oak, MI	1957	97.0%	148	$795
(1)	Source: Appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 10/31/2012	U/W (1)	U/W Per Unit
Gross Potential Rent	$9,126,226	$9,288,069	$9,461,469	$9,598,932	$8,847
Other Income (2)	874,644	996,327	1,065,337	1,007,388	928
Total Gross Potential Income	$10,000,870	$10,284,396	$10,526,806	$10,606,320	$9,775
Less: Vacancy	(583,466)	(506,267)	(526,529)	(601,167)	(554)
Less: Collection Loss	(127,667)	(93,717)	(86,423)	(97,950)	(90)
Effective Gross Income	$9,289,737	$9,684,412	$9,913,854	$9,907,203	$9,131
Total Operating Expenses	4,840,234	5,106,207	5,259,213	5,123,564	4,722
Net Operating Income	$4,449,503	$4,578,205	$4,654,641	$4,783,640	$4,409
Capital Expenditures	0	0	0	353,639	$326
Net Cash Flow	$4,449,503	$4,578,205	$4,654,641	$4,430,001	$4,083
(1)	U/W Gross Potential Rent based on December 17, 2012 rent roll with vacant units grosses up to market.
(2)	Other income includes laundry revenue, utility reimbursements and miscellaneous income.

Property Management.    The CAPREIT Midwest Portfolio is managed by CAPREIT Residential Management, LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The CAPREIT Midwest Portfolio is structured with a hard lockbox and springing cash management.  A full sweep of excess cash flow is triggered upon (i) an event of default under the CAPREIT Midwest Portfolio Loan or (ii) the DSCR falling below 1.10x (“Triggering Event”).

Initial Reserves.    At closing, the Borrowers deposited in the aggregate (i) $169,583 into a tax reserve account and (ii) $7,000,000 into a capital expenditure reserve for the Sponsor’s planned renovation program that will cover improvements to individual units, building exteriors, amenities and common areas.  The Sponsor is scheduling to renovate 59.17% of the total units or 642 units over a three year timeframe. Of the $7.0 million, approximately $3.47 million ($5,408 per unit) has been slated for unit renovations, while the remaining $3.53 million is budgeted for exterior and common area improvements. The Sponsor’s goal is to increase rents after completion of the renovation plan.

Ongoing Reserves.    On a monthly basis, the Borrowers are required to deposit reserves in the aggregate of (i) $110,302 into a monthly tax reserve account and (ii) $29,470 into a capital expenditure reserve. At the option of lender, if the liability or casualty policy maintained by Borrower covering the Portfolio shall not constitute an approved blanket or umbrella policy, lender shall require Borrower to obtain a separate policy and lender will collect one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.     None permitted.

Partial Release.  The CAPREIT Midwest Portfolio Loan documents permit the Borrower to obtain a release of a Property from the lien of the related mortgage after the lockout period, subject to, among other things, (i) no event of default has occurred and is continuing under the loan documents; (ii) delivery of defeasance collateral in an amount equal to the Release Price; (iii) the DSCR for the remaining Properties be greater than the greater of (a) the DSCR prior to release and (b) the DSCR existing at loan closing and (iv) the LTV ratio for the remaining Properties shall be equal to the lesser of (a) the closing date LTV and (b) the LTV prior to the release date. The “Release Price” will be equal to 100% of the allocated loan amount for the first property release, 110% of the allocated loan amount for the second property release and 115% of the allocated loan amount for the third property release.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary CAPREIT Midwest Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,300,000 74.1% 1.48x 9.3%

MISSOURI
ILLINOIS
ST. LOUIS
St. Charles
Hazelwood
Florissant
Spanish Lake
Edwardsville
Bridgeton
Berkeley
Ferguson
Maryland Heights
Granite City
University City
Chesterfield
Collinsville
East St. Louis
Kirkwood
Webster Groves
Belleville
Affton
Mehlville
Oakville
Ballwin
Cahokia

Ankeny
Saylorville
Johnston
Grimes
Urbandale
Clive
Waukee
Altoona
DES MOINES
West Des Moines
Pleasant Hill
Van Meter
Cumming
Norwalk
Carlisle

CAPREIT Midwest Portfolio

1	Greenway Chase Apartments	629 Greenway Manor Drive	Florissant, MO
2	Pointe West Apartments	4601 Pleasant Street	West Des Moines, IA
3	Valle Vista Apartments	610 Paradise Court	Greenwood, IN
4	Kensington at Beverly Hills	18335 West 13 Mile Road	Southfield, MI

Lebanon
Westfield
Noblesville
Carmel
Fishers
Zionsville
Fortville
Lawrence
Pittsboro
Brownsburg
INDIANAPOLIS
Speedway
Greenfield
Avon
Danville
Plainfield
Beech Grove
Mooresville
Greenwood
Whiteland
Franklin
Fairland
Shelbyville

Waterford
Pontiac
Rochester Hills
Shelby
Troy
Clinton
West Bloomfield
Sterling Heights
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
MICHIGAN
Livonia
DETROIT
Canton
Westland
Dearborn
WINDSOR
ONTARIO
CANADA
U.S.
Lake St. Clair

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

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Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance		Property Type:	Industrial - Warehouse/Distribution
Sponsor:	W.P. Carey Inc.		Collateral:	Fee Simple
Borrower:	Wrench (DE) Limited Partnership		Location(2):	Various
Original Balance:	$32,500,000		Year Built / Renovated(2):	Various / Various
Cut-off Date Balance:	$32,442,998		Total Sq. Ft.:	1,550,123
% by Initial UPB:	TBD		Property Management:	Self-Managed
Interest Rate:	4.2625%		Underwritten NOI:	$3,636,048
Payment Date:	6th of each month		Underwritten NCF:	$3,241,712
First Payment Date:	February 6, 2013		Appraised Value:	$62,300,000
Maturity Date:	January 6, 2023		Appraisal Date(2):	Various
Amortization:	300 months
Additional Debt:	None		Historical NOI(3)
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$6,102,517 (T-12 September 30, 2012)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$5,984,965 (December 31, 2011)
			3rd Most Recent NOI:	$5,867,613 (December 31, 2010)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$0	Springing	Most Recent Occupancy:	100.0% (October 1, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	100.0% (December 31, 2011)
Replacement:	$0	Springing	3rd Most Recent Occupancy:	100.0% (December 31, 2010)
Rollover:	$0	Springing
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   See “Property Summary” herein.
(3)   Historical NOI is higher than Underwritten NOI as the underwriting adjusted in-place rents to market.  Based on the T-12 September 30, 2012 NOI, the NOI DSCR is 2.88x and the NOI Debt Yield Is 18.8%.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$21
Balloon Balance / Sq. Ft.:		$15
Cut-off Date LTV:		52.1%
Balloon LTV:		37.9%
Underwritten NOI DSCR:		1.72x
Underwritten NCF DSCR:		1.53x
Underwritten NOI Debt Yield:		11.2%
Underwritten NCF Debt Yield:		10.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Property Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value(1)	Occupancy(2)
Corsicana	Corsicana, TX	775,443	1983 and 1998 / 1998	$15,546,000	$29,800,000	100.0%
Woodland	Woodland, CA	360,000	1985 / NAP	$8,712,000	$16,700,000	100.0%
Kansas City	Kansas City, MO	414,680	1971 and 1979 / 2012	$8,242,000	$15,800,000	100.0%
Total / Wtd. Avg.:		1,550,123		$32,500,000	$62,300,000	100.0%
(1)	Appraisal value dates for Corsicana and Woodland are as of November 2, 2012 and for Kansas City is as of November 5, 2012.
(2)	As of the October 1, 2012 rent rolls. All three properties are leased to a single tenant.

Tenant Summary
Tenant	Property Name	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Actual Base Rent Per Sq. Ft.	U/W Base Rent Per Sq. Ft.(1)	% of Total Annual U/W Base Rent	Lease Expiration
True Value Company	Corsicana, TX	775,443	50.0%	$4.00	$2.40	49.8%	12/31/2022
True Value Company	Woodland, CA	360,000	23.2	$4.73	$3.00	27.3	12/31/2022
True Value Company	Kansas City, MO	414,680	26.8	$3.44	$2.75	22.9	12/31/2022
Total / Wtd. Avg.		1,550,123	100.0%	$4.02	$2.63	100.0%
(1)	U/W Base Rent Per Sq. Ft. was marked to market based on the appraisal’s concluded market rental rate.

The Loan.  The True Value Distribution Centers Portfolio loan (the “True Value Distribution Centers Portfolio Loan”) is a $32.4 million ($21 per sq. ft.) fixed rate loan secured by the borrower’s fee simple interest in three industrial warehouse distribution centers located in three states (each a “Property” and together the “True Value Distribution Centers Portfolio” or “Properties”) as detailed in the Property Summary table above. True Value Distribution Centers Portfolio is leased to a single tenant, True Value Company. The True Value Distribution Centers Portfolio Loan has a 10-year term and amortizes on a 25-year amortization schedule. The True Value Distribution Centers Portfolio Loan accrues interest at 4.2625% per annum.

Loan proceeds were used to refinance existing debt of approximately $30.1 million, pay closing costs and return equity to the borrower of approximately $2.0 million.  The borrower acquired the Properties in a sale-leaseback transaction as part of a larger portfolio in 2002.  The borrower reported allocated purchase prices were $28.2 million for Corsicana, $15.5 million for Woodland and $13.0 million for Kansas City.  Based on the borrower’s reported aggregate allocated purchase price and closing cost of $57.0 million ($37 per sq. ft.), the borrower has approximately $24.5 million in equity in the Portfolio. Based on the aggregate “as is” appraised value of $62.3 million as of November 2012, the aggregate cut-off date LTV is 52.1%.

The Borrower / Sponsor.   The borrower, Wrench (DE) Limited Partnership (the “Borrower”), is single purpose Delaware limited liability partnership structured to be bankruptcy-remote, with one independent director in its organization structure.  The Borrower is indirectly owned by W.P. Carey Inc. (“WPC”) and Corporate Property Associates 16 – Global Incorporated, a publicly registered, non-traded REIT managed by WPC. WPC is a New York based REIT specializing in long-term sale-leaseback financing with approximately $13.3 billion in total assets under ownership and management. As of the third quarter of 2012, WPC had a market capitalization of approximately $5.5 billion and a high-quality portfolio of premium properties consisting of: 430 properties, 39.1 million square feet, 98.4% occupancy, weighted average lease term of 9.1 years, low near-term lease rollover (10% through 2014) and a diversified portfolio across geographies, industries and property types.

Corporate Property Associates 16 – Global Incorporated (“CPA 16”) is a publicly registered non-traded REIT formed in 2003 with $1.1 billion in equity and assets of approximately $3.5 billion. CPA 16 seeks to provide investors with increasing distributions and long-term investment growth by focusing primarily on tenant creditworthiness, building lasting relationships and investing in a broadly diversified portfolio of real estate assets.  As of December 31, 2011, CPA 16’s best asset value was $9.10 per share.

The Properties.

The True Value Distribution Centers Portfolio contains three industrial warehouse distribution centers, totaling 1,550,123 sq. ft, located in Corsicana, Texas; Woodland, California and Kansas City, Missouri. The Properties are under an absolute triple-net lease to hardware retailer True Value Company.  Each Property has been outfitted with stacking and railway transport systems to handle True Value’s high volume inventory turnover.  The Properties are located in close proximity to major transportation corridors and interstate highways. Approximately $253 million of merchandise was distributed from the Properties, representing 13.5% of the True Value Company’s total revenue, in 2011. The distribution centers are in mission critical locations along major interstate highways, which distribute inventory to a total of 931 stores across 18 states.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Corsicana, TX (47.8% of the True Value Distribution Centers Portfolio Loan, based on Allocated Loan Amount)

Property Information. The 775,443 square foot property consists of a 24’ and 32' ceiling height, 109 dock height doors and 4 drive-in doors. Column spacing in the warehouse is 40’. The steel framed tilt-up construction sits on a reinforced concrete slab foundation. The original improvements were built in 1983 and expanded in 1998, nearly doubling the existing square footage. The 27,143 square feet of office area is located on the ground and mezzanine levels and contains open cubical space, executive offices, a conference room and a cafeteria. The office space is serviced by a roof mounted HVAC system. The parking area consists of 365 striped spaces, 236 parking spaces, 127 trailer spaces and 2 handicap spaces.  The Property is located 1.5 miles east of Interstate 45, providing easy trucking access to Dallas (57 miles away), Houston (185 miles away), San Antonio (233 miles away), Oklahoma City (263 miles away) and the ports in Galveston (235 miles away), Corpus Christi (385 miles away) and New Orleans (496 miles away). True Value ships to retailers in Texas, New Mexico, Oklahoma, Arkansas, Louisiana, and Mexico from this location. In 2011, $119.0 million in merchandise was distributed from the Corsicana facility, representing 6.4% of True Value’s total annual revenue.

Market Information.  Per the appraisal, the Property is located within the Navarro County industrial market.  The Navarro County industrial market is comprised of 14 buildings for a total of 4.0 million square feet.  The majority of the development is owner-occupied space. According to a commercial real estate information provider, only three buildings in the market contain vacant space. However, the vacancy rate is skewed upward to 43.7% due to the gap left by Home Depot in July 2012. The company recently vacated the largest building in the Navarro County market, citing the need to integrate with other facilities in Dallas as well as significant relocation incentives. Other tenants with distribution centers in the area include Kohl’s, CVS Caremark, Lowe’s, and PetSmart. A search of available buildings within the a commercial real estate information provider database reflected rental rates ranging from as low as $1.00 per square foot up to $2.30 per square foot net. It was reported that three local facilities ranging in size from 135,000 square feet to 250,000 square feet have recently signed leases with rental rates from $2.28 to $3.25 per square foot. The following table below shows in-place rent for the Property in comparison to rent comparables.

Competitive Property Summary (1)
Property Name Address City, State	Year Built	Clear Height	Tenant Name	Size (Sq. Ft.)	Term (Yrs)	Initial Rent Per Sq. Ft.	Lease Type
2601 East State Highway 31 Corsicana, TX	1983 and 1998	24’ and 32’	True Value Company	775,443	20	$4.00(3)	NNN
Former Home Depot 2200 S Interstate Corsicana, Texas	1981	26’	Current Listing	1,453,615	5	$2.30	NNN
Lakeside Ranch 550 Lakeside Parkway Flower Mound, Texas	2007	32’	HD Supply	457,681	5	$3.30	NNN
Allance Gateway 62 400 Patriot Drive Fort Worth, Texas	2006	32’	Exel, Inc.	297,500	5	$3.05	NNN
Gateway Distribution 300 Gateway Roanoke, Texas	1999	32’	DSC Logistics	603,050	3	$2.65	NNN
Confidential Dallas, Texas	2012	36’	Confidential	1,000,000	15	$3.60	NNN
Confidential Dallas, Texas	2009	32’	Confidential	400,000	5.5	$2.60	NNN
Prologis Park 20/35 2200-2220 Danieldale Lancaster, Texas	2007	32’	Mars	393,000	5.5	$2.58	NNN
Average / Wtd. Avg. (2)	2003	31.7’		657,835	6	$2.87	NNN
(1)	Source: Appraisal dated November 2, 2012.
(2)	Average excludes Property.
(3)	Underwritten rent marked down to $2.40 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Woodland, CA (26.8% of the True Value Distribution Centers Portfolio Loan, based on Allocated Loan Amount)

Property Information. The 360,000 square foot distribution center consists of a 26’ ceiling height and 24 dock height doors. Column spacing in the warehouse is 30’. The steel framed tilt-up construction sits on a reinforced concrete slab foundation. The improvements were built in 1985. The 17,150 square feet of office is located on the ground floor and mezzanine level. The office area contains open cubical space, executive offices, a conference room and a cafeteria. The office space is serviced by a roof mounted HVAC system. The parking area consists of 342 striped spaces, with additional space for trailer parking and storage. The Property is located approximately 18 miles northwest of downtown Sacramento. The Property is located on Interstate 5, a major north/south trucking route on the west coast of the United States that connects San Diego, Los Angeles, San Francisco, Portland and Seattle. The closest major markets include Sacramento (19 miles away), San Francisco (83 miles away), Reno (147 miles away) and Salt Lake City (664 miles away). True Value ships to retailers in northern California, Nevada and Utah from this facility. In 2011, $56.6 million in merchandise was distributed from the Woodland facility, representing 3.0% of the company’s total annual revenue.

Market Information.  Per the appraisal, the Property is located within the Sacramento industrial market.  The Sacramento industrial market is comprised of 190.0 million sq. ft. As of the second quarter 2012, the Sacramento industrial market had a vacancy rate of 13.0% and asking rent of $4.43 per sq. ft. The Property is further located in the Yolo County industrial submarket, which is comprised of 33,018,727 sq. ft.  As of the second quarter 2012, Yolo County had a vacancy rate of 12.9% and asking rent of $3.84 per sq. ft. Other tenants with distribution centers in the area include Target, Sam’s Club, Walgreens, Rite Aid, and RadioShack. The following table below shows in-place rent for the Property in comparison to rent comparables.

Competitive Property Summary (1)
Property Name Address City, State	NRA	Year Built	Dock- High Doors	Drive- In Doors	Tenant Name	Size (Sq. Ft.)	Term (Yrs)	Initial Rent	Lease Type
Woodland 215 North Pioneer Avenue Woodland, CA	360,000	1985	24	12	True Value Company	360,000	20	$4.73(3)	NNN
1000 Vaughn Road Dixon, CA	325,500	1989	48	1	Gymboree	200,000	3	$2.64	NNN
Cordelia Dist Center 5200 Watt Court Suisun City, CA	238,990	1998	42	4	Updike Distribution Logistics	127,665	2	$5.40	NNN
2030 Hanson Way Woodland, CA	396,000	1992	45	3	Exel Logistics	396,000	4	$3.00	NNN
Pacific Business Park 2900 MacArthur Drive Tracy, CA	141,856	1997	47	2	Restoration Hardware	141,856	5	$3.84	NNN
Average / Wtd. Avg.(2)	275,587	1994	46	3		216,380	4	$3.72	NNN
(1)	Source: Appraisal dated November 2, 2012.
(2)	Average excludes Property.
(3)	Underwritten rent marked down to $3.00 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Kansas City, MO (25.4% of the True Value Distribution Centers Portfolio Loan, based on Allocated Loan Amount)

Property Information. The 414,680 square foot distribution center has 22’ clear height, 55 dock height doors and 6 drive-in doors. Column spacing in the warehouse is 30’. The concrete block and corrugated steel sandwich panel construction sits on a reinforced concrete slab foundation. The original improvements were built in 1971, expanded in 1979 and renovated in 2012. The 11,914 square feet of office space is located on the ground floor and mezzanine level. The office area contains open cubical space, executive offices, a conference room and a cafeteria in the original building area. The space is serviced by a roof mounted HVAC system. The parking area consists of 240 striped spaces, with additional space for trailer parking and storage. The Property is located approximately 15 miles south of downtown Kansas City. Kansas City has long been a strategic distribution hub in the United States due to its central location, dynamic network of interstate highways and status as the country’s second largest rail center. The Property is located a short distance from the major trucking routes, Interstate 70 and Interstate 35. Interstate 35 is a major north/south highway stretching from Canada, south through Minneapolis, Kansas City, Oklahoma City and Dallas. Interstate 70 runs east/west from Pittsburgh, through Ohio, St. Louis, Kansas City, Denver and the West Coast. True Value ships to retailers in Kansas, Missouri, Iowa, Minnesota, North Dakota, South Dakota, Wisconsin, Oklahoma and Arkansas from the facility. In 2011, $77.3 million in merchandise was distributed from the Kansas City facility, representing 4.1% of the company’s total annual revenue.

Market Information.  Per the appraisal, the Property is located in the Kansas City industrial market. The Kansas City industrial market is comprised of 257.1 million sq. ft. The industrial market is further broken down into warehouse space, totaling over 244.2 million square feet and flex space, totaling over 12.8 million square feet. As of the third quarter 2012, the Kansas City industrial market had a vacancy rate of 6.5% and asking rent of $3.98 per sq. ft. The Property is further located in the South Jackson County industrial submarket, which is comprised of 19.1 million sq. ft. As of the third quarter 2012, asking rents increased from $4.88 to $5.08 per sq. ft. over the previous quarter.  Vacancy increased slightly over the past quarter and currently stands at 4.3%. The following table below shows in-place rent for the Property in comparison to rent comparables.

Competitive Property Summary (1)
Property Name Address City, State	NRA	Year Built	Dock- High Doors	Drive- In Doors	Tenant Name	Size (Sq. Ft.)	Term (Yrs)	Initial Rent Per Sq. Ft.	Lease Type
Kansas City 14900 US Highway 71 Kansas City, MO	414,680	1971 and 1979	55	6	True Value Company	414,680	20	$3.44(3)	NNN
Mitchell Woods Business Park 5703 Mitchell Avenue St Joseph, MO	388,671	2000	40	1	Woodstream	256,000	5	$3.50	NNN
Industrial Building 5300 Kansas Avenue Kansas City, KS	513,751	1969	50	1	Comprehensive Logistics	513,751	N/A	$2.30	NNN
Sun Life Facility 22101 W 167th St Olathe, KS	601,829	2008	67	1	Confidential	350,000	7	$4.25	NNN
Prime Source Building 6101 Parretta Drive Kansas City, MO	100,000	1986	6	1	Prime Source	100,000	12	$3.84	NNN
Botts Road Distribution Center 14100 Botts Road Kansas City, MO	499,144	1987	61	2	Church and Dwight	249,572	5.1	$2.83	NNN
Average / Wtd. Avg. (2)	420,679	1990	45	1		293,865	7	$3.34	NNN
(1)	Source: Appraisal dated November 5, 2012.
(2)	Average excludes Property.
(3)	Underwritten rent marked down to $2.75 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Tenancy.  True Value Distribution Centers Portfolio is leased to True Value Company (“Tenant”) under a single lease that is absolute triple net (“True Value Lease”).  Tenant is responsible to directly pay all costs associated with the operation and maintenance of the Property, including taxes, insurance, and the maintenance, repair, and replacement of all building systems.  The lease terminates on December 31, 2022 and the Tenant has two extension options at fair market rents: a first renewal term of nine years and eleven months and a second renewal term of ten years.  Tenant is required to notify landlord in writing of its election to exercise the applicable option as to any related premises no later (i) than twelve months prior to the applicable renewal date with respect to the first renewal term or (ii) not earlier than eighteen (18) months and not later than fifteen (15) months with respect to the second renewal term. Base rent is payable quarterly in advance. Current base rent for each Property is shown above in the Tenant Summary schedule.  Base rent increases annually at 2.0%.

True Value Company, headquartered in Chicago, is one of the world's largest retailer-owned hardware cooperatives. The True Value cooperative includes approximately 5,000 independent retailer locations worldwide operating under the store identities of True Value, Grand Rental Station, Taylor Rental, Party Central, Home & Garden Showplace and Induserve Supply.  The cooperative supports its retailers through 12 regional distribution centers. These locations were specifically selected by the True Value Company based on proximity to member stores and regional shipping routes in order to meet the diverse, high volume distribution needs of its retailers. For the nine months ending Sept. 29, 2012, True Value reported revenue of $1,433.0 million, an increase of 0.7 percent or $10.0 million from $1,423.0 million for the same period a year ago. Comparable store sales to core domestic hardware store outlets were up 2.5% in the nine-month period. For the twelve months ending December 31, 2011, True Value generated net income of $60.3 million and EBITDA of $79.3 million on sales of $1.9 billion. EBITDA covered interest expense 9.4 times. The True Value Company had a balance sheet with a Debt/Equity ratio of 1.03x and Debt/EBITDA ratio of 2.1x. The company has a $250 million line of credit, with only $3.4 million of outstanding borrowings at the end of 2011.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 9/30/2012	U/W	U/W Per Sq. Ft.
Base Rent	$5,867,613	$5,984,965	$6,102,517	$6,233,329	$4.02
Mark-to-Market Adjustment(1)	0	0	0	(2,151,896)	(1.39)
Gross Potential Income	$5,867,613	$5,984,965	$6,102,517	$4,081,433	$2.63
Less: Vacancy	0	0	0	(445,385)	(10.9%)
Effective Gross Income	$5,867,613	$5,984,965	$6,102,517	$3,636,048	$2.35
Total Operating Expenses(2)	0	0	0	0	0
Net Operating Income	$5,867,613	$5,984,965	$6,102,517	$3,636,048	$2.35
TI/LC	0	0	0	155,012	0.10
Capital Expenditures	0	0	0	239,324	0.15
Net Cash Flow	$5,867,613	$5,984,965	$6,102,517	$3,241,712	$2.09
(1)	Mark-to-Market Adjustment based on appraisal’s concluded market rental rate. (Woodlands to $3.00 per sq. ft. / Corsicana to $2.40 per sq. ft. / Kansas City - $2.75 per sq. ft.).
(2)	Tenant is responsible to pay all operating expenses directly.

Property Management.  The True Value Distribution Centers Portfolio is self-managed.

Lockbox / Cash Management.   The True Value Distribution Centers Portfolio Loan is structured with a hard lockbox and springing cash management.  Active cash management with respect to the applicable Property is triggered upon, amongst other things, (i) an event of default, (ii) any voluntary or involuntary bankruptcy or insolvency proceeding of the tenant, (iii) any termination or cancellation of the True Value Lease (including, without limitation, the rejection of the True Value Lease in any bankruptcy or similar insolvency proceeding) and/or the True Value Lease failing to otherwise be in full force and effect, (iv) tenant “going-dark” or otherwise ceasing to operate with respect to either the Corsicana Property, the Woodland Property or the Kansas City Property or (v) tenant failing to exercise its option to renew the term of the True Value Lease on or prior to December 31, 2021 (“Corsicana Triggering Event”, a “Woodland Triggering Event” and/or “Kansas City Triggering Event”).

Initial Reserves.  None.

Ongoing Reserves.   Upon (i) the occurrence of any default by the tenant under the True Value Lease (a) with respect to an obligation to pay money, or (b) with respect to the maintenance of insurance at the Properties pursuant True Value Lease and/or (ii) the occurrence of any termination or cancellation of the True Value Lease (including, without limitation, the rejection of the True Value Lease in any bankruptcy or similar insolvency proceeding) and/or the True Value Lease failing to otherwise be in full force and effect, the True Value Distribution Centers Portfolio Loan documents require monthly escrows for real estate taxes and insurance. However, no monthly escrows for insurance is required if the liability or casualty policy maintained by Borrower covering the Portfolio shall constitute an approved blanket or umbrella policy. Upon a Corsicana Triggering Event, a Woodland Triggering Event and/or Kansas City Triggering Event; the True Value Distribution Centers Portfolio Loan documents require monthly deposits into a replacement reserve and a rollover reserve, subject to caps, as set forth in the following table:

Replacement Reserve and Rollover Reserves
Property	Monthly Replacement Reserve	Replacement Reserve Cap	Monthly Rollover Reserve	Rollover Reserve Cap
Corsicana	$38,772	$155,089	$345,728	$1,382,911
Woodland	$18,000	$72,000	$192,500	$770,000
Kansas City	$20,734	$82,936	$134,266	$537,064
Total	$77,506	$310,025	$672,494	$2,689,975

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Partial Release.  The True Value Distribution Centers Portfolio Loan documents permit the Borrower to obtain a release of a Property from the lien of the related mortgage after the lockout period, subject to, among other things, (i) no event of default has occurred (ii) the Property to be released is no longer subject to the True Value Lease, (iii) delivery of defeasance collateral in an amount equal to or greater than 115% of the Allocated Loan Amount, (iv) the DSCR for the remaining Properties shall be no less than (a) the DSCR immediately prior to release and (b) the DSCR existing at loan closing, (v) the LTV ratio for the remaining Properties shall be no greater than the lesser of (a) the closing date LTV and (b) the LTV prior to the release date and (vi) the debt yield shall be no less than the greater of (a) 12.5% and (b) the greater of the debt yield for Properties as of closing and prior to the release date.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary True Value Distribution Centers Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,442,998 52.1% 1.53x 11.2%

Decatur
Denton
Frisco
McKinney
Commerce
Greenville
New Fairview
Northlake
Lewisville
Allen
Plano
DFW Intl. Airport
Richardson
Garland
FORT WORTH
Irving
DALLAS
Mesquite
Terrell
Weatherford
Grand Prairie
Arlington
Lancaster
Kaufman
Burleson
Mansfield
Cleburne
Waxahachie
Ennis
Athens
Corsicana
Hillsboro
Meridian
Mexia
1

Downtown
Independence
KANSAS CITY
Shawnee
Merriam
Mission
Roeland Park
Mission Hills
KANSAS CITY
Raytown
Prairie Village
Lenexa
OVERLAND PARK
Leawood
Grandview
Lee's Summit
Olathe
KANSAS
MISSOURI
Belton
Raymore
3

Roseville
Foothill Farms
Rio Linda
North Highlands
Woodland
2
Carmichael
Arden
Davis
West Sacramento
SACRAMENTO
Winters
Florin
Vineyard
Dixon
Elk Grove
Laguna
Vacaville

True Value Distribution Centers Portfolio

1	Corsicana	2601 East State Highway 31	Corsicana, TX
2	Woodland	215 North Pioneer Avenue	Woodland, CA
3	Kansas City	14900 US Highway 71	Kansas City, MO

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

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1865 Hotel Circle South San Diego, CA 92108	Collateral Asset Summary Residence Inn San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,937,000 56.0% 1.80x 12.8%

Mortgage Loan Information			Property Information
Loan Seller:	Barclays Bank PLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Extended Stay
Sponsor:	Chatham Lodging Trust		Collateral:	Fee Simple
Borrower:	Chatham RIMV LLC		Location:	San Diego, CA
Original Balance:	$30,937,000		Year Built / Renovated:	2003 / 2011
Cut-off Date Balance:	$30,937,000		Number of Rooms:	192
% by Initial UPB:	TBD		Property Management:	Island Hospitality Management III, Inc.
Interest Rate:	4.9400%		Underwritten NOI:	$3,947,709
Payment Date:	6th of each month		Underwritten NCF:	$3,567,353
First Payment Date:	March 6, 2013		Appraised Value:	$55,200,000
Maturity Date:	February 6, 2023		Appraisal Date:	November 13, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(92), O(4)		Most Recent NOI:	$4,311,814 (T-12 November 30, 2012)
Lockbox / Cash Management:	Hard / In-Place		2nd Most Recent NOI:	$3,233,556 (December 31, 2011)
			3rd Most Recent NOI:	$3,816,657 (December 31, 2010)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$156,786	$52,262	Most Recent Occupancy:	93.4% (November 30, 2012)
Insurance:	$13,470	Springing	2nd Most Recent Occupancy:	82.7% (December 31, 2011)
Immediate Repairs:	$46,578	$0	3rd Most Recent Occupancy:	93.1% (December 31, 2010)
FF&E:	$0	1/12th of 4% of Gross Income	(1) See “Initial Reserves” and “Ongoing Reserves” herein.

Financial Information
Cut-off Date Balance / Room		$161,310
Balloon Balance / Room:		$131,815
Cut-off Date LTV:		56.0%
Balloon LTV:		46.0%
Underwritten NOI DSCR:		1.99x
Underwritten NCF DSCR:		1.80x
Underwritten NOI Debt Yield:		12.8%
Underwritten NCF Debt Yield:		11.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1865 Hotel Circle South San Diego, CA 92108	Collateral Asset Summary Residence Inn San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,937,000 56.0% 1.80x 12.8%

The Loan.  The San Diego Residence Inn Mission Valley loan (the “San Diego Residence Inn Mission Valley Loan”) will be a $30.9 million, ($161,130 per room) fixed rate loan secured by the borrower’s fee simple interest in a 192 room, extended stay hotel located in San Diego, California (the “Property”). The San Diego Residence Inn Mission Valley Loan will have a 10-year term and amortizes on a 30-year amortization schedule. The San Diego Residence Inn Mission Valley Loan will accrue interest at 4.9400% per annum.

Loan proceeds and borrower equity will be used to refinance existing debt of approximately $39.7 million and pay closing costs.  At loan closing, the borrower will contribute approximately $9.1 million in cash equity. In 2011, the borrower purchased the Property from the Innkeepers Portfolio's Bankruptcy for $53.0 million and subsequently invested $614,000 in capital upgrades. The resulting cost basis at the Property is $53.6 million and the proposed loan to cost ratio is 57.7%. Based on the “as is” appraised value of $55.2 million as of November 13, 2012, the cut-off date LTV is 56.0%.

The Borrower / Sponsor.   The borrower, Chatham RIMV LLC, a Delaware limited liability company (the “Borrower”), will be a single purpose limited liability company structured  with an independent director in its organizational structure.  The Borrower is owned by Chatham Lodging Trust. Chatham Lodging Trust was formed as a Maryland REIT on October 26, 2009. The company is internally-managed and was organized to invest primarily in premium-branded upscale extended-stay and select-service hotels.

As of June 30, 2012, Chatham Lodging Trust owned 18 hotels with an aggregate of 2,414 rooms located in 10 states and the District of Columbia. Wholly-owned hotels includes upscale extended-stay hotels that operate under the Homewood Suites by Hilton brand (eight hotels) and Residence Inn by Marriott brand (six hotels), as well as premium-branded select service hotels that operate under the Courtyard by Marriott brand (one hotel), the Hampton Inn and Suites by Hilton brand (one hotel), the SpringHill Suites by Marriott brand (one hotel) and the Doubletree Suites by Hilton brand (one hotel). Chatham Lodging Trust also invests in premium-branded select-service hotels such as Courtyard by Marriott, Hampton Inn and Suites, SpringHill Suites by Marriott and Doubletree Suites. Additionally, Chatham holds a 10.3% minority interest in a $1.1 billion JV that owns 59 hotels with 8,329 rooms.

The Property.  The Property is 5-story, 220,849 sq. ft., extended stay hotel that was built in 2003, renovated in 2011 and features 192 guestrooms. The Property is located on 1865 Hotel Circle South, San Diego, California 92108. There are 92 one bedroom king suites, 60 one-bedroom queen suites, 24 two-bedroom family suites and 16 two-bedroom suites. During the 2011 renovation, guestrooms received new softgoods, carpeting, vinyl wall-covering, flat-panel televisions, stainless steel kitchen appliances, sofas and granite kitchen countertops. The Property’s amenities include custom design children’s suites, complimentary wired and wireless internet access, a full service business center, onsite game room and lounge, kids corner, backyard barbeque area and laundry facilities as well as a 24-hour onsite market. Suite-style guestrooms offer free high-speed wireless internet access, separate living and sleeping areas, a pull-out sofa sleeper, and a fully-equipped kitchen, and various other standards. Property services include complimentary hot breakfast, outdoor heated pool, spa, and kid’s pool, fitness center, onsite parking, and housekeeping service. The demand segmentation for the Property is 55% extended stay, 25% commercial/government, 10% group and 10% leisure. The Property is subject to a franchise agreement with Marriott International, Inc. that expires in July 2031, with no renewals (“Franchise Agreement”).

Market. The Property is located in the city of San Diego, California. San Diego is a coastal southern California city located in the southwestern corner of the continental United States. It is the second-largest city in California and the eighth largest in the United States.  In addition to wireless technology, San Diego’s economy is influenced by its port, which includes the only major submarine and shipbuilding yards on the West Coast, as well as the largest naval fleet in the world. Due to the military presence in San Diego, major national defense contractors are headquartered in San Diego. Tourism is also a major industry, owing to the city's favorable climate. The Property is located in the Mission Valley area of central San Diego, which constitutes a corridor from Interstate 5 on the west side to Interstate 15 on the east side, with Friars Road representing the northern boundary, and the businesses south of Hotel Circle South and Camino del Rio South representing the southern boundary. Nearby amenities include the various Naval Stations, the San Diego Convention Center, San Diego International Airport, Fashion Valley Mall, SeaWorld, the San Diego Zoo and Petco Park. The neighborhood is characterized as 35% retail/restaurant use, 25% office use, 10% hotel use, 10% residential use, 10% vacant and 10% other.

Operating Performance. According to a travel research company, the Property has historically outperformed the selected competitive set in terms of ADR and RevPAR since at least 2010.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1865 Hotel Circle South San Diego, CA 92108	Collateral Asset Summary Residence Inn San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,937,000 56.0% 1.80x 12.8%

Historical Occupancy, ADR and RevPar(1)
Residence Inn San Diego Mission Valley	T-12 10/30/2012	T-12 10/30/2011	T-12 10/30/2010

Occupancy	93.0%	82.3%	90.7%
ADR	$141.91	$137.24	$139.21
RevPar	$131.95	$112.94	$126.21
Competitive Set(2)	T-12 10/30/2012	T-12 10/30/2011	T-12 10/30/2010
Occupancy	80.1%	78.1%	75.8%
ADR	$126.72	$120.81	$119.99
RevPar	$101.49	$94.32	$90.92
Penetration	T-12 10/30/2012	T-12 10/30/2011	T-12 10/30/2010
Occupancy	116.1%	105.4%	119.6%
ADR	112.0%	113.6%	116.0%
RevPar	130.0%	119.7%	138.8%
(1)	Source: Travel Research Report.
(2)
Competitive Set includes: Hilton San Diego Mission Valley, Sheraton Hotel San Diego Mission Valley, Doubletree San Diego Hotel Circle, Residence Inn San Diego Central, Residence Inn San Diego La Jolla, Courtyard San Diego Old Town and Residence Inn San Diego Downtown.

Primary Competitive Set(1)
Property	Rooms	Extended Stay	Commercial	Group	Leisure	Occupancy(2)	ADR(2)	RevPAR(2)
San Diego Residence Inn Mission Valley	192	55%	25%	10%	10%	82.8%	$138.96	$115.01
Courtyard by Marriott San Diego Mission Valley Hotel Circle	317	3%	45%	15%	37%	85.0%	$117.00	$99.45
Courtyard by Marriott San Diego Old Town	176	3%	40%	10%	47%	81.0%	$125.00	$100.79
DoubleTree Club San Diego	219	5%	35%	20%	40%	82.0%	$108.00	$88.17
Homewood Suites by Hilton San Diego Airport Liberty Station	150	60%	30%	5%	5%	91.0%	$141.00	$127.91
Residence Inn by Marriott San Diego Downtown	121	55%	25%	10%	10%	86.0%	$128.00	$109.66
Total / Wtd. Avg.	1,175	25%	35%	12%	27%	84.2%	$124.51	$104.78
(1)	Source: Appraisal.
(2)	Estimated 2011 Performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1865 Hotel Circle South San Diego, CA 92108	Collateral Asset Summary Residence Inn San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,937,000 56.0% 1.80x 12.8%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 11/30/2012	Underwriting	U/W per Room
Occupancy	91.0%	82.8%	93.4%	89.0%
ADR	$139.04	$138.96	$142.19	$142.19
RevPAR	$126.54	$115.01	$132.84	$126.55

Room Revenue	$8,867,594	$8,060,148	$9,335,235	$8,868,729	$46,191
Telephone Revenue	14,216	11,332	10,980	10,980	57
Other Revenue	531,997	631,020	629,198	629,198	3,277
Total Dept. Revenues	$9,413,807	$8,702,500	$9,975,413	$9,508,907	$49,526
Total Dept. Expenses	2,037,889	2,308,515	2,052,902	1,950,313	10,158
Total Dept. Profit	$7,375,918	$6,393,985	$7,922,511	$7,558,594	$39,368
Total Undistributed Expenses	2,698,786	2,595,578	2,930,879	2,902,918	15,119
Total Fixed Expenses	860,474	564,851	679,818	707,967	3,687
Net Operating Income	$3,816,658	$3,233,556	$4,311,814	$3,947,709	$20,561
FF&E	0	0	0	380,356	1,981
Net Cash Flow	$3,816,658	$3,233,556	$4,311,814	$3,567,353	$18,580

Property Management.  The Property is managed by Island Hospitality Management III, Inc. Island Hospitality Management III, Inc., a Palm Beach, Florida based company, was founded in 1986 by President and CEO Jeffrey H. Fisher as JF Hotel. As of October 1, 2012, they operate over 70 hotels representing 14 major limited-service brands across the United States in 22 states plus the District of Columbia. The company has been steadily growing, with the 5 most recent hotels added to management in 2010.

Lockbox / Cash Management.   The San Diego Residence Inn Mission Valley Loan will be structured with a hard lockbox and in place cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default or (ii) the DSCR falling below 1.15x.

Initial Reserves.  At closing, the Borrower will deposit (i) $156,786 into a tax reserve account, (ii) $13,470 into an insurance reserve account and (iii) $46,578 into an immediate repairs reserve account.

Ongoing Reserves.   On a monthly basis, the Borrower will be required to make monthly deposits into the real estate tax reserve in the amount of $52,262. At the option of lender, if the liability or casualty policy maintained by Borrower covering the Property shall not constitute an approved blanket or umbrella policy pursuant to the loan documents, or lender shall require Borrower to obtain a separate policy pursuant the loan agreement, Borrower will be required to deposit into the insurance reserve one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration of the policies. In addition, the Borrower will be required to make monthly deposits into the replacement reserve equal to the greater of one-twelfth of (i) 4.0% of the gross income from operations and (ii) the amount of deposit required by the franchisor for FF&E under the Franchise Agreement.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

Release Provision.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

1865 Hotel Circle South San Diego, CA 92108	Collateral Asset Summary Residence Inn San Diego Mission Valley	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,937,000 56.0% 1.80x 12.8%

Residence Inn San Diego Mission Valley
1865 Hotel Circle South
San Diego, CA 92108
SAN DIEGO
La Jolla
Pacific Beach
Mission Beach
Ocean Beach
Sunset Cliffs
Point Loma
Mission Bay
Mission Bay Park
Pacific Ocean
San Diego River
Tecolote Canyon Natural Park
Kate O. Sessions Mem. Park
Mission Bay Golf Course
Sea World San Diego
South Mission Beach Park
Ocean Beach Athletic Area
Mission Valley
Mission Hills
Hillcrest
Old Town
Midtown
Park West
Little Italy
Downtown
University Heights
Serra Mesa
Coronado
San Diego Bay
San Diego International Airport
San Diego Marine Corps Recruit Depot
North Island Naval Air Station
US Naval Reservation
Sea N Air Golf Course
Shoreline Park
Sunset Cliffs Park
Point Loma Nazarene University
Balboa Park
San Diego Zoo
Bob Wilson Naval Hospital
San Diego City College
Petco Park
San Diego Convention Center
Seaport Village
Horton Plaza
University of San Diego
Presidio Park
Old Town San Diego State Historic Park
Mission Hills Park
Valley View Casino Center
Midway Towne Center
Loma Square
UCSD Medical Ctr.-Hillcrest
Scripps Mercy Hospital
Fashion Valley
Mission Valley West
Westfield Mission Valley
Hazard Center
Friars-Mission Shopping Ctr.
Riverwalk Golf Course
SD TROLLEY
Ocean Beach Fwy
San Diego Fwy
Cabrillo Fwy
Pacific Hwy
COASTER
Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
Solana Beach
Del Mar
Rancho Bernardo
Poway
Ramona
Santee
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
TIJUANA
UNITED STATES
MEXICO

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.95x 13.7%

Mortgage Loan Information			Property Information
Loan Seller:	KeyBank National Association		Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition		Property Type:	Hospitality – Limited Service
Sponsor:	Summit Hotel OP, LP		Collateral:	Fee Simple
Borrower:	Summit Hospitality XIII, LLC		Location(3):	Various
Original Balance:	$29,350,000		Year Built / Renovated(3):	Various / Various
Cut-off Date Balance:	$29,350,000		Total Rooms:	531
% by Initial UPB:	TBD		Property Management:	Select Hotels Group, L.L.C.
Interest Rate:	TBD		Underwritten NOI:	$4,026,928
Payment Date:	1st of each month		Underwritten NCF:	$3,427,706
First Payment Date:	March 1, 2013		Appraised Value:	$48,900,000
Maturity Date:	February 1, 2023		Appraisal Date(4):	Various
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(93), O(3)		Most Recent NOI:	$4,165,726 (T-12 October 31,2012)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$3,945,915 (December 31, 2011)
			3rd Most Recent NOI:	$3,802,757 (December 31, 2010)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$185,064	$64,291	Most Recent Occupancy:	77.1% (October 31, 2012)
Insurance:	$0	Springing	2nd Most Recent Occupancy:	76.0% (December 31, 2011)
FF&E(2):	$54,642	$54,642	3rd Most Recent Occupancy:	72.6% (December 31, 2010)
Required Repairs:	$201,260	$0
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Ongoing monthly FF&E shall be equal to 1/12th of 4.0% of the greater of the (a) total gross income from operations for the immediately preceding calendar year and (b) total projected gross income from operations set forth in the approved annual budget for the immediately following calendar year.
(3)   See the Property Summary chart herein.
(4)   See “The Properties” section herein.

PIP Reserve:	$4,573,081	$0

Financial Information
Cut-off Date Balance / Room:		$55,273
Balloon Balance / Room:		$44,476
Cut-off Date LTV:		60.0%
Balloon LTV:		48.3%
Underwritten NOI DSCR:		2.29x
Underwritten NCF DSCR:		1.95x
Underwritten NOI Debt Yield:		13.7%
Underwritten NCF Debt Yield:		11.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.95x 13.7%

Property Summary
Property Name	Location	Metropolitan Statistical Area	Rooms	Year Built / Renovated	Allocated Loan Amount	Appraised Value	10/31/12 Occupancy
Hyatt Place – Lombard	Lombard, IL	Chicago-Naperville-Joliet	151	1999 / 2006	$10,900,000	$17,300,000	84.8%
Hyatt Place – Lone Tree	Lone Tree, CO	Denver-Aurora	127	1998 / 2006	7,200,000	10,700,000	81.3%
Hyatt Place – Englewood	Englewood, CO	Denver-Aurora	126	1998 / 2006	6,650,000	11,700,000	76.2%
Hyatt Place – Arlington	Arlington, TX	Dallas-Fort Worth-Arlington	127	1996 / 2012	4,600,000	9,200,000	64.6%
Total / Wtd. Avg.:			531		$29,350,000	$48,900,000	77.1%

The Loan.  The Summit Hotel Portfolio loan (the “Summit Hotel Portfolio Loan”) is a $29,350,000, fixed rate loan secured by the borrower’s fee simple interest in four limited service hotels located in three states (each a “Property” and together the “Summit Hotel Portfolio Properties” or “Portfolio”) as detailed in the Property Summary table above.  All of the Summit Hotel Portfolio Properties are located in major metropolitan areas.  The Summit Hotel Portfolio Loan has a 10-year term, and amortizes on a 30-year amortization schedule. The Summit Hotel Portfolio Loan accrues interest at a to-be-determined rate. Loan proceeds were utilized to recapitalize a portion of the acquisition cost of the Summit Hotel Portfolio Properties, which were purchased in October 2012 for approximately $44.2 million, pay closing costs of approximately $265,436, and fund upfront reserves of $5,014,047. Based on the appraised value of $48.9 million as of November 2012, the cut-off date LTV is 60.0%.

The Borrower / Sponsor / Operators. The borrower, Summit Hospitality XIII, LLC (the “Borrower”), is a single member Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  Summit Hotel OP, LP (the “Sponsor”), a Delaware limited partnership is the non-recourse carveout guarantor for the Summit Hotel Portfolio Loan. Summit Hotel TRS 008, LLC, Summit Hotel TRS 013, LLC, Summit Hotel TRS 014, LLC and Summit Hotel TRS 024, LLC (collectively, the “Operators”), each a Delaware limited liability company operate one of the 4 individual properties. The Operators are affiliates of the Borrower and the Sponsor.

The Sponsor is controlled by Summit Hotel Properties, Inc. (NYSE:INN). Summit Hotel Properties, Inc. (“Summit”) focuses primarily on acquiring and owning premium-branded, select-service hotels in the upscale and upper midscale segments of the U.S. lodging industry.  Summit currently owns a portfolio of 84 hotels with a total of 9,019 guestrooms located in 21 states. Their core franchise brands include Marriott, Hilton, Hyatt and InterContinental, which account for approximately 93% of their portfolio.  Based on total number of rooms, approximately 65% of Summit’s portfolio is positioned in the top 50 metropolitan statistical areas, or MSAs, and approximately 83% is located within the top 100 MSAs.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.95x 13.7%

The Properties

Hyatt Place – Lombard (37.1 % of the Summit Hotel Portfolio Loan)

Property Information.  The Hyatt Place – Lombard is a six story, limited service hotel located in Lombard, Illinois.  The improvements were constructed in 1999 and include 151 guest rooms (62 King Suites, 82 Double, with seven handicap accessible rooms).  Amenities include 975 square feet of meeting space, business and fitness centers, indoor pool and whirlpool, breakfast room, snack bar, and lounge.  Guestrooms feature a king or two double beds, divided living and sleeping areas, media and work center with 42-inch flat panel HDTV, an oversized sleeper sofa, wet bar, mini refrigerator and complimentary Wi-Fi.  There are 157 parking spaces at the premises.  The Property underwent a complete renovation when it was converted to a Hyatt Place in 2006, including rooms, hard goods, soft goods, and common areas.  From 2008 through 2011 approximately $229,742 was spent on capital expenditures at the Property, and $687,819 ($4,555 per room) is expected to be spent over the next two years under the property improvement plan.  Based on the November 2012 appraisal, the property was valued at $17.3 million or $114,570 per room.

The Market.  The subject property is located off Interstate 88 approximately 20 miles west of Chicago in the city of Lombard, Illinois.  The Property is located on the west side of Fountain Square Drive, just north of Butterfield Road and east of Yorktown Center.  The immediate area is improved with upscale condominiums and a mixture of office, lodging, multifamily, and retail uses. Chicago’s O’Hare International Airport is located approximately 18 miles to the northeast and Midway Airport is located 24 miles to the southeast.  Commercial demand in the market is generated by a wide array of corporate tenants including McDonald’s Corporation, Oracle, Ace Hardware, Alcatel, Safeway, SAP, Van Kampen Investments, DeVry, and General Electric.  Leisure demand drivers include Aurora Premium Outlets, Morton Arboretum, Brookfield Zoo, Oak Brook Polo Grounds, Chicagoland Speedway/Joliet, Oakbrook Center and Yorktown Center.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Hyatt Place - Lombard Property	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	80.4%	85.7%	84.8%
ADR	$86.53	$93.35	$99.88
RevPAR	$69.59	$80.03	$84.73
Competitive Set(2)	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	71.0%	71.5%	72.5%
ADR	$97.04	$104.82	$111.14
RevPAR	$68.87	$74.98	$80.59
Penetration	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	113.3%	119.8%	117.0%
ADR	89.2%	89.1%	89.9%
RevPAR	101.0%	106.7%	105.1%
(1)	Source: Property Occupancy, ADR, RevPAR based on Smith Travel Research reports.
(2)	Competitive Set includes: Embassy Suites Chicago Lombard Oak Brook, Courtyard Chicago Oakbrook Terrace, Hilton Garden Inn Chicago Oakbrook Terrace, Staybridge Suites Chicago Oakbrook Terrace.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Group	Extended-Stay	Leisure	Occupancy	ADR	RevPAR
Hyatt Place – Lombard	151	50%	10%	5%	35%	85.7%	$93.35	$80.03
Embassy Suites Chicago Lombard Oak Brook	262	40%	20%	5%	35%	67.0%	$119.00	$79.73
Courtyard Chicago Oakbook Terrace	147	45%	10%	5%	40%	71.0%	$97.00	$68.87
Hilton Garden Inn Chicago Oakbrook Terrace	128	45%	15%	5%	35%	76.0%	$102.00	$77.52
Staybridge Suites Chicago Oakbrook Terrace	112	20%	5%	60%	15%	79.0%	$82.00	$64.78
Total/Wtd. Avg.	800	41%	13%	13%	33%	74.4%	$101.28	$75.34
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.95x 13.7%

Hyatt Place – Lone Tree (24.5% of the Summit Hotel Portfolio Loan)

Property Information.  The Hyatt Place – Lone Tree is a six story, limited-service hotel built in 1998 containing 127 guestrooms (69 King Suites, 58 Double, with seven Handicap accessible rooms), 1,104 square feet of meeting space, business and fitness centers, breakfast room, café/lounge, and an indoor swimming pool.  Guestrooms feature divided living and sleeping areas, a king or two double beds, media and work center with 42-inch flat panel HDTV, an oversized sleeper sofa, wet bar, mini refrigerator, and complimentary Wi-Fi.  Amenities include a complimentary hot breakfast, the Bakery Café offering Starbucks coffee, and a 24/7 Guest Kitchen with made-to-order snacks and entrees.  Complimentary parking is provided on-site for 127 vehicles.  The Property underwent a complete renovation when it was converted to a Hyatt Place in 2006, including rooms, hard goods, soft goods, and common areas.  From 2008 through 2011 approximately $381,069 was spent on capital expenditures at the Property, and approximately $1.19 million ($9,356 per room) is expected to be spent over the next two years under the property improvement plan.  Based on the November 2012 appraisal, the Property was valued at $10.7 million or $84,252 per room.

The Market. The Property is located approximately 15 miles south of Denver in the southern portion of the Denver metropolitan statistical area.  The property is located at the west end of East Westview Road, east of South Parkland Road, north of South Yosemite Street, and south of East country Line Road, which has an interchange with Interstate 25 approximately four blocks east of the Property.  The immediate neighborhood is dominated by Park Meadows Mall, a 1.57 million sq. ft regional mall anchored by Macy’s, Nordstrom’s, Dillard’s, and JC Penney.  Centennial Promenade, a major business complex is located to the north along with additional retail.  The Property benefits from good access due to its proximity to Interstate 25.  The Denver International Airport is located 37 miles to the northeast.  Corporate demand drivers in the market include CH2M Hill, EcoStar/Dish Network, Innospeck, Comcast, Trizetto, Great Western Life, National Cattlemen’s Beef Association, Oracle and Verizon.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Hyatt Place – Lone Tree Property	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	70.0%	78.9%	81.3%
ADR	$84.06	$86.13	$88.17
RevPAR	$58.88	$67.96	$71.66
Competitive Set(2)	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	64.0%	65.8%	67.2%
ADR	$80.48	$83.15	$87.15
RevPAR	$51.52	$54.68	$58.52
Penetration	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	109.4%	120.0%	121.0%
ADR	104.4%	103.6%	101.2%
RevPAR	114.3%	124.3%	122.4%
(1)	Source: Occupancy, ADR, RevPAR based on Smith Travel Research reports.
(2)	Competitive Set includes Courtyard Denver South Park Meadows Mall, Drury Inn & Suites Denver Tech Center, Hilton Garden Inn Denver South Meridian, Staybridge Suites Denver South Park Meadows.

Primary Competitive Set(1)(2)
Property	Rooms	Transient(3)	Meeting & Group	Occupancy	ADR	RevPAR
Hyatt Place – Lone Tree	127	85%	15%	78.9%	$86.12	$67.95
Courtyard Denver South Park Meadows Mall	156	85%	15%	65.0%	$91.00	$59.15
Drury Inn & Suites Denver Tech Center	160	80%	20%	63.0%	$83.00	$52.29
Hilton Garden Inn Denver South Meridian	157	85%	15%	65.0%	$81.00	$52.65
Staybridge Suites Denver South Park Meadows	115	90%	10%	72.0%	$77.00	$55.44
Total/Wtd. Avg.	715	85%	15%	68.1%	$83.87	$57.15
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.
(3)	Includes individual commercial and leisure demand.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.95x 13.7%

Hyatt Place – Englewood (22.7% of the Summit Hotel Portfolio Loan)

Property Information The Hyatt Place – Englewood  is a six-story limited-service hotel built in 1998 containing 126 guestrooms (62 King Suites, 58 Double, and six Handicap accessible rooms), 1,104 square feet of meeting space, business and fitness centers, café/lounge and an indoor swimming pool.  Guestrooms feature divided living and sleeping areas, a king or two double beds, a media and work center with 42-inch flat panel HDTV, an oversized sleeper sofa, wet bar, mini refrigerator and complimentary Wi-Fi.  Amenities include complimentary breakfast served daily with light fare available for purchase 24 hours a day in the café, and complimentary on-site parking for 146 vehicles.  The Property underwent a complete renovation when it was converted to a Hyatt Place in 2006, including rooms, hard goods, soft goods, and common areas.  From 2008 through 2011 approximately $111,969 was spent on capital expenditures at the Property and $1,193,187 ($9,470 per room) is expected to be spent over the next two years under the property improvement plan.  Based on the appraisal as of November 2012, the property was valued at $11.7 million or $92,857 per room.

The Market. The Property is located in Englewood, Colorado, six miles south of downtown Denver along Interstate 25 within the Denver-Aurora-Broomfield Metropolitan Statistical Area.  The Denver Tech Center (“DTC”), located approximately three miles north of the Property is a 909-acre development with over 14 million square feet of current development. The DTC is home to approximately 1,000 companies, 35,000 employees and 9.4 million sq. ft. of office space. The Property is surrounded by office buildings that are part of the Denver Tech Center, with additional retail properties located to the north and the east of the Property. Additional corporate demand drivers in the market include CH2M Hill, Trizetto, Kiewitt, Oracle, Great Western Life, Sprint, Verizon, IBM and EcoStar/Dish Network.   The Denver International Airport is located 25 miles to the northeast of the Property.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Hyatt Place - Englewood Property	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	71.9%	72.1%	76.2%
ADR	$94.37	$94.85	$97.27
RevPAR	$67.89	$68.36	$74.14
Competitive Set(2)	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	61.2%	62.4%	65.3%
ADR	$100.08	$101.12	$106.27
RevPAR	$61.24	$63.13	$69.38
Penetration	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	117.6%	115.4%	116.8%
ADR	94.3%	93.8%	91.5%
RevPAR	110.9%	108.3%	106.9%
(1)	Source: Occupancy, ADR, RevPar based on Smith Travel Research reports.
(2)	Competitive Set includes Courtyard Denver Tech Center, Hampton Inn Suites Denver Tech Center, Hilton Garden Inn Denver Tech Center, Wingate By Wyndham Greenwood Village Englewood.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hyatt Place – Englewood	126	90%	10%	0%	72.1%	$94.85	$68.36
Courtyard Denver Tech Center	155	85%	15%	0%	54.0%	$100.00	$54.00
Hampton Inn Suites Denver Tech Center	123	85%	15%	0%	70.0%	$89.00	$62.30
Hilton Garden Inn Denver Tech Center	180	79%	21%	0%	66.0%	$111.00	$73.26
Wingate By Wyndham Greenwood Village	86	85%	15%	0%	60.0%	$102.00	$61.20
Total/Wtd. Avg.	670	84%	16%	0%	64.3%	$99.99	$64.32
(1) Source: Appraisal.
(2) Estimated 2011 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.95x 13.7%

Hyatt Place - Arlington (15.7% of the Summit Hotel Portfolio Loan)

Property Information.  Hyatt Place – Arlington is a six-story limited-service hotel built in 1996 and is located in Arlington Texas. The Property contains 127 guestrooms (63 King Suites, 58 Double, with six Handicap accessible rooms), 1,100 square feet of meeting space, café/lounge, business and fitness centers, a 24-hour sundries shop, and an outdoor swimming pool.  Guestrooms feature divided living and sleeping areas, a king or two double beds, a state-of-the-art media and work center with 42-inch flat panel HDTV, complimentary Wi-Fi, an oversized sleeper sofa, wet bar and mini refrigerator.  Amenities include a complimentary hot breakfast, the Bakery Café offering Starbucks coffee and a 24/7 Guest Kitchen featuring made-to-order snacks and entrees, and complimentary on-site parking provided for 130 vehicles.  In addition, complimentary shuttle service is provided to/from Dallas-Fort Worth airport and within a five-mile radius of the Property.  Approximately $741,452 was spent on capital expenditures at the Property between 2008 and 2012, of which $454,152 ($3,476 per room) was spent in 2012 on guestroom renovations, which resulted in the removal of 2,200 room nights.  In addition, it is expected that approximately $589,265 ($4,640 per room) will be spent over the next two years under the property improvement plan.  Based on the November 2012 appraisal, the Property was valued at $9.2 million or $72,441 per room.

The Market. The Property is located in Arlington, Texas, approximately 12 miles east of Downtown Fort Worth and 20 miles west of Downtown Dallas.  More specifically, it is located within the heart of Arlington’s entertainment district proximate to the area’s primary attractions including Six Flags over Texas Theme Park, Hurricane Harbor, the Texas Rangers Ballpark, and the Dallas Cowboys Stadium.  Arlington area shopping options include the Parks Mall and Lincoln Square.  The Property is located south of Interstate 30 along the south side of the road to Six Flags between Six Flags Drive and State Highway 360 in northeastern Arlington.  The local market is identified as Highway 360 to the east, Collins Street to the west, Green Oaks Boulevard to the north, and Division Street to the south.  The Dallas-Fort Worth International Airport is located 7 miles to the north.  Major employers in the local area include Six Flags, General Motors, Hotel.com, Texas Health Resources and Siemens Dematic.

Operating Performance.

Historical Occupancy, ADR, and RevPAR(1)
Hyatt Place - Arlington Property	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	65.3%	65.6%	64.6%
ADR	$96.41	$99.94	$98.85
RevPAR	$62.95	$65.56	$63.81
Competitive Set(2)	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	54.2%	57.3%	60.4%
ADR	$105.39	$112.87	$112.46
RevPAR	$57.07	$64.63	$67.92
Penetration	T-12 December 2010	T-12 December 2011	T-12 October 2012
Occupancy	120.6%	114.6%	106.9%
ADR	91.5%	88.5%	87.9%
RevPAR	110.3%	101.4%	93.9%
(1)	Source: Occupancy, ADR, RevPAR based on Smith Travel Research reports.
(2)
Competitive Set includes Courtyard Dallas Arlington Entertainment District, Springhill Suites Arlington Near Six Flags, Holiday Inn Arlington NE Rangers Ballpark, and Hilton Garden Inn Dallas Arlington.

Primary Competitive Set(1)(2)
Property	Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hyatt Place - Arlington	127	30%	20%	50%	65.6%	$99.94	$65.56
Courtyard Dallas Arlington Entertainment District	147	25%	25%	50%	48.0%	$135.00	$64.80
Springhill Suites Arlington Near Six Flags	121	40%	10%	50%	51.0%	$95.00	$47.98
Holiday Inn Arlington NE Rangers Ballpark	147	35%	25%	40%	63.0%	$99.00	$62.37
Hilton Garden Inn Dallas Arlington	132	25%	25%	50%	67.0%	$123.00	$82.41
Total/Wtd. Avg.	674	31%	21%	48%	58.8%	$110.36	$64.84
(1)	Source: Appraisal.
(2)	Estimated 2011 performance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.95x 13.7%

Cash Flow Analysis.

Portfolio Cash Flow Analysis
	12/31/2010	12/31/2011	T-12 10/31/2012	U/W	U/W Per Room
Occupancy	72.6%	76.0%	77.1%	76.02%
ADR	$89.76	$93.26	$96.11	$96.22
RevPAR	65.16	$70.91	$74.09	$73.15
Room Revenue	$12,628,951	$13,744,075	$14,398,696	$14,176,861	$26,698
F&B Revenue	704,475	830,709	760,591	749,238	1,411
Other Revenue	6,588	0	0	0	0
Total Dept. Revenues	$13,412,321	$14,649,821	$15,206,677	$14,980,552	$28,212
Total Dept. Expenses	4,518,767	4,874,428	5,177,489	5,102,457	9,609
Total Dept. Profit	$8,893,554	$9,775,393	$10,029,188	$9,878,094	$18,603
Total Undistributed Expenses	4,230,797	4,934,251	4,965,308	4,998,619	9,414
Total Fixed Charges	860,000	895,227	898,153	852,547	1,606
Net Operating Income	$3,802,757	$3,945,915	$4,165,726	$4,026,928	$7,584
FF&E	0	0	0	599,222	1,128
Net Cash Flow	$3,802,757	$3,945,915	$4,165,726	$3,427,706	$6,455

Property Management. The Summit Hotel Portfolio Properties are managed by Select Hotels Group, L.L.C., pursuant to four (4) separate hotel management agreements.  Select Hotels Group, L.L.C. is a hotel management company of Hyatt Hotels Corporation. The hotel management agreements expire on October 5, 2032. In the event that the hotel management agreements are terminated for any reason, the respective Operator shall commence application procedures to apply for a franchise agreement with Hyatt Place Franchising, L.L.C. ("Franchisor"). Franchisor shall review the application in good faith and if Franchisor approves such application Franchisor shall issue a franchise agreement to Operator for the respective Property which shall continue until October 5, 2032.

Cash Management. The Summit Hotel Portfolio Loan is structured with in place collection accounts and springing cash management. Upon the occurrence of any of the following (each a “Cash Sweep Event”):  (i) an event of default, (ii) the debt service coverage ratio based on the trailing 6-month period is less than 1.20x (“Debt Trigger Event”), (iii) a default occurs beyond any cure period under a hotel management agreement or future franchise agreement and such default has not been waived or is not curable, the Borrower or any Operator enters into a replacement management or franchise agreement without lender’s consent or any management agreement, franchise agreement or any replacement agreements hereof are terminated or amended in any material way without lender consent (each a “Franchise Trigger Event”) or (iv) the occurrence of the date that is 6 months prior to any hotel management or franchise agreement expiration date (“Franchise Renewal Trigger”), all excess cash flow from all Properties shall be deposited into the cash management account controlled by the lender except in the case of a Franchise Renewal Trigger for which all excess cash flow attributable to such individual Property shall be deposited into the cash management account controlled by the Lender. All such excess cash flow shall be held as additional collateral for the Summit Hotel Portfolio Loan. Unless a Cash Sweep Event has occurred, all cash deposited into the collection accounts are swept daily into borrower controlled account(s). In the event a Franchise Renewal Trigger is cured in accordance with the Summit Hotel Portfolio Loan documents, 120% of the amount of any required future property improvement program (“PIP”) renovations under any replacement hotel management agreement or franchise agreement shall be deposited into a required future PIP renovations reserve from amounts held as additional collateral for the Summit Hotel Portfolio Loan pursuant to a Franchise Renewal Trigger.

Initial Reserves. At closing, the Borrower deposited (i) $201,260 into the required repair reserve, (ii) $185,064 in the tax and insurance reserve for taxes and insurance, (iii) $54,642 in the replacement reserve, and (iv) $4,573,081 in the current PIP renovation reserve.

Ongoing Reserves. The Borrower is required to deposit on a monthly basis to (i) the tax reserve account, 1/12 of the real estate taxes payable during the next twelve months, (ii) the insurance reserve account, 1/12 of the cost of the annual premium to renew the required insurance policies; provided, however, the Borrower is not required to make such deposits as long as the Borrower maintains blanket insurance unless the lender elects to require the Borrower to fund the monthly insurance reserve following (a) any notice of cancellation, termination or lapse or actual cancellation, termination or lapse of such blanket policy, (b) the Borrower’s failure to deliver evidence of insurance or (c) an event of default occurs, and (iii) the replacement reserve equal to the greater of (a) the monthly amount required under any hotel management or franchise agreement and (b) 1/12 of the greater of (x) total gross income from operations for the preceding calendar year and (y) total projected gross income from operations set forth in an approved annual budget for  the following calendar year.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.95x 13.7%

Partial Release. The Summit Hotel Portfolio Loan documents permit the Borrower to obtain a release of a Property from the lien of the related mortgage after the lockout period, subject to, among other things, (i) no event of default has occurred and is continuing under the loan documents; (ii) delivery of defeasance collateral in an amount greater than 125% of the allocated loan amount or 80% of the proceeds from the sale of the applicable Property; (iii) the debt service coverage ratio for the remaining Summit Hotel Portfolio Properties based upon a trailing 12 month period being no less than the greater of (a) the debt service coverage ratio prior to release and (b) the debt service coverage ratio existing at loan closing; (iv) the loan to value ratio for the remaining Summit Hotel Portfolio Properties shall be no greater than the lesser of (a) the loan to value existing at loan closing and (b) the loan to value prior to release as determined by any commercially reasonable method; and (v) the debt yield for the remaining Summit Hotel Portfolio Properties shall be no greater than the lesser of (a) the debt yield prior to release and (b) the debt yield existing at loan closing.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

Various	Collateral Asset Summary Summit Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,350,000 60.0% 1.95x 13.7%

Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Rocky Mountain Arsenal Natl. Wildlife Refuge
Denver International Airport
Wheat Ridge
DENVER
Applewood
Golden
Lakewood
Glendale
AURORA
Englewood
Cherry Hills Village
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
DOUGLAS COUNTY
ARAPAHOE COUNTY
ADAMS COUNTY
JEFFERSON COUNTY

Des Plaines
Schaumburg
Elk Grove Village
Niles
Park Ridge
Morton Grove
Skokie
Evanston
Chicago O'Hare International Airport
Schiller Park
Bensenville
Franklin Park
Norridge
Lincolnwood
Bloomingdale
Addison
Northlake
Elmwood Park
Melrose Park
Oak Park
Lombard
Elmhurst
Maywood
Lake Michigan
CHICAGO
Berwyn
Cicero
Hillside
Oak Brook
Riverside
Brookfield
Hinsdale
La Grange
Downers Grove
Lisle
Chicago Midway Intl. Airport
Brighton Park
Hyde Park
Woodridge
Darien
Burr Ridge
Bedford Park
Burbank
Oak Lawn
Evergreen Park
South Chicago
Bolingbrook
Palos Hills
Palos Heights
Lemont
Orland Park
Crestwood
Alsip
Blue Island
Riverdale
Roseland

Lewisville Lake
PLANO
Flower Mound
Lewisville
Carrollton
Westlake
Grapevine Lake
Addison
Coppell
Farmers Branch
Keller
Dallas - Fort Worth Intl. Airport
Grapevine
North Richland Hills
Hurst
Euless
Dallas Love Field
Univ. Park
Highland Park
Haltom City
IRVING
FORT WORTH
DALLAS
Lake Arlington
ARLINGTON
GRAND PRAIRIE
Mountain Creek Lake
Duncanville
Joe Pool Lake
Rendon
Cedar Hill
DeSoto
Lancaster
Mansfield

Summit Hotel Portfolio

1	Hyatt Place - Lombard	2340 South Fountain Square Drive	Lombard, IL
2	Hyatt Place - Lone Tree	9030 East Westview Road	Lone Tree, CO
3	Hyatt Place - Englewood	8300 East Crescent Parkway	Englewood, CO
4	Hyatt Place - Arlington	2380 East Road to Six Flags Street	Arlington, TX

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

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155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Mixed Use – Retail / Office
Sponsor:	Abraham Talassazan		Collateral:	Fee Simple
Borrower:	777-26 LLC		Location:	New York, NY
Original Balance:	$29,250,000		Year Built / Renovated:	1900 / 2008
Cut-off Date Balance:	$29,212,819		Total Sq. Ft.(3):	35,039
% by Initial UPB:	TBD		Property Management:	Self-managed
Interest Rate:	4.2085%		Underwritten NOI:	$2,420,770
Payment Date:	6th of each month		Underwritten NCF:	$2,327,467
First Payment Date:	February 6, 2013		Appraised Value:	$48,000,000
Maturity Date:	January 6, 2023		Appraisal Date:	December 1, 2012
Amortization:	360 months
Additional Debt: (1)	None		Historical NOI
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$1,598,868 (YTD September 2012
Lockbox / Cash Management:	Soft, Springing Hard / Springing			Annualized)
			2nd Most Recent NOI:	$1,035,835 (December 31, 2011)
Reserves(2)			3rd Most Recent NOI:	$189,748 (December 31, 2010)
	Initial	Monthly
Taxes:	$22,270	$13,919	Historical Occupancy(4)
Insurance:	$3,223	$2,015	Most Recent Occupancy:	100.0% (November 1, 2012)
TI/LC:	$150,000	Springing	2nd Most Recent Occupancy:	73.0% (December 31, 2011)
Deferred Maintenance Escrow:	$11,250	$0	3rd Most Recent Occupancy:	54.9% (December 31, 2010)
C. Wonder Outstanding Obligation	$2,800,000	$0
(1)   Future mezzanine debt is permitted. See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   Total Sq. Ft. does not include 2,100 sq. ft. of mezzanine space which will  demolished as a result of the build out.
(4)   Historical Occupancy is based on historical rent roll and occupancy percentages provided by the Borrower.  The property is 100% leased to five office tenants and one retail tenant.  Physical occupancy will change as C. Wonder will temporarily vacate the 155 Fifth Avenue Property while the landlord builds out its space.

Reserve Fund:
C. Wonder Free Rent Reserve Fund:	$467,500	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$834
Balloon Balance / Sq. Ft.:		$668
Cut-off Date LTV:		60.9%
Balloon LTV:		48.8%
Underwritten NOI DSCR:		1.41x
Underwritten NCF DSCR:		1.35x
Underwritten NOI Debt Yield:		8.3%
Underwritten NCF Debt Yield:		8.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area(1)	U/W Base Rent Per Sq. Ft. (2)(3)	% of Total Annual U/W Base Rent(2)(3)	Lease Expiration
C. Wonder LLC(4)	NR/NR/NR	9,300	26.5%	$205.40	64.9%	10/31/2022
155 Office Associates(5)	NR/NR/NR	5,348	15.3	$40.31	7.3	02/28/2016
Cosette Fifth Avenue LLC(6)	NR/NR/NR	5,100	14.6	$42.52	7.4	01/31/2015
Jack Rogers LLC	NR/NR/NR	5,097	14.5	$40.92	7.1	07/31/2015
Heerim Architects and Planners Co., Ltd	NR/NR/NR	5,097	14.5	$38.25	6.6	07/31/2015
Eveo Communications Group, Inc.	NR/NR/NR	5,097	14.5	$38.25	6.6	6/30/2015
Vacant	NAP	0	0.0	NAP	NAP	NAP
Total / Wtd. Avg.		35,039	100.0%	$83.94	100.0%
(1)	% of Net Rentable Area is based on total sq. ft. of 35,039 per the November 1, 2012 rent roll.
(2)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through February 28, 2014.
(3)	U/W Base Rent per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(4)
Tenant shall temporarily vacate the premises in the end of January 2013 so that landlord can build out its space. Tenant may terminate its lease if landlord is unable to deliver the premises by September 15, 2013 with 10 day notice.  The total Net Rentable Area does not include 2,100 sq. ft. of mezzanine space which will be demolished as a result of the build out of the C. Wonder space.

(5)	155 Office Associates has one, two-year extension.
(6)	Cosette Fifth Avenue LLC has one, two-year extension.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent (1)(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	4	20,391	58.2	20,391	58.2%	$39.98	27.7	27.7%
2016	1	5,348	15.3	25,739	73.5%	$40.31	7.3	35.1%
2017	0	0	0.0	25,739	73.5%	$0.00	0.0	35.1%
2018	0	0	0.0	25,739	73.5%	$0.00	0.0	35.1%
2019	0	0	0.0	25,739	73.5%	$0.00	0.0	35.1%
2020	0	0	0.0	25,739	73.5%	$0.00	0.0	35.1%
2021	0	0	0.0	25,739	73.5%	$0.00	0.0	35.1%
2022	2	9,300	26.5	35,039	100.0%	$205.40	64.9	100.0%
2023	0	0	0.0	35,039	100.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	35,039	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	35,039	100.0%	NAP	NAP
Total / Wtd. Avg.	7	35,039	100.0%			$83.94	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through February 28, 2014.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan.    155 Fifth Avenue loan (the “155 Fifth Avenue Loan”) is a $29.25 million ($835 per sq. ft.), fixed rate loan secured by the borrower’s fee simple interest in a 35,039 sq. ft., Class B (CBD) office/retail building, located in New York, New York (the “155 Fifth Avenue Property”). The 155 Fifth Avenue Loan has a 10-year term and accrues interest at a fixed rate equal to 4.2085% and amortizes on a 30-year schedule.

The 155 Fifth Avenue Loan proceeds were used to refinance existing debt of $21.8 million, fund upfront reserves totaling approximately $3.5 million, and pay closing costs of $547,073. Based on the appraised value of $48.0 million as of December 1, 2012, the cut-off date LTV is 60.9%.

The Borrower / Sponsor.    The borrower, 777-26 LLC (the “Borrower”), is a single purpose, New York limited liability company structured to be bankruptcy remote, with one independent director in its organizational structure. The sponsor of the Borrower, and the non-recourse carveout guarantor is Abraham Talassazan (the “Sponsor”). The sole members of the Borrower are (i) BSD Nissan 202 Inc., a New York corporation structured to be bankruptcy remote, which holds a 0.5% managing membership interest in the Borrower (“Managing Member”), and (ii) Nissan 202 LLC, a New York limited liability company, which holds a 99.5% non-managing membership interest in the Borrower (“Nissan”).  The Sponsor owns 100% of the equity in the Managing Member and a 51.5% managing

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

membership interest in Nissan.  The remainder of the interests in Nissan are owned, indirectly, by various family trusts for the benefit of the immediate family members of the Sponsor.

The Sponsor founded the Eretz Group in 2000, at which time the company began acquiring vacant land and commercial real estate holdings, with a focus on value-add opportunities. Eretz Group is locally based and invests principally in New York City. The company has a portfolio in excess of 800,000 sq. ft. consisting of 21 properties, 17 of which are in Manhattan. Four of the 17 properties in Manhattan are located in the Midtown South Market. The value of the portfolio was reported by the Sponsor to be approximately $490.4 million, with total net equity of $290.6 million, of which $229.6 million is the Sponsor’s share. As of November 7, 2012, the Sponsor reported a net worth of $259.7 million and liquidity of $25.1 million.

The Property.     The 155 Fifth Avenue Property consists of the building includes 35,039  sq. ft., Class B, multi-tenant office/retail building situated on a 4,825 sq. ft. parcel of land. The pre-war six-story improvements were originally constructed in 1900 and renovated in 2008. The 155 Fifth Avenue Property is located on the east side of Fifth Avenue between East 21st and East 22nd Street in New York, NY, and has frontage on the east side of Fifth Avenue. Floor plates range from 4,500 sq. ft. to 5,340 sq. ft. The 155 Fifth Avenue Property was 100.0% occupied as of the rent roll dated November 1, 2012. The frontage of the building includes the retail tenant, C. Wonder LLC, as well as the main entrance to the building for the majority of tenants and visitors.

The 155 Fifth Avenue Property was owned and occupied for over 30 years by the United Synagogue of Conservation Judaism (“USCJ”). In May 2007, USCJ sold the Property to 155 Fifth Ave LLC c/o Philips International for a price of $26,500,000. The 155 Fifth Avenue Property was later acquired in June 2007 by the Borrower for a purchase price of $38,000,000. Since acquisition, the Borrower has spent approximately $3,000,000 in capital improvements, along with an additional $5,000,000 in miscellaneous costs on the Property.

Major Tenants.    The 155 Fifth Avenue Property was 100.0% leased by six tenants, with 26.5% of the building occupied by C. Wonder LLC, as of the rent roll dated November 1, 2012.

C. Wonder LLC (“C. Wonder”) (9,300 sq. ft., 26.5% of NRA, 64.9% of underwritten occupied base rent): C. Wonder offers clothing, accessories and home decor products for women.  Its flagship store is located in the Soho neighborhood of Manhattan, and recently opened a location in the Time Warner Center in Columbus Circle.   C. Wonder initially took occupancy of its space in November 2012, but is expected to temporarily vacate the premises at the end of January 2013 to accommodate further build out.  The landlord plans to demolish an existing mezzanine level, add an ADA compliant bathroom, and expects the work to be completed within approximately 90 days.

C. Wonder leases 9,300 sq. ft. over a 10-year lease term expiring October 31, 2022.  The initial rent under the C. Wonder lease of $201.08 sq. ft. is scheduled to increase to $205.40 per sq. ft. on October 1, 2013, $211.56 per sq. ft. on October 1, 2014, and $217.90 per sq. ft. on October 1, 2015.

155 Fifth Avenue Property Recent Leases
Tenant	Sq. Ft.	Net Base Rent Per Sq. Ft.	Lease Term (Months)	Lease Start	Lease Expiration
C. Wonder LLC	9,300	$201.08	121	9/2012	10/2022
Total / Wtd. Avg.	9,300	$201.08	121

The Market.

The 155 Fifth Avenue Property is located in the city of New York, NY. New York City consists of five counties at the mouth of the Hudson River in the southeast area of New York State. The borough of Manhattan, also referred to as New York County, forms the political, financial and cultural core of the city and is the economic growth engine of the Greater New York Region. New York is heavily weighted in the services industries, which creates a large demand for office space within the market. The city is home to the two largest stock exchanges in the world, the New York Stock Exchange and the NASDAQ. New York is also home to many large financial institutions, including Citigroup, JP Morgan Chase, Barclay‘s and Bank of America. 42 of the Fortune 500 companies are headquartered in New York City. Private sector hiring remained robust in 2012 and New York City has been steadily adding jobs. Job growth in the City has outpaced the rest of the nation in each of the last five years. In 2012, the country has seen job growth of 1.4%, against 1.8% for New York City. This trend is likely to continue, as the City‘s forecasted annual growth rate is 1.7% for the next five years. Tourism rose to record levels in 2011 with 50.5 million tourists in total. This translated to $32.5 billion in spending at local businesses. Spending on Broadway shows drew $1.4 billion in 2011. The 2012 estimated population of New York City was 8.3 million. Over the next five years, New York City‘s unemployment rate will average 6.8% compared to 7.0% for the country. The 2012 average income within the City was reported at $71,216.

According to a market research report, the 155 Fifth Avenue Property is located in the Midtown South office market. As of the end of the fourth quarter of 2012, the market contained 100,152,114 sq. ft. of office space located in 1,320 buildings. The overall vacancy rate was 6.2%, with quoted rental rates of $49.13 per sq. ft. The 155 Fifth Avenue Property is located in the Gramercy Park office submarket. As

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

of the end of the fourth quarter of 2012, the submarket contained 26,624,461 sq. ft. of office space located in 266 buildings. The overall vacancy rate was 3.8%, with quoted rental rates of $53.39 per sq. ft., and the Class B office space within the submarket had an overall vacancy of 3.6% and quoted rental rates of $55.02 per sq. ft.

According to a market research report, the 155 Fifth Avenue Property is located in the Midtown South retail market. As of the end of the fourth quarter of 2012, the market contained 21,979,267 sq. ft. of retail space located in 2,245 buildings. The overall vacancy rate was 1.4%, with quoted rental rates of $68.76 per sq. ft. The 155 Fifth Avenue Property is located in the Gramercy Park retail submarket. As of the end of the fourth quarter of 2012, the submarket contained 2,789,808 sq. ft. located in 240 buildings. The overall vacancy rate was 0.5%, with quoted rental rates of $84.00 per sq. ft.

The appraiser concluded that there are 26 buildings competitive with the 155 Fifth Avenue Property, which contain a total net rentable area of 2,133,024 sq. ft. of office space. The overall occupancy rate for these buildings was 96.7%. Asking rent for the competitive properties reportedly ranged from $50.00 per sq. ft. to $63.00 per sq. ft.

Statistics as of 4Q 2012 in the office market and submarket are shown below.

Category	Total Midtown South - Office	Gramercy Park - Office
Existing Supply (Sq. Ft.)	544,800,444	26,624,461
Average Vacant	7.4%	3.8%
Average Rent Per Sq. Ft.	$49.48	$53.39
Source: Market research

Statistics as of 4Q 2012 in the retail market and submarket are shown below.

Category	Total Midtown South - Retail	Gramercy Park - Retail
Existing Supply (Sq. Ft.)	63,492,289	2,789,808
Average Vacant	2.0%	0.5%
Average Rent Per Sq. Ft.	$50.50	$84.00
Source: Market research

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2010	12/31/2011	Annualized 9/30/2012	U/W	U/W Per Sq. Ft.
Base Rent(1)	$453,384	$1,342,256	$1,828,555	$2,856,112	$81.51
Value of Vacant Space / (concessions)	0	0	0	0	0.00
Rent Steps(2)	0	0	0	84,966	2.42
Straight-Line Rent	0	0	0	0	0.00
Mark-to-Market Adjustment	0	0	0	0	0.00
Gross Potential Rent	$453,384	$1,342,256	$1,828,555	$2,941,078	$83.94
Total Recoveries	37,623	92,946	91,460	110,877	3.16
Total Other Income	11,021	26,487	25,729	19,079	0.54
Less: Vacancy(3)	0	0	0	(152,598)	(5.0%)
Effective Gross Income	$502,028	$1,461,689	$1,945,744	$2,918,436	$83.29
Total Operating Expenses	312,280	425,854	346,876	497,665	14.20
Net Operating Income	$189,748	$1,035,835	$1,598,868	$2,420,770	$69.09
TI/LC	0	0	0	88,048	2.51
Capital Expenditures	0	0	0	5,256	0.15
Net Cash Flow	$189,748	$1,035,835	$1,598,868	$2,327,467	$66.43
(1)	U/W Base Rent is based on the rent roll dated November 1, 2012.
(2)	U/W Rent Steps includes contractual rent increases through February 28, 2014.
(3)	Less: Vacancy includes an underwritten adjustment of 5.0%.

Property Management.    The 155 Fifth Avenue Property is self-managed.

Lockbox / Cash Management.    The 155 Fifth Avenue Loan is structured with a soft, springing hard lockbox and springing cash management. A hard lockbox and active cash management are required during the occurrence and continuation of any of the following: (i) an event of default, (ii) a bankruptcy event of the Borrower, Sponsor or property manager, (iii) the trailing-twelve DSCR as determined by the lender falling below 1.10x or (iv) the occurrence of a C. Wonder Trigger Event (as defined below). In addition, all excess cash is required to be swept into a lender controlled account upon the occurrence of (i), (ii) or (iii) (collectively, a “Cash Sweep Event”). The Borrower has the ability to cure a Cash Sweep Event caused by (iii) above by depositing with the Lender, into a DSCR Cure Reserve cash or a letter of credit equal to Total Remaining Cash Flow (defined as an amount calculated by the Borrower and approved by the Lender, and is equal to the sum total of the projected net cash flow of the Borrower for the next six (6) month period assuming, for the purpose of the calculation of net cash flow, that gross income from operations is the greater of (i) the actual gross income from operations, or (ii) an amount that is sufficient to result in the debt service coverage ratio for the Property for such six (6) month period being equal to or greater than 1.10 to 1.0 for the entirety of such six (6) month period).

A "C. Wonder Trigger Event" shall occur (i) if C. Wonder gives notice of its intention to terminate or not extend or renew its lease for a minimum of five years, (ii) upon an event of default under the C. Wonder lease, (iii) upon the bankruptcy or insolvency of C. Wonder, (iv) if C. Wonder "goes dark", vacates, ceases to occupy or discontinues its operations at its leased premises, or (v) upon the date that is 12 months prior to the expiration of the C. Wonder lease unless C. Wonder has extended the C. Wonder lease for at least 5 years.  Upon the occurrence of a C. Wonder Trigger Event, all excess cash flow is swept into the C. Wonder Rollover Account.  In lieu of deposits of excess cash, the Borrower may deposit cash or a letter of credit equal to $1,800,000.  Funds on deposit in the C. Wonder Rollover Account shall be disbursed to Borrower for tenant improvements and leasing commissions with respect to the C. Wonder space in accordance with the terms and provisions governing the release of funds in the TI/LC Reserve Account.

Initial Reserve.    At closing, the Borrower deposited $150,000 into a TI/LC Reserve account. In the event that the balance of such account falls below $50,000, a monthly escrow for annual tenant improvements and leasing commissions equal to $5,840 will be required, subject to a cap of $150,000 (as such amount and cap may be adjusted by lender subject to a review of the leases at the Property), subject to replenishment. At closing, Borrower deposited $2.8 million into a C. Wonder Reserve Obligation Reserve Account. Funds from such account shall be released upon the occurrence of, among other things, the following: (i) a temporary or permanent certificate of occupancy for retail use being issued for the C. Wonder space, (ii) C. Wonder taking full occupancy and paying full contractual, rent as evidenced by an estoppel certificate acceptable to Lender, (iii) no event of default shall have occurred and be continuing and (iv) all code violations with respect to the C Wonder space have been cured and removed of record. Per the 155 Fifth Avenue Loan documents, Borrower is also required to deposit $467,500 into a C. Wonder Free Rent Reserve Account. Funds from such account shall be released provided that no event of default has occurred and is continuing and the C. Wonder lease remains in full force and effect, after which funds on deposit in such reserve account shall be disbursed on each monthly payment date in the amount

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

attributable to free rent for such month.  At closing, Borrower also deposited $11,250  into an immediate repair reserve to be disbursed to reimburse Borrower for performing certain required repairs at the Property.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The 155 Fifth Avenue Loan documents permit a subordinate mezzanine loan from an institutional lender, reasonably acceptable to lender, subject to, among other things, minimum aggregate DSCR of not less than 1.40x, maximum aggregate LTV that is no greater than 60.0% and an intercreditor agreement reasonably acceptable to the lender.

Partial Release/Defeasance. Following the Condominiumization (as defined below) of the 155 Fifth Avenue Property,  Borrower shall have the right to obtain the release of either condo unit from the lien of the mortgage/deed of trust by defeasing a portion of the 155 Fifth Avenue Loan, subject to the terms and conditions applicable to defeasance in the loan documents and, among other things, the following: (i) the ratio of the unpaid principal balance of the 155 Fifth Avenue Loan to the value of the remaining unit is equal to or less than 125% or (ii) the Borrower pays down the 155 Fifth Avenue Loan by an amount not less than the least of (a) the net proceeds of an arm's length sale of the Release unit (b) the fair market value of the release unit at the time of the release or (c) an amount such that the loan-to-value ratio of the 155 Fifth Avenue Loan (taking into account any mezzanine loan) does not increase after the release, among other conditions.

Borrower shall have the ability to convert the 155 Fifth Avenue Property to a condominium structure consisting of one retail unit, consisting of the retail and adjoining spaces constituting the current premises demised to C. Wonder, and one office unit, consisting of the balance of the 155 Fifth Avenue Property, subject to the lender’s receipt and review of condominium documentation and such additional terms and conditions to be set forth in the loan documents (such conversion, “Condominiumization”).

Certificate of Occupancy.    In connection with the completion of the build-out of the retail space occupied by C. Wonder, Borrower is obligated to cause the issuance of a temporary and final certificate of occupancy for the 155 Fifth Avenue Property as well as to cure all open building violations that are of record.  Borrower is required to deliver copies of such certificates of occupancy and evidence of compliance with its obligations hereunder to Lender; Borrower and Sponsor are liable for losses on account of Borrower’s failure to comply with such obligations.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.

155 Fifth Avenue New York, NY 10003	Collateral Asset Summary 155 Fifth Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,212,819 60.9% 1.35x 8.3%

155 Fifth Avenue
155 Fifth Avenue
New York, NY 10003
MANHATTAN
Flatiron District
Chelsea
Garment Dist.
Meatpacking District
West Village
Greenwich Village
East Village
Stuyvesant Town
NoHo
SoHo
Nolita
Little Italy
Lower East Side
Tribeca
Hudson River
Lincoln Tunnel
Holland Tunnel
FDR Drive
Madison Square Park
Union Square
Washington Square
Gramercy Park
Stuyvesant Square
Tompkins Square Park
Flatiron Building
Empire State Building
Macy's
New York University
Metropolitan Life Building
General Post Office
Madison Square Garden
NEW YORK CITY
NEW JERSEY
MANHATTAN
QUEENS
BROOKLYN
Hudson River
East River
Central Park
Hoboken
Weehawken
Union City
Jersey City
Secaucus
North Bergen
West New York
Long Island City
Astoria
Upper West Side
Upper East Side
West Side
East Side
Midtown
Chelsea
Greenwich Village
SoHo
Chinatown
Financial District

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-177354) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-713-1030.